PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 7, 1996)
--------------------------------------------------------------------------------

                                  $185,188,000
                 Access Financial(TM) Mortgage Loan Trust 1997-2
             Mortgage Loan Pass-Through Certificates, Series 1997-2

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      $39,812,000 Class A-1 Group I  Certificates, Variable Pass-Through Rate
      $21,165,000 Class A-2 Group I Certificates, 7.000% Pass-Through Rate $10,000,000 Class A-3 Group I Certificates, 7.300% Pass-Through Rate
      $ 8,175,000 Class A-4 Group I Certificates, 7.675% Pass-Through Rate $10,000,000 Class A-5 Group I Certificates, 7.275% Pass-Through Rate $96,036,000 Class A-6 Group II Certificates, Variable Pass-Through Rate
--------------------------------------------------------------------------------
       [LOGO]            Access Financial Lending Corp.
                          Company and Master Servicer
--------------------------------------------------------------------------------

The Access Financial Mortgage Loan Pass-Through Certificates, Series 1997-2 (the "Certificates") will consist of six classes of offered certificates, the Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates, the Class A-5 Group I Certificates (collectively, the "Class A Group I Certificates" or the "Group I Certificates") and the Class A-6 Group II Certificates (the "Class A-6 Group II Certificates" or the "Group II Certificates", together with the Group I Certificates the "Class A Certificates") which represent beneficial ownership interests in Access Financial Mortgage Loan Trust 1997-2 (the "Trust"). The assets of the Trust consist primarily of a pool (the "Pool") of fixed and adjustable rate, amortizing mortgage loans which are secured by first or second liens on residential properties (the "Mortgage Loans"), and the Certificate Insurance Policy (as defined below; see the Index of Principal Definitions on page i hereof) covering the Class A Certificates.

The Company will have obtained on or before the Closing Date a financial guaranty insurance policy (the "Certificate Insurance Policy") from Financial Security Assurance Inc. (the "Certificate Insurer") which will unconditionally and irrevocably guarantee payment of certain amounts due to the Owners of the Class A Certificates to the extent described herein; see "The Certificate Insurance Policy and the Certificate Insurer -- The Certificate Insurance Policy" in this Prospectus Supplement.
                                                (Cover  continued  on next page)
                                   [LOGO] FSA
--------------------------------------------------------------------------------
For a discussion of certain risk factors regarding an investment in the Class A Certificates, see "Risk Factors" on page S-17 herein and on page 15 of the accompanying Prospectus.
--------------------------------------------------------------------------------

Prudential Securities Incorporated and J.P. Morgan Securities, Inc. (the "Underwriters") have agreed to purchase from the Trust the Class A-1 Group I Certificates at an aggregate price of 99.75% of the principal amount thereof, the Class A-2 Group I Certificates at an aggregate price of 99.75% of the principal amount thereof, the Class A-3 Group I Certificates at an aggregate price of 99.75% of the principal amount thereof, the Class A-4 Group I Certificates at an aggregate price of 99.75% of the principal amount thereof, the Class A-5 Group I Certificates at an aggregate price of 99.75% of the principal amount thereof and the Class A-6 Group II Certificates at an aggregate price of 99.75% of the principal amount thereof (representing $184,725,030 aggregate proceeds to the Company before deducting expenses payable by the Company, estimated at $350,000) plus accrued interest, if any, from May 2, 1997 to the Closing Date for the Class A-2, A-3, A-4 and A-5 Group I Certificates subject to the terms and conditions set forth in the Underwriting Agreement dated May 22, 1997 among the Underwriters and the Company. See "Underwriting" in this Prospectus Supplement.

The Underwriters propose to offer the Class A Certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. For further information with respect to the plan of distribution and any discounts, commissions or profits on resale that may be deemed underwriting discounts or commissions, see "Underwriting" in this Prospectus Supplement.

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

The Class A Certificates are offered hereby by the Underwriters when, as and if issued by the Trust, delivered and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, CEDEL, S.A. and Euroclear on or about May 29, 1997 against payment in immediately available funds.

Prudential Securities Incorporated                             J.P. Morgan & Co.

May 22, 1997

(Cover continued from previous page)

The Class A Group I Certificates will represent undivided ownership interests in a group ("Group I") of Mortgage Loans in the Trust which bear fixed rates of interest, and the Class A-6 Group II Certificates will represent undivided ownership interests in a group ("Group II") of Mortgage Loans in the Trust which bear adjustable rates of interest. Group I and Group II are collectively referred to herein as the "Mortgage Loan Groups" and each singularly, a "Mortgage Loan Group".

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among Access Financial Lending Corp. as the Company (the "Company"), and as Master Servicer (the "Master Servicer"), Access Financial Receivables Corp., a Delaware corporation (the "Transferor"), and The Chase Manhattan Bank (the "Trustee"). On or prior to the Closing Date, the Company will acquire the Mortgage Loans from the Originators, as described herein. Pursuant to a Purchase and Sale Agreement dated as of May 1, 1997 (the "Sale Agreement"), the Company will sell the Mortgage Loans to the Transferor. The Transferor will in turn sell the Mortgage Loans to the Trust pursuant to the Pooling and Servicing Agreement. In addition to the Class A Certificates, the Trust will also issue a subordinate Class of Certificates with respect to Group I and Group II (the "Class B Certificates"), and one or more Classes of Residual Certificates. Only the Class A Certificates are offered hereby. Distributions of interest on the Class A Certificates are of an equal priority to the extent described herein, and distributions on the Class B Certificates and on the Residual Certificates are subordinate to distributions on the Class A Certificates to the extent described herein. See "Description of the Certificates" herein.

All of the Mortgage Loans were originated under the Company's Mortgage Loan Program by unaffiliated originators (the "Originators"). Except for certain representations and warranties relating to the Mortgage Loans and certain other matters, Access Financial Lending Corp., Access Financial Receivables Corp., Financial Security Assurance Inc., the Master Servicer, any Sub-Servicers and the Originators will have no obligations with respect to the Certificates.

Distributions of principal and interest on the Class A Certificates will be made to the extent funds are available therefor on the 18th day of each month or if such day is not a business day, on the next succeeding business day commencing June 18, 1997 (each, a "Payment Date") to holders of record as of the close of business on the first business day of the current calendar month (with respect to the Class A Fixed Rate Certificates) or as of the close of business on the business day immediately preceding such Payment Date (with respect to the Class A-1 Group I Certificates and the Class A-6 Group II Certificates), except in the case of the first Payment Date, on which distributions will be made to holders of record as of the Closing Date (each such date being the applicable "Record Date").

An ERISA Plan purchasing the Class A Certificates should consult with its legal advisors concerning the impact of ERISA and the Code with respect to such purchase. See "Risk Factors" and "ERISA Considerations" herein.

There is currently no secondary market for any Class of the Class A Certificates. There can be no assurance that a secondary market for any of the Class A Certificates will develop, or if it does develop, that it will continue.

One or more elections will be made to treat certain assets of the Trust as "real estate mortgage investment conduits" ("REMICs") for federal income tax purposes, pursuant to the Internal Revenue Code of 1986, as amended (the "Code").
See "Federal Tax Consequences" herein.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS
SUPPLEMENT  AND THE  PROSPECTUS  IN  FULL.  SALES OF THE  SECURITIES  MAY NOT BE
CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     THE CLASS A CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ACCESS FINANCIAL LENDING CORP., ACCESS FINANCIAL RECEIVABLES CORP., THE TRUSTEE, THE CERTIFICATE INSURER, ANY SUB-SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT TO THE EXTENT DESCRIBED HEREIN. THE CLASS A CERTIFICATES AND THE MORTGAGE LOANS ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY, NOR HAS ANY GOVERNMENTAL AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                              AVAILABLE INFORMATION

     The Company has filed a Registration Statement under the Securities Act of 1933, as amended, (the "1933 Act") with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Class A Certificates offered pursuant to this Prospectus Supplement and the related Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                             REPORTS TO THE HOLDERS

     So long as the Class A Certificates are in book-entry form, monthly and annual reports concerning such Certificates and the Trust will be sent by the Trustee to Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC") and as registered holder of the Class A Certificates pursuant to the Pooling and Servicing Agreement. DTC will forward such reports to the Participants and indirect participants by mail for forwarding to the Owner of any Class A Certificates (the "Owner" or "Certificateholder"). See "Risk Factors" and "Description of the Certificates -- Reports to Owners". The Trust will not provide any financial information to the Owners which has been examined and reported upon, with an opinion expressed by, an independent public accountant. The Company and the Transferor have determined that their respective financial statements are not material to the offering made hereby. The Trust will have no assets or obligations prior to issuance of the Certificates and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement and the related Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described in the accompanying Prospectus under "Incorporation of Certain Documents by Reference," the financial statements of the Certificate Insurer included in, or as exhibits to, the following documents which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in the Registration Statement of which this Prospectus and Prospectus Supplement form a part:

     (1)  Annual Report on Form 10-K for the year ended December 31, 1996, and

     (2)  Quarterly Report on Form 10-Q for the period ended March 31, 1997.

     The Company will provide, without charge, to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be sent to Access Financial Lending Corp., attention: Law Department, 400 Highway 169 South, Suite 400, St. Louis Park, MN 55426-1106, (612) 542-6500. All financial statements of the Certificate Insurer included in documents filed by Holdings pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

                                     SUMMARY

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Indices of Principal Definitions for the location in either the Prospectus or this Prospectus Supplement of the definitions of certain capitalized terms.

Issuer                        Access  Financial  Mortgage Loan Trust 1997-2 (the
                              "Trust").

Securities Offered            $39,812,000  aggregate  principal  amount of Class
                              A-1 Group I  Certificates,  Variable  Pass-Through
                              Rate;  $21,165,000  aggregate  principal amount of
                              Class   A-2   Group   I    Certificates,    7.000%
                              Pass-Through Rate; $10,000,000 aggregate principal
                              amount of Class A-3 Group I  Certificates,  7.300%
                              Pass-Through Rate;  $8,175,000 aggregate principal
                              amount of Class A-4 Group I  Certificates,  7.675%
                              Pass-Through Rate; $10,000,000 aggregate principal
                              amount of Class A-5 Group I  Certificates,  7.275%
                              Pass-Through   Rate;  and  $96,036,000   aggregate
                              principal   amount   of   Class   A-6   Group   II
                              Certificates.

Company                       Access   Financial   Lending   Corp.,  a  Delaware
                              corporation (the "Company") and a wholly-owned subsidiary of Access Financial Holdings Corp.

Transferor                    Access  Financial  Receivables  Corp.,  a Delaware
                              corporation (the "Servicer").

Trustee                       The Chase Manhattan Bank (the "Trustee").

Originators of the
  Mortgage Loans              The  Mortgage  Loans to be  acquired  by the Trust
                              have  been   acquired  by  the  Company  from  the
                              Originators, in accordance with the Company's underwriting criteria.

Original Pool Principal
  Balance $185,196,880.19 as of the close of business on the Cut-Off Date.

Original Group I
  Pool Principal Balance      $89,156,666.34  as of the close of business on the
                              Cut-Off Date.

Original Group II
  Pool Principal Balance      $96,040,213.85  as of the close of business on the
                              Cut-Off Date.

Closing Date                  On or about May 29, 1997.

Cut-Off Date                  May 1, 1997.

Description of the
  Certificates                The  Certificates  will  be  issued  by the  Trust
                              pursuant to a Pooling and  Servicing  Agreement to
                              be  dated  as of May 1,  1997  (the  "Pooling  and
                              Servicing  Agreement")  among the Master Servicer,
                              the Company,  the Transferor and the Trustee.  The
                              $89,152,000  aggregate principal amount of Class A
                              Group I Certificates  (collectively,  the "Class A
                              Group   I   Certificates"    or   the   "Group   I
                              Certificates"),   and  the  $96,036,000  aggregate
                              principal   amount   of   Class   A-6   Group   II
                              Certificates    (the    "Class    A-6   Group   II
                              Certificates" or the "Group II Certificates"), are senior certificates as described herein.

                              The assets of the Trust initially will include two groups (each, a "Mortgage Loan Group") of closed-end mortgage loans (the "Mortgage Loans") secured by mortgages or deeds of trust (the "Mortgages") on one-to-four family residential properties (the "Mortgaged Properties") to be conveyed to the Trust on the Closing Date. The Group I Certificates will represent undivided ownership interests in a group of fixed-rate
                              Mortgage Loans ("Group I"). The Group II Certificates will represent undivided ownership interests in a group of adjustable-rate Mortgage Loans ("Group II").

                              The Trust will issue a subordinate Class of Certificates with respect to Group I and Group II (the "Class B Certificates"), which are subordinated to the Class A Group I Certificates and the Class A-6 Group II Certificates. The Class B Certificates are not being offered hereby. The Trust will also issue one residual class of Certificates with respect to each REMIC election made by the Trust (the "Residual Certificates") which are not being offered hereby and will initially be retained by the Company or its affiliates. The Class A Group I Certificates, the Class A-6 Group II Certificates, the Class B Certificates and the Residual Certificates are collectively referred to as the "Certificates". The Class A Group I Certificates and the Class A-6 Group II Certificates are collectively referred to as the "Class A Certificates".

A. Class A Group I
   Certificates              The Class A Group I Certificates  represent senior
                              beneficial ownership interests in Group I. One hundred percent (100%) of the Group I Insured Distribution Amount (as described herein under "Description of the Certificates") due to the Owners of the Class A Group I Certificates on each Payment Date is guaranteed by the Certificate Insurer. The final scheduled Payment Date for the Class A-1 Group I Certificates is March 18, 2012, for the Class A-2 Group I Certificates is June 18, 2016, for the Class A-3 Group I Certificates is October 18, 2023, for the Class A-4 Group I Certificates is June 18, 2027 and for the Class A-5 Group I Certificates is June 18, 2027. Each Class of Class A Group I Certificates is issuable in original principal amounts of $1,000 and integral multiples thereof except that one certificate for each Class of Class A Group I Certificates may be issued in a different amount.

B. Class A-6 Group
   II Certificates            The  Class  A-6  Group II  Certificates  represent
                              senior beneficial ownership interests in Group II.
                              One hundred percent (100%) of the Group II Insured
                              Distribution  Amount (as  described  herein  under
                              "Description  of  the  Certificates")  due  to the
                              Owners of the Class A-6 Group II  Certificates  on
                              each Payment Date is guaranteed by the Certificate
                              Insurer.  The final scheduled Payment Date for the
                              Class A-6 Group II  Certificates  is May 18, 2027.
                              The Class A-6 Group II  Certificates  are issuable
                              in  original   principal  amounts  of  $1,000  and
                              integral   multiples   thereof   except  that  one
                              certificate may be issued in a different amount.

The Mortgage Loan
  Pool The statistical information concerning the Pool of Mortgage Loans is based upon Pool information as of the close of business on May 1, 1997 (the "Cut-Off Date").

                              The Pool of Mortgage Loans consists of Notes secured by mortgages, deeds of trust or other instruments creating liens or estates in fee simple interests ("Mortgages") on one- to four-family residential properties, including investment properties. The Mortgage Loans will not be insured by primary mortgage insurance policies, nor will any pool insurance insure the Mortgage Loans. The Mortgage Loans are not guaranteed by the Company, the Master Servicer, the Sub-Servicers, the Trustee or any of their respective affiliates. The Mortgage Loans will be serviced by the Master Servicer on a "scheduled/actual" basis (i.e., "scheduled" interest and "actual" principal receipts are required to be remitted by the Master Servicer to the Trustee each month).

                              Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups ("Group I" or "Group II", each, a "Mortgage Loan Group") comprised of Mortgage Loans which bear fixed-interest rates only in the case of Group I, and Mortgage Loans which bear adjustable interest rates only in the case of Group II. As of the Cut-Off Date, the Mortgage Loans in Group I had an aggregate principal balance of approximately $89,156,666.34 (the "Original Group I Pool Principal Balance") and the Mortgage Loans in Group II had an aggregate principal balance of approximately $96,040,213.85 (the "Original Group II Pool Principal Balance"). The sum of the Original Group I Pool Principal Balance and the Original Group II Pool Principal Balance is equal to the "Original Pool Principal Balance".

                              The Pool of Mortgage Loans in Group I consists of approximately 1,502 Mortgages secured by Mortgaged Properties located in 42 states and the District of Columbia. The Pool of Mortgage Loans in Group I consists as of the Cut-Off Date and as a percentage of the Original Group I Pool Principal Balance, of approximately 95.98% of loans secured by first liens on the related Mortgaged Properties and approximately 4.02% of loans secured by second liens on the related Mortgaged Properties. The Pool of Mortgage Loans in Group I consists of approximately 94.69% of loans secured by primary residences. 51.11% of the Mortgage Loans in Group I will be fully amortizing and 48.89% of the Mortgage Loans in Group I are partially amortizing loans ("Balloon Loans"). The weighted average Combined Loan-to-Value Ratio (with property values calculated as of the time of origination of the related Mortgage Loan) of the Pool of Mortgage Loans in Group I is approximately 74.246% with a range from approximately 11.000% to approximately 90.000%; the weighted average stated remaining term to maturity is approximately 233 months, with a range from 56 months to 360 months; the weighted average number of months since origination is approximately 2 months; the average principal balance of the Mortgage Loans in Group I is approximately $59,358.63, the highest principal balance is approximately $479,199.96 and the lowest principal balance is approximately $10,000.00; the coupon rates (the "Coupon Rates") of the Mortgage Loans in Group I range from 7.500% per annum to 17.950% per annum, with a weighted average Coupon Rate of approximately 11.594% per annum.

                              The Pool of Mortgage Loans in Group II consists of approximately 1,059 Mortgages secured by Mortgaged Properties located in 40 states and the District of Columbia. The Pool of Mortgage Loans in Group II consists as of the Cut-Off Date and as a percentage of the Original Group II Pool Principal Balance, of 100% of loans secured by first liens on the related Mortgaged Properties. The Pool of Mortgage Loans in Group II consists of approximately 96.50% of loans secured by primary residences. 99.96% of the Mortgage Loans in Group II will be fully amortizing and 0.04% of the Mortgage Loans in Group II are Balloon Loans. The weighted average Loan-to-Value Ratio (with property values calculated as of the time of origination of the related Mortgage Loan) of the Pool of Mortgage Loans in Group II is approximately 77.657% with a range from approximately 28.000% to approximately 90.000%; the weighted average stated remaining term to maturity is approximately 358 months, with a range from 171 months to 360 months; the weighted average number of months since origination is approximately 1 month; the average principal balance of the Mortgage Loans in Group II is approximately $90,689.53, the highest principal balance is approximately $450,000.00 and the lowest principal balance is approximately $13,921.17; the Coupon Rates of the Mortgage Loans in Group II range from 6.990% per annum to 14.250% per annum, with a weighted average Coupon Rate of approximately 10.242% per annum; the margins of the Mortgage Loans in Group II range from 3.625% to 9.750% with a weighted average margin of approximately 6.453% per annum. The Coupon Rates of Mortgage Loans in Group II bear interest rates that adjust semi-annually based on six-month LIBOR. In general the interest rates on the Mortgage Loans in Group II are subject to periodic interest rate caps and lifetime interest rate ceilings. 45.37% of the aggregate principal balance of the Mortgage Loans in Group II were fixed rate loans that, in 2 years from origination, will be converted into variable rate loans and 0.47% of the aggregate principal balance of the Mortgage Loans in Group II were fixed rate loans that, in 3 years from origination, will be converted into variable rate loans.

Class A-1 Pass-
  Through Rate                On each Payment Date, the "Class A-1  Pass-Through
                              Rate"  will  be  equal  to the  lesser  of (i) the
                              London interbank offered rate for one-month United
                              States dollar  deposits  ("LIBOR")  (calculated as
                              described under  "Description of the  Certificates
                              -- Calculation of LIBOR") as of the second to last
                              business  day prior to the  immediately  preceding
                              Payment  Date  (or as of the  second  to the  last
                              business day prior to the Closing Date in the case
                              of the first  Payment  Date)  plus 0.10% per annum
                              and (ii) the  weighted  average  net  coupon  rate
                              (i.e.,  the  weighted  average  coupon rate on the
                              Mortgage  Loans in Group I less the sum of the per
                              annum rates at which the Servicing  Fees,  Trustee
                              fees  and   Certificate   Insurer   premiums   are
                              calculated, which sum shall not exceed 0.75% for any Payment Date) for Group I for such Payment
                              Date (the  "Group I Available  Funds  Pass-Through
                              Rate").

Class A-2 Pass-
  Through Rate                7.000% per annum.

Class A-3 Pass-
  Through Rate                7.300% per annum.

Class A-4 Pass-
  Through Rate 7.675% per annum; provided, that on no Payment Date will the Class A-4 PassThrough Rate be greater than the Group I Available Funds Pass-Through Rate.

Class A-5 Pass-
  Through Rate                7.275% per annum.

Class A-6 Pass-
  Through Rate On each Payment Date, the "Class A-6 Pass-Through Rate" will be equal to the lesser of
                              (i) LIBOR as of the second to last business day prior to the immediately preceding Payment Date (or as of the second to the last business day prior to the Closing Date in the case of the first Payment Date) plus 0.23% per annum, and (ii) the weighted average net coupon rate (i.e., the weighted average coupon rate on the Mortgage Loans in Group II less the sum of the per annum rates at which the Servicing Fees, Trustee fees and Certificate Insurer premiums are calculated, which sum shall not exceed 0.75% for any Payment Date) for Group II for such Payment Date and less 0.50% on the 13th Payment Date and thereafter (the "Class A-6 Available Funds Pass-Through Rate").

                              The "Class A-6 Formula Pass-Through Rate" for a Payment Date is the rate described in clause (i) of the definition of "Class A-6 Group II Pass-Through Rate" on such Payment Date. The excess, if any, of (x) the interest due on the Class A-6 Certificates on any Payment Date calculated at the Class A-6 Formula Pass-Through Rate over (y) the interest due on the Class A-6 Certificates calculated at the Class A-6 Available Funds Pass-Through Rate is the "Group II Supplemental Interest Amount" for such Payment Date.

                              If, on any Payment Date, there is a Group II Supplemental Interest Amount calculated for any Payment Date, such amount shall be payable from amounts that would otherwise be distributed to the Owners of the Class B Certificates, and the Owners of certain of the Class R Certificates have agreed to pay any remaining amounts. If the full amount of the Group II Supplemental Interest Amount is not paid on a Payment Date, then the amount not paid will accrue interest at the Class A-6 Formula Pass-Through Rate until actual payment.

                              The Certificate Insurer does not guarantee the payment of, nor do the ratings assigned to the Class A-6 Certificates address the likelihood of the payment of, any Supplemental Interest Amount.

Payment Dates, Record Dates
  and Accrual Periods         On the 18th day of each month,  or, if such day is
                              not a  business  day,  then  the  next  succeeding
                              business day,  commencing June 18, 1997 (each such
                              day being a "Payment  Date"),  the Trustee will be
                              required to  distribute to the Owners of record of
                              the  Certificates  as of the close of  business on
                              the first  business  day of the  current  calendar
                              month  (with  respect  to the  Class A Fixed  Rate
                              Certificates)  or as of the close of  business  on
                              the  business  day   immediately   preceding  such
                              Payment Date (with  respect to the Class A-1 Group
                              I   Certificates   and  the  Class  A-6  Group  II
                              Certificates),  except  in the  case of the  first
                              Payment Date, on which  distributions will be made
                              to holders of record as of the Closing  Date (each
                              such date being the applicable "Record Date") such
                              Owners'   Percentage   Interests  in  the  amounts
                              required to be distributed to the Owners of each Class of Certificates on such Payment Date.

                              Interest will accrue on each Class A-2, A-3, A-4 and A-5 Group I Certificate during the period from and including the second day of the month preceding the month in which a Payment Date occurs through and including the first day of the month in which such Payment Date occurs and on each Class A-1 Group I Certificate and Class A-6 Group II Certificate from and including each Payment Date (or the Closing Date, with respect to the initial Payment Date) to and including the day preceding the current Payment Date. Each period referred to in the immediately preceding sentence relating to the accrual of interest is the
                              "Accrual Period" for the related Class of Certificates. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for the Class A-2, A-3, A-4 and A-5 Group I Certificates. Interest for the Class A-1 Group I Certificates and the Class A-6 Group II Certificates will be calculated based upon the actual number of days in the related Accrual Period, divided by 360.

Distributions on the
  Certificates

A. Priority of
   Distributions              As more  fully  described  herein,  each  Class of
                              Certificates  has  a  specified  priority  to  the
                              collections  on the Pool of  Mortgage  Loans which
                              comprise the related Mortgage Loan Group,  subject
                              to   the    credit    enhancement    and    cross-
                              collateralization      provisions      hereinafter
                              described.   In   addition,   Financial   Security
                              Assurance   Inc.,  as  Certificate   Insurer,   is
                              required  pursuant  to the  Certificate  Insurance
                              Policy to make  available  to the  Trustee on each
                              Payment  Date 100% of the related  Class A Insured
                              Distribution  Amount for the related Mortgage Loan
                              Group to the extent that available funds remaining
                              after   payment   of   the   Trustee's   fee   are
                              insufficient to cover such amount.

                              The Owners of the Class A Group I Certificates and the Class A-6 Group II Certificates will receive certain monthly distributions of principal on each Payment Date which generally reflect collections of principal during the prior Remittance Period with respect to the related Mortgage Loan Group. The Certificate Insurance Policy only guarantees the amount by which the sum of the related
                              Interest Distribution Amount and the related Subordination Deficit, if any, exceeds Total Available Funds.

B. Distributions on the
   Class A Certificates

   1. Interest
      Distributions           Interest  will  accrue  on each  Class  of Class A
                              Certificates  at the related Class A  Pass-Through
                              Rate during each Accrual  Period for such Class of
                              Certificates,  and  will  be  distributed,  to the
                              extent  of  the  Total  Available  Funds  for  the
                              related  Mortgage  Loan Group plus the proceeds of
                              any  Insured  Payments,   on  each  Payment  Date.
                              Interest   accruing  during  the  related  Accrual
                              Period at the related Class A Pass-Through Rate on
                              the related Class A Principal Balance  immediately
                              preceding  such Payment Date is referred to herein
                              as the "Class A Interest  Distribution Amount" for
                              the  related  Class of Class A  Certificates.  The
                              "Class A Interest  Distribution  Amount"  does not
                              include the amounts,  if any, of the  Supplemental
                              Interest Amount  applicable to the Class A-6 Group
                              II   Certificates.   See   "Description   of   the
                              Certificates -- Flow of Funds and Distributions on the Class A Certificates" herein.

    2. Principal
       Distributions          The  Holders  of the Class A  Certificates  issued
                              with respect to each  Mortgage  Loan Group will be
                              entitled  to  receive  on  each   Payment  Date  a
                              distribution  allocable to principal (the "Class A
                              Principal  Distribution  Amount" for such Mortgage
                              Loan Group and Payment Date) which will be equal to the lesser of:

                              (a) the  Total  Available  Funds  for the  related
                                  Mortgage Loan Group plus any related Insured Payment minus the interest then due on account of the related Class A Certificates; and

                              (b) (i) the sum, without duplication, of:

                                  (x) for  the  Mortgage  Loans  in the  related
                                      Mortgage  Loan  Group,  the sum of (i) the
                                      principal portion of all scheduled and
                                      unscheduled   payments   received  on  the
                                      Mortgage    Loans   during   the   related
                                      Remittance Period,  including (a) any full
                                      or partial  principal  prepayments  of any
                                      Mortgage  Loans  ("Prepayments")  received
                                      during the related  Remittance Period, (b)
                                      the  proceeds  received  on any  insurance
                                      policy  relating  to a  Mortgage  Loan,  a
                                      Mortgaged Property or a REO Property,  net
                                      of proceeds to be applied to the repair of
                                      the Mortgaged  Property or released to the
                                      Mortgagor  (as defined  herein) and net of
                                      expenses      reimbursable       therefrom
                                      ("Insurance   Proceeds"),   (c)   proceeds
                                      received    in    connection    with   the
                                      liquidation  of  any  defaulted   Mortgage
                                      Loans,    whether   by   trustee's   sale,
                                      foreclosure      sale     or     otherwise
                                      ("Liquidation Proceeds"),  net of fees and
                                      advances   reimbursable   therefrom  ("Net
                                      Liquidation  Proceeds")  and (d)  proceeds
                                      received in connection  with a taking of a
                                      Mortgaged  Property by condemnation or the
                                      exercise   of   eminent   domain   or   in
                                      connection with a release of part of the Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"),
                                      (ii) the principal portion of all amounts deposited into the Principal and Interest Account on the related Remittance Date in connection with the repurchase of, or the substitution of a substantially similar mortgage loan for, a Mortgage as to which there is defective documentation or a breach of a representation or warranty contained in the Pooling and Servicing Agreement, and (iii) the proceeds received by the Trustee in connection with any termination of the Trust, to the extent that such proceeds relate to principal.

                                  (y) the  amount of any  Subordination  Deficit
                                      with respect to the related  Mortgage Loan
                                      Group for such Payment Date; and

                                  (z) the amount of any  Subordination  Increase
                                      Amount   with   respect  to  the   related
                                      Mortgage Loan Group for such Payment Date;

                                                     minus

                              (ii) the amount of any Subordination Reduction Amount with respect to the related Mortgage Loan Group for such Payment Date.

                              The amount of any Subordination Deficit or Subordination Increase Amount to be paid to the Holders of the Class A Certificates will be paid to the Holders of the Class A Certificates then entitled to receive distributions of principal. Similarly, the amount of any Subordination Reduction Amount to be deducted from the Class A Principal Distribution Amount for the Class A Certificates will be deducted from such amounts otherwise due to the Holders of the Class A Certificates then entitled to receive distributions of principal.

                              The amount of any loss on a Liquidated Mortgage Loan in the related Mortgage Loan Group (i.e., a Realized Loss) may or may not be allocated to the Owners of the Class A Certificates issued with respect to such Mortgage Loan Group on the Payment Date which immediately follows the event of loss. However, the Owners of each Class of the Class A Certificates are entitled to receive ultimate recovery of 100% of the original principal balance for such Class.

                              Principal distributions with respect to the Class A Group I Certificates will generally be distributed in a sequential-pay fashion, subject to the "lockout" provisions applicable to the Class A-5 Group I Certificates.

                              The Owners of the Class A-5 Group I Certificates are entitled to receive payments of the Class A-5 Lockout Distribution Amount specified herein; provided, that if on any Payment Date the Class A-4 Certificate Principal Balance is zero, the Owners of the Class A-5 Group I Certificates will be entitled to receive the entire Class A Principal Distribution Amount for Group I for such Payment Date.

                              The "Class A-5 Lockout Distribution Amount" for any Payment Date will be the product of (i) the applicable Class A-5 Lockout Percentage for such Payment Date and (ii) the Class A-5 Lockout Pro Rata Distribution Amount for such Payment Date.

                              The  "Class  A-5  Lockout   Percentage"  for  each
                              Payment Date shall be as follows:

                              Payment Dates                  Lockout Percentage
                              -------------                  ------------------
                              June 1997 - May 2000                   0%
                              June 2000 - May 2002                  45%
                              June 2002 - May 2003                  80%
                              June 2003 - May 2004                 100%
                              June 2004 and thereafter             140%

                              The  "Class  A-5  Lockout  Pro  Rata  Distribution
                              Amount" for any Payment Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5 Group I Certificates immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Group I Certificates immediately prior to such Payment Date and (y) the Class A Principal Distribution Amount for Group I for such Payment Date.

                              After payment of the Class A-5 Lockout Distribution Amount, the remaining Class A Principal Distribution Amount for Group I shall be paid to the Owners of the other Classes of Class A Group I Certificates sequentially, such that the Class A-4 Group I Certificates are entitled to receive no principal distributions until the Class A-3 Certificate Principal Balance has been reduced to zero, the Class A-3 Group I Certificates are entitled to receive no principal distributions until the Class A-2 Certificate Principal Balance has been reduced to zero, the Class A-2 Group I Certificates are entitled to receive no principal distributions until the Class A-1 Certificate Principal Balance has been reduced to zero.

                              As of any Payment Date, the "Class A Certificate Principal Balance" for a Class of Class A Certificates, prior to any distribution on such Payment Date, will equal the original Class A Certificate Principal Balance of such Class less the sum of all amounts previously distributed to the Owners of the related Class of Class A Certificates on account of principal. "Class A Group I Certificate Principal Balance" refers to the Class A Group I Certificates and the "Class A Group II Certificate Principal Balance" refers to the Class A-6 Group II Certificates.

C.   Class A
     Distribution Amounts
     and Class A Insured
     Distribution Amounts     The "Class A Distribution  Amount" with respect to
                              each  Class of Class A  Certificates  and  Payment
                              Date is the sum, without  duplication,  of (x) the
                              Class A Interest  Distribution Amount with respect
                              to such Class and  Payment  Date,  (y) the Class A
                              Principal   Distribution   Amount,  if  any,  with
                              respect to such Class and Payment Date and (z) the Class A Carry-Forward Amount, if any, with respect to such Class and Payment Date.

                              The "Class A Carry-Forward Amount" means, with respect to each Class of Class A Certificates and Payment Date, the sum, without duplication, of (a) the amount, if any, by which (x) the Class A Distribution Amount for the related Class of Class A Certificates as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, exclusive of any portion thereof representing the proceeds of an Insured Payment, to the Owners of the related Class of Class A Certificates on such immediately preceding Payment Date and (b) interest on the amount, if any, described in clause (a) at the related Class A Pass-Through Rate from such immediately preceding Payment Date.

                              The "Class A Insured Distribution Amount" with respect to each Class of Class A Certificates and Payment Date is the sum, without duplication, of
                              (x) the Class A Interest Distribution Amount with respect to such Class and Payment Date, less interest shortfalls arising from Prepayments of principal and from application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") and (y) the amount of any Subordination Deficit with respect to such Class and Payment Date.

                              To the extent that the Certificate Insurer pays Insured Payments the Certificate Insurer, as subrogee, will be entitled to receive the Class A Carry-Forward Amount.

                              The Pooling and Servicing Agreement provides that to the extent any portion of a Class A Carry-Forward Amount relates to principal such portion shall be treated as a distribution of principal, with any portion which relates to interest being treated as a distribution of interest.

Registration of the
  Class A Certificates        The Class A Certificates  will initially be issued
                              in book-entry form.  Persons acquiring  beneficial
                              ownership  interests in such Class A  Certificates
                              ("Beneficial  Certificate  Owners")  may  elect to
                              hold their interests  through The Depository Trust
                              Company ("DTC"), in the United States, or Centrale
                              de Livraison de Valeurs Mobiliers,  S.A. ("CEDEL")
                              or the Euroclear System ("Euroclear"),  in Europe.
                              Transfers  within DTC, CEDEL or Euroclear,  as the
                              case may be, will be in accordance  with the usual
                              rules and  operating  procedures  of the  relevant
                              system.  So long as the Class A  Certificates  are
                              book-entry certificates, such Class A Certificates
                              will  be   evidenced   by  one  or  more  Class  A
                              Certificates  registered in the name of Cede & Co.
                              ("Cede"),  as  the  nominee  of  DTC or one of the
                              relevant depositories (collectively, the "European
                              Depositories").   Cross-market  transfers  between
                              persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or The Chase Manhattan
                              Bank ("Chase"), the relevant depositories of CEDEL or

                              Euroclear, respectively, and each a participating member of DTC. The Class A Certificates will initially be registered in the name of Cede. The interests of the Owners of such Class A Certificates will be represented by book-entries on the records of DTC and participating members thereof. No Beneficial Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references herein to any Class A Certificates reflect the rights of Beneficial Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See "Risk Factors" and "Description of the Certificates -- Book-Entry Registration of the Class A Certificates" herein.

Servicing of the
  Mortgage Loans              The Master  Servicer  has  agreed to  service  the
                              Mortgage Loans in accordance  with the Pooling and
                              Servicing    Agreement.    In   certain    limited
                              circumstances   and  with  the   consent   of  the
                              Certificate  Insurer,  the Master  Servicer may be
                              removed as Master  Servicer  under the Pooling and
                              Servicing  Agreement.  In the  event  that  Access
                              Financial  Lending  Corp.  is  removed  as  Master
                              Servicer   under   the   Pooling   and   Servicing
                              Agreement, a successor Master Servicer will be appointed thereunder.

                              The Master Servicer has entered into a Sub-Servicing Agreement with respect to the Mortgage Loans. See "The Company" and "Servicing" herein.

Monthly Servicing Fee         The Master Servicer will retain fees not in excess
                              of 0.50% per annum (the "Servicing Fee"), payable monthly at one-twelfth the annual rate, of the then outstanding principal amount of each Mortgage
                              Loan serviced by it as of the close of business on the first day of the preceding calendar month.

Subordination of Class B
  Certificates                The Class B Certificates  are  subordinated to the
                              Class  A  Certificates.   Such   subordination  is
                              intended to enhance the likelihood that the Owners of the Class A Certificates will receive full and timely receipt of all amounts due to them. See
                              "Description of the Certificates -- Subordination of Class B Certificates" herein.

Certificate Insurer           Financial  Security  Assurance  Inc.,  a New  York
                              monoline insurance company.


Certificate
  Insurance Policy            Pursuant to an Insurance and  Indemnity  Agreement
                              dated   as  of  May  1,   1997   (the   "Insurance
                              Agreement"),   the   Company   will   obtain   the
                              Certificate    Insurance    Policy,    which    is
                              non-cancelable,  in favor of the Trustee on behalf
                              of the Owners of the Class A Certificates. On each
                              Payment Date, the Certificate  Insurer is required
                              to make available to the Trustee the amount of any
                              insufficiency  in Total  Available  Funds  for the
                              related  Mortgage  Loan  Group as of such  Payment
                              Date  necessary,  after  the  application  of  the
                              cross-collateralization    provisions    described
                              herein,   to   distribute   the  Class  A  Insured
                              Distribution  Amount  with  respect to the related
                              Mortgage  Loan Group.  The  Certificate  Insurance
                              Policy does not guarantee any specified rate of Prepayments. See "The Certificate Insurance Policy and the Certificate Insurer" and "Description of the Certificates -- Subordination of Class B
                              Certificates" herein.

                              The Trustee or paying agent will (i) receive as attorney-in-fact of each Owner of the Class A Certificates, any Insured Payment from the Certificate Insurer and (ii) disburse the same to each Owner of the related Class A Certificates in accordance with the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or a paying agent), to the Owners of any Class A Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of such Class A Certificates with respect to such Insured Payments. The Certificate Insurer will receive reimbursement for such Insured Payments, but only from the sources and in the manner provided in the Pooling and Servicing Agreement. Such subrogation and reimbursement will have no effect on the Certificate Insurer's obligations under the Certificate Insurance Policy.

Optional
  Termination                 The Company  will have the right to  purchase  all
                              the  Mortgage  Loans on any Payment  Date when the
                              aggregate principal balances of the Mortgage Loans
                              has  declined  to  ten  percent  or  less  of  the
                              Original  Pool  Principal  Balance  (the  "Company
                              Optional   Termination  Date"),   subject  to  the
                              consent  of the  Certificate  Insurer  in  certain
                              circumstances.    See    "Description    of    the
                              Certificates   --  Optional   Termination  by  the
                              Company" herein.

Auction Sale                  The Pooling and Servicing Agreement requires that,
                              within ninety days following the Company  Optional
                              Termination Date, if the Company has not exercised
                              its optional  termination  right by such date, the
                              Trustee  solicit  bids  for  the  purchase  of all
                              Mortgage  Loans  remaining  in the  Trust.  In the
                              event  that  satisfactory  bids  are  received  as
                              described in the Pooling and Servicing  Agreement,
                              the  net  sale  proceeds  will be  distributed  to
                              Certificateholders,  in the same order of priority
                              as collections received in respect of the Mortgage
                              Loans. If satisfactory bids are not received,  the
                              Trustee shall  decline to sell the Mortgage  Loans
                              and shall not be under any  obligation  to solicit
                              any  further  bids  or  otherwise   negotiate  any
                              further sale of the Mortgage Loans.  Such sale and
                              consequent   termination   of   the   Trust   must
                              constitute a "qualified liquidation" of each REMIC
                              established by the Trust under Section 860F of the
                              Internal   Revenue  Code  of  1986,   as  amended,
                              including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days. Such sale shall be subject to the consent of the Certificate Insurer in certain circumstances.

Ratings It is a condition of the original issuance of the Class A Certificates that the Class A Certificates receive ratings of AAA or Aaa by Standard & Poor's, a division of the McGraw-Hill Companies ("S&P") and Moody's Investors Service ("Moody's"), respectively. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity.

                              Such ratings address credit risk, but do not purport to address any prepayment risk associated with the Class A Certificates, nor do such ratings cover the payment of the Supplemental Interest Amounts.

Federal Income
  Tax Consequences            One or  more  elections  will  be  made  to  treat
                              certain  assets of the Trust as one or more REMICs
                              for federal income tax purposes. Each Class of the
                              Class  A  Certificates  will  be  designated  as a
                              "regular interest" in a REMIC and a separate class
                              of   certificates   will  be   designated  as  the
                              "residual  interest"  with  respect to each REMIC.
                              Certificateholders that would otherwise report income under a cash method of accounting will be required to include in income interest on the Class A Certificates (including original issue discount, if any) in accordance with an accrual method of accounting. See "Federal Income Tax
                              Consequences" herein and in the Prospectus.

ERISA Considerations          As described under "ERISA Considerations"  herein,
                              the Class A Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of
                              1974, as amended ("ERISA"), or by individual retirement accounts or Keogh plans covering only a sole proprietor or partner which are not subject to ERISA but are subject to Section 4975 of the Code ("Plans"). See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
  Considerations              The  Class  A  Certificates  will  not  constitute
                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                              ("SMMEA"). Accordingly, many institutions may not be legally authorized to invest in the Class A
                              Certificates.

Risk Factors                  For a discussion of certain factors that should be
                              considered by prospective investors in the Class A
                              Certificates, see "Risk Factors" herein and in the accompanying Prospectus.

                                  RISK FACTORS

     Prospective investors should consider, among other \ things, the following factors (as well as the factors set forth under "Risk Factors" in the accompanying Prospectus) in connection with the purchase of the Class A Certificates.

     Maturity and Prepayment Considerations. All of the Mortgage Loans are prepayable in full or in part at any time. The rate of Prepayments on the Mortgage Loans may be influenced by a variety of economic, social and other factors, including interest rates, the availability of alternative financing and homeowner mobility. Although there is little significant data available on the effects of interest rates on prepayment rates for non-purchase money, non-conforming credit mortgage loans, a number of factors suggest that the prepayment behavior of a pool of such mortgage loans may be significantly different from that of a pool of purchase money, conforming-credit mortgage loans. One such factor is the typically smaller principal balance of the average non-purchase money mortgage loan than that of the average purchase money mortgage conventional loan in the typical pool. A smaller principal balance is easier for a borrower to prepay than a larger balance and therefore a higher prepayment rate may result for a non-purchase money mortgage loan pool than for a pool of purchase money mortgage loans, irrespective of the relative average interest rates in the two pools and the general interest rate environment. A small principal balance, however, also may make refinancing a non-purchase money mortgage loan at a lower loan rate less attractive to the borrower relative to refinancing a larger principal balance non-purchase money mortgage loan, as the perceived impact to the borrower of lower interest rates on the size of the monthly payment on a mortgage loan is much less than for a larger principal balance non-purchase money mortgage loan. Other factors that might be expected to affect the prepayment rate of a pool of mortgage loans include the amounts of, and interest rates on, the related senior mortgage loans, if one exists, and the use of the first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including debt consolidation, home improvement, education expenses and purchases of consumer durables such as automobiles. See "Risk Factors" in the accompanying Prospectus.

     The weighted average life of a pool of loans is the average amount of time for which each dollar of principal on such loans is outstanding. Because it is expected that there will be payments of principal of Mortgage Loans in advance of the scheduled due date for the payments of such principal (the "Prepayments") and defaults on the Mortgage Loans, the actual weighted average life of the Mortgage Loans is expected to vary substantially from the weighted average life of the Mortgage Loans based upon their amortization schedules. Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related first mortgage loans or the Mortgage Loan itself), the sale of Properties subject to due-on-sale clauses, and liquidations due to default, as well as the receipt of proceeds from physical damage insurance policies. In addition, repurchases of Mortgage Loans from the Trust will have the same effect as Prepayments of the related Mortgage Loans. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and the Pooling and Servicing Agreement generally requires the Master Servicer to enforce such provisions unless such enforcement is not permitted by applicable law. See "Description of the Certificates -- Flow of Funds and Distributions on the Class A Certificates", " -- General Servicing Procedures", " -- Termination of the Trust", "Legal Investment Considerations", and "Maturity, Prepayment and Yield Considerations" herein.

     Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. 48.89% of the Original Group I Pool Principal Balance of the Mortgage Loans in Group I, and 0.04% of the Original Group II Pool Principal Balance of the Mortgage Loans in Group II are Balloon Loans. See "Risk Factors" in the accompanying Prospectus.

     Geographic Concentration of Mortgage Loans. Approximately 44.30% of the Original Group I Pool Principal Balance represents Mortgage Loans relating to Mortgaged Properties located in five states: Florida 13.35%, Michigan 11.31%, Ohio 7.39%, Georgia 6.27% and North Carolina 5.98%. Approximately 51.53% of the Original Group II Pool Principal Balance represents Mortgage Loans relating to Mortgaged Properties located in five states: Michigan 18.11%, Minnesota 10.84%, Wisconsin 7.89%, Illinois 7.71% and Texas 6.98%. See "Risk Factors" in the Prospectus.

     Risk of Higher Default Rates for Junior Lien Loans. 4.02% of the Original Group I Pool Principal Balance of the Mortgage Loans relates to Mortgage Loans secured by liens which are in a second position. See "Risk Factors" in the Prospectus.

     Risk of Potential Termination of Trust. The Trust may be terminated subject to the consent of the Certificate Insurer in certain circumstances, when the aggregate principal balances of the Mortgage Loans has declined to ten percent or less of the Original Pool Principal Balance, either by the Company, exercising its optional termination right, or pursuant to the Auction Sale. See "Description of Certificates -- Optional Termination by the Company" and "Description of the Certificates -- Auction Sale". Such a termination would be the equivalent of a prepayment of all the Mortgage Loans. The Owners of the Class A Certificates would receive from the proceeds resulting from any such termination, any interest accrued and unpaid, together with any distribution of principal owed and unpaid, in the order of priority set forth under "Description of Certificates -- Distributions on the Class A Certificates". Any such termination of the Trust will reduce the yield to maturity on Class A Certificates purchased at a premium. See "Description of the Certificates -- Termination of the Trust" herein.

     Effect of Mortgage Loan Yield on Class A-1 and Class A-6 Pass-Through Rate. The Class A-1 Pass-Through Rate is based upon the value of an adjustable index (one-month LIBOR), while the Coupon Rates on the Group I Mortgage Loans are fixed. Consequently, the interest which becomes due on such Mortgage Loans in Group I (net of the Servicing Fees, the Trustee fees and the Certificate Insurer premiums) during any Remittance Period may be less than the amount of interest that would accrue at one-month LIBOR plus the margin on the Class A-1 Group I Certificates, during the related Accrual Period, and will be limited to such lower amount. The Class A-1 Group I Certificates do not contain any "carry-forward" or "catch-up" feature if the amount of interest paid is so limited.

     The Class A-6 Group II Pass-Through Rate is based upon the value of an index (one-month LIBOR) which is different from the value of the indices applicable to the Mortgage Loans in Group II, as described under "The Mortgage Pool -- Group II" (either as a result of the use of a different index, rate determination date, rate adjustment date or rate cap or floor). The Mortgage Loans in Group II primarily adjust semi-annually based upon a six-month LIBOR index whereas the Class A-6 Group II Pass-Through Rate adjusts monthly based on a one-month LIBOR index and is limited by the Class A-6 Available Funds Pass-Through Rate, unless Supplemental Interest Amounts (the payment of which is not insured by the Certificate Insurer and which is not rated) are funded in full. Consequently the actual Class A-6 Pass-Through Rate for a Payment Date may not equal the Class A-6 Formula Pass-Through Rate, for such Payment Date. In particular, the interest rates on the Mortgage Loans in Group II adjust less frequently, with the result that the actual Class A-6 Pass-Through Rate may be lower than the Class A-6 Formula Pass-Through Rate, for extended periods in a rising interest rate environment. In addition, one-month LIBOR and six-month LIBOR may respond to different economic and market factors, and there is not necessarily any correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which one or more Indices are falling or that, even if both one-month LIBOR and six-month LIBOR Indices rise during the same period, one-month LIBOR may rise much more rapidly than six-month LIBOR. See "Class A-6 Pass-Through Rate" in the Summary for this Prospectus Supplement.

                                 USE OF PROCEEDS

     The Trust will acquire the Mortgage Loans from the Transferor (the Transferor having obtained the Mortgage Loans from the Company) concurrently with the sale of the Certificates and the net proceeds from the sale of the Certificates will be paid to the Company. Such net proceeds (together with the Residual Certificates retained by the Company or its affiliates) will, in effect, represent the purchase price paid by the Trust to the Company for the Mortgage Loans. The net proceeds, after funding transaction costs, to be received from the sale of the Mortgage Loans will be added to the Company's general funds and will be available for general corporate purposes.

                                   THE COMPANY

     Access Financial Lending Corp. (the "Company"), a Delaware corporation, provides housing finance programs to consumers throughout the United States through its Mortgage Lending and Manufactured Housing Programs. The Company is the successor by merger of Access Financial Lending Corp., a Delaware corporation (formerly Equicon Corporation), whose principal business was the purchase of non-conforming mortgages, and Access Financial Corp., whose principal business was the retail financing of manufactured housing. The merger occurred on July 1, 1996.

     The Company is a wholly-owned subsidiary of Access Financial Holdings Corp. ("AFH"), which is a Delaware corporation and wholly-owned subsidiary of Cargill Financial Services Corporation ("CFSC"). AFH was formed in January 1996 to facilitate the continued growth of the housing finance business.

     The Company maintains its principal offices at 400 Highway 169 South, Suite 400, St. Louis Park, Minnesota 55426-1106.

     As described herein, the Company will be obligated to repurchase certain Mortgage Loans pursuant to certain representations and warranties made with respect to the Mortgage Loans. See "The Mortgage Loan Pool -- Mortgage Loan Program -- Underwriting Standards; Representations" herein and "Mortgage Loan Program" in the accompanying Prospectus.

                                    SERVICING

     The Master Servicer

     As Master Servicer, Access Financial Lending Corp. will be obligated to service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates -- General Servicing Procedures" herein. The Master Servicer has entered into a sub-servicing agreement with LSI Financial Group, which provides for servicing and administration of the Mortgage Loans. Notwithstanding such sub-servicing agreement, the Master Servicer shall be obligated to the same extent and under the same terms and conditions under the Pooling and Servicing Agreement as if it alone were servicing and administering the Mortgage Loans. See "Description of the Certificates--General Servicing Procedures" herein.

     The Sub-Servicer

     LSI is an approved HUD Title I and Title II servicer. LSI services several securitized and whole loan portfolios comprised of single family mortgage products. LSI's corporate offices are located at 17500 Chenal Parkway, Little Rock, Arkansas 72211. LSI commenced mortgage servicing operations in 1990 and since then has managed and serviced sub-prime conduit programs, distressed RTC portfolios, and third-party mortgage loan portfolios.

     Ability to Terminate Sub-Servicing Agreement

     The Pooling and Servicing Agreement permits the Master Servicer to terminate the sub-servicing agreement with LSI, and assume directly the servicing of the Mortgage Loans, at any time. Such termination is subject to the prior consent of the Certificate Insurer and the Rating Agencies but does not require the prior consent of the Owners of any Certificates.

     Any such termination of the sub-servicing agreement and direct assumption of servicing by the Master Servicer would result in what is commonly referred to as a "servicing transfer", i.e., the transfer of the day-to-day responsibility of posting payments, collections, and loan enforcement from one entity to another. Industry experience has shown that servicing transfers, however well planned, may result in a temporary increase in delinquencies and losses, due to systems conversions, changes in personnel and other factors associated with the transfer.

                     Delinquency Experience on the Company's
                         Portfolio of Mortgage Loans(1)

                                                                             As of
                        ------------------------------------------------------------------------------------------------------------
                          March 31,     December 31,   June 30,   December 31,   June 30,    December 31,  June 30,    December 31,
                            1997          1996          1996         1995         1995          1994         1994         1993
                        ------------------------------------------------------------------------------------------------------------
Number of Mortgage
  Loans...............         18,677         16,561       11,242        7,115        4,524        2,756        1,829         983
Dollar amount of
  Mortgage Loans...... $1,377,105,891 $1,232,077,129 $811,283,083 $506,475,487 $320,202,611 $220,664,420 $147,335,800 $71,604,504
Delinquency Period
30-59 Days
 % of number of
     loans (2)........          3.54%          3.72%        4.10%        3.32%        2.52%        0.87%        1.86%       0.30%
 % of dollar amount
     of loans (3).....          3.22%          3.23%        3.67%        2.86%        2.08%        0.79%        2.08%       0.31%

60-89 days
 % of number of
     loans (2)........          0.84%          0.99%        1.07%        0.97%        1.33%        0.07%        0.16%       0.41%
 % of dollar amount
     of loans (3).....          0.84%          1.00%        0.95%        0.94%        1.12%        0.05%        0.12%       0.42%

90 days and over (4)
 % of number
     of loans (2).....         3.30%          2.89%        2.35%        1.04%        0.42%        0.22%        0.38%       0.51%
 % of dollar amount
     of loans (3).....         3.45%          2.81%        2.34%        1.02%        0.46%        0.20%        0.11%       0.26%

Foreclosed
Properties (4)
 % of number
      of loans (2)....          0.45%          0.43%        0.16%        0.82%        0.69%        0.65%        0.27%       0.00%
 % of dollar amount
      of loans (3)....          0.48%          0.47%        0.14%        0.79%        0.64%        0.74%        0.38%       0.00%

----------
(1) The Mortgage Loans comprising the Company's portfolio were originated beginning in April 1992. The variable rate program commenced in April 1994.
(2) The number of delinquent Mortgage Loans or the number of foreclosed properties as a percentage of the total "Number of Mortgage Loans" as of the date indicated.
(3)  The dollar  amount of  delinquent  Mortgage  Loans or the dollar  amount of foreclosed properties as a percentage of the total "Dollar amount of Mortgage Loans" as of the date indicated.
(4) For the period ended December 31, 1995 and all prior periods, "Foreclosed Properties" included all REO Properties and "In-Substance Foreclosures", or Mortgage Loans identified by the servicers as in the process of foreclosure but not yet REO Properties. For the periods ended June 30, 1996 and thereafter, "Foreclosed Properties" only includes REO Properties.
     "In-Substance Foreclosures" have been included in the appropriate Delinquency Period numbers.

                      LOAN LOSS EXPERIENCE ON THE COMPANY'S
                           PORTFOLIO OF MORTGAGE LOANS

     Prior to June 14, 1995, the Company experienced no losses since the Company's program began.

                                                  For the          For the Three
                                      Twelve Months Ended           Months Ended
                                        December 31, 1996         March 31, 1997
                                      ------------------------------------------

Average amount outstanding(1).........       $860,482,062         $1,346,334,954
Gross losses(2).......................          2,303,269              1,371,860
Recoveries(3).........................          1,515,013                944,584
Net losses(4).........................            788,256                427,276
Net losses as a percentage of average
  amount outstanding .................              0.09%                  0.03%

(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.

(2) "Gross Losses" are the principal amounts of the mortgage loans for each respective period which have been determined to be uncollectible.

(3) "Recoveries" represent the excess of (x) the sum of recoveries from liquidation proceeds and deficiency judgments over (y) the sum of expenses and accrued interest.

(4)  "Net Losses" represents "Gross Losses" minus "Recoveries".

     While the above delinquency and loan loss experience represents the recent experience of the Company's portfolio of Mortgage Loans, there can be no assurance that the future delinquency and loan loss experience on the Mortgage Loans included in the Pool will be similar. The Company can neither quantify the impact of any recent property value declines on the Mortgage Loans nor predict whether, to what extent or how long such declines may continue. In a period of such decline, the rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those heretofore experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses.

                             THE MORTGAGE LOAN POOL

     General

     The statistical information concerning the Pool of Mortgage Loans is based upon Pool information as of the close of business on May 1, 1997 (the "Cut-Off Date").

     The Mortgage Loans consist of 2,561 mortgage loans evidenced by promissory notes (the "Notes") secured by deeds of trust, security deeds or mortgages on the properties (the "Properties" or "Mortgaged Properties"), which are located in 43 states and the District of Columbia. The Properties securing the Mortgage Loans consist of one- to four-family residences (which may be detached, part of a one- to four-family dwelling, a manufactured home, modular housing, a condominium unit, a townhouse, rowhouse or a unit in a planned unit development). The Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties.

     Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups: "Group I" or "Group II", (each a "Mortgage Loan Group") comprised of Mortgage Loans which bear fixed interest rates only, in the case of Group I, and Mortgage Loans which bear adjustable interest rates only, in the case of Group II.

The Class A Group I Certificates will be issued in respect of Group I, and the Class A-6 Group II Certificates will be issued in respect of Group II.

     The Mortgage Loans in Group I consist of 51.11% of fully amortizing mortgage loans and 48.89% of Balloon Loans; consist of approximately 95.98% of loans secured by first liens on the related Properties, with the remainder representing second liens; and consist of approximately 94.69% of loans secured by primary residences. No Group I Mortgage Loan is more than 60 days contractually delinquent as of the Cut-Off Date.

     The Mortgage Loans in Group II consist of 99.96% of fully amortizing mortgage loans and 0.04% of Balloon Loans; consist of 100% of loans secured by first liens on the related Properties; and consist of approximately 96.50% of Loans secured by primary residences. No Group II Mortgage Loan is more than 60 days contractually delinquent as of the Cut-Off Date.

Group I

     The Mortgage Loans in Group I consist of approximately 1,502 loans under which the related Mortgaged Properties are located in 42 states and the District of Columbia as set forth herein. As of the CutOff Date, the Mortgage Loans in Group I had an aggregate principal balance of $89,156,666.34, the maximum principal balance of any of the Mortgage Loans in Group I was $479,199.96, the minimum principal balance thereof was $10,000.00, and the principal balance of the Mortgage Loans in Group I averaged $59,358.63. As of the Cut-Off Date, Coupon Rates on the Mortgage Loans in Group I ranged from 7.500% to 17.950% per annum, and the weighted average Coupon Rate of the Mortgage Loans in Group I was 11.594% per annum. As of the Cut-Off Date, the original term to stated maturity of the Mortgage Loans in Group I ranged from 60 months to 360 months, the remaining term to stated maturity ranged from 56 months to 360 months, the weighted average original term to stated maturity was 235 months and the weighted average remaining term to stated maturity was 233 months. No Mortgage Loan in Group I had a stated maturity later than May 1, 2027. 51.11% of the aggregate principal balance of the Mortgage Loans in Group I require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and 48.89% of the aggregate principal balance of the Mortgage Loans in Group I are Balloon Loans.

     The sum of the percentage columns set forth in the following tables may not equal 100% due to rounding.

                             Geographic Distribution
                                     Group I

                                     Number      Aggregate Unpaid       % of
                                       of        Principal Balance    Aggregate
                                     Mortgage        as of the        Principal
       State                          Loans        Cut-Off Date        Balance
-----------------------             ---------    -----------------    ----------

Alabama                                 82       $    4,639,325.94       5.20%
Alaska                                   1              101,250.00       0.11
Arizona                                  4              181,474.70       0.20
California                              15            1,856,895.44       2.08
Colorado                                11              864,919.96       0.97
Connecticut                              2              203,000.00       0.23
Delaware                                 2              137,949.60       0.15
District of Columbia                     5              482,262.00       0.54
Florida                                204           11,904,704.20      13.35
Georgia                                 83            5,590,687.98       6.27
Illinois                                41            2,505,296.71       2.81
Indiana                                 67            2,881,360.12       3.23
Iowa                                     5              315,602.72       0.35
Kansas                                   4              149,987.76       0.17
Kentucky                                25            1,290,125.83       1.45
Louisiana                               42            2,262,245.14       2.54
Maryland                                14              876,664.53       0.98
Massachusetts                            8              713,000.55       0.80
Michigan                               188           10,087,830.83      11.31
Minnesota                               86            4,892,435.24       5.49
Mississippi                             26              934,926.75       1.05
Missouri                                30            1,739,706.43       1.95
Nebraska                                 1               36,684.79       0.04
Nevada                                   4              284,400.12       0.32
New Hampshire                            1               57,966.69       0.07
New Jersey                              31            2,966,782.93       3.33
New Mexico                               1               24,000.00       0.03
New York                                34            2,855,471.83       3.20
North Carolina                         102            5,331,373.70       5.98
North Dakota                             1               62,650.00       0.07
Ohio                                   118            6,588,965.70       7.39
Oklahoma                                 9              340,021.91       0.38
Oregon                                   8              545,005.48       0.61
Pennsylvania                            21            1,473,122.55       1.65
Rhode Island                             1               85,575.71       0.10
South Carolina                          68            3,342,361.92       3.75
Tennessee                               22            1,341,705.42       1.50
Texas                                   43            3,712,518.40       4.16
Utah                                    15              707,785.83       0.79
Virginia                                22            1,505,125.19       1.69
Washington                               7              791,874.83       0.89
West Virginia                            3              144,413.48       0.16
Wisconsin                               45            2,347,207.43       2.63
------------------------------------------------------------------------------
TOTAL                                1,502       $   89,156,666.34     100.00%
==============================================================================

     The combined loan-to-value ratio of a Mortgage Loan is equal to the ratio (expressed as a percentage) of (x) the sum of the (i) original principal balance of such Mortgage Loan and (ii) the outstanding principal balances of any senior mortgage loans (computed at the date of origination of such Mortgage Loan) to
(y) the appraised value of the related Mortgaged Property at the time of origination or in the case of a purchase money mortgage loan the lesser of the purchase price or the appraised value at the time of origination (the "Combined Loan-to-Value Ratio"). The Combined Loan-to-Value Ratios are distributed as follows:

                    Combined Loan-To-Value Ratio Distribution
                                     Group I

                                    Number      Aggregate Unpaid         % of
                                     of        Principal Balance       Aggregate
      Range of Combined            Mortgage       as of the            Principal
    Loan-to-Value Ratios            Loans        Cut-Off Date           Balance
    --------------------            -----        ------------           -------
10.000 <Comb LTV<= 15.000            3        $      49,769.71           0.06%
15.000 <Comb LTV<= 20.000            2               40,082.27           0.04
20.000 <Comb LTV<= 25.000            9              217,856.02           0.24
25.000 <Comb LTV<= 30.000           10              357,253.46           0.40
30.000 <Comb LTV<= 35.000           13              454,889.40           0.51
35.000 <Comb LTV<= 40.000           27              849,670.47           0.95
40.000 <Comb LTV<= 45.000           30            1,275,688.43           1.43
45.000 <Comb LTV<= 50.000           37            1,407,827.19           1.58
50.000 <Comb LTV<= 55.000           34            1,535,770.68           1.72
55.000 <Comb LTV<= 60.000           71            3,786,551.98           4.25
60.000 <Comb LTV<= 65.000          129            6,313,050.15           7.08
65.000 <Comb LTV<= 70.000          185            9,864,948.23          11.06
70.000 <Comb LTV<= 75.000          260           16,063,359.15          18.02
75.000 <Comb LTV<= 80.000          485           30,793,119.36          34.54
80.000 <Comb LTV<= 85.000          144           10,427,840.66          11.70
85.000 <Comb LTV<= 90.000           63            5,718,989.18           6.41
--------------------------------------------------------------------------------
TOTAL                            1,502          $89,156,666.34         100.00%
================================================================================

     The Combined Loan-to-Value Ratios shown above were calculated based upon the appraised values of the Properties at the time of origination of the Mortgage Loans or in the case of a purchase money mortgage loan the lesser of the purchase price or the appraised value at the time of origination (the "Appraised Values"). No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the unpaid principal balances of the Mortgage Loans, together with the unpaid principal balances of any senior mortgage loans, become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

                            Coupon Rate Distribution
                                     Group I

                                  Number      Aggregate Unpaid
                                   of        Principal Balance      % of
          Range of              Mortgage         as of the        Aggregate
       Coupon Rates (%)          Loans        Cut-Off Date     Principal Balance
---------------------------     ---------    ----------------- -----------------
 7.00 <Gross Coupon<=  7.50          1       $     135,074.86         0.15%
 7.50 <Gross Coupon<=  8.00          2             240,122.89         0.27
 8.00 <Gross Coupon<=  8.50          3             203,952.52         0.23
 8.50 <Gross Coupon<=  9.00          9             700,021.16         0.79
 9.00 <Gross Coupon<=  9.50         42           2,416,908.89         2.71
 9.50 <Gross Coupon<= 10.00        116           8,297,052.39         9.31
10.00 <Gross Coupon<= 10.50        131           9,553,791.67        10.72
10.50 <Gross Coupon<= 11.00        227          14,665,548.60        16.45
11.00 <Gross Coupon<= 11.50        174          11,079,781.08        12.43
11.50 <Gross Coupon<= 12.00        216          12,505,212.92        14.03
12.00 <Gross Coupon<= 12.50        164           9,999,395.82        11.22
12.50 <Gross Coupon<= 13.00        152           7,881,780.43         8.84
13.00 <Gross Coupon<= 13.50         81           3,806,929.62         4.27
13.50 <Gross Coupon<= 14.00         82           4,044,488.52         4.54
14.00 <Gross Coupon<= 14.50         31           1,113,438.70         1.25
14.50 <Gross Coupon<= 15.00         31           1,193,094.96         1.34
15.00 <Gross Coupon<= 15.50         13             491,626.06         0.55
15.50 <Gross Coupon<= 16.00         13             407,267.46         0.46
16.00 <Gross Coupon<= 16.50          5             176,004.17         0.20
16.50 <Gross Coupon<= 17.00          3              73,938.65         0.08
17.00 <Gross Coupon<= 17.50          3              57,867.06         0.06
17.50 <Gross Coupon<= 18.00          3             113,367.91         0.13
--------------------------------------------------------------------------------
TOTAL                            1,502         $89,156,666.34       100.00%
================================================================================

        Distribution of Unpaid Principal Balances as of the Cut-Off Date
                                     Group I


                                  Number    Aggregate Unpaid
                                   of       Principal Balance       % of
       Range of Unpaid          Mortgage        as of the         Aggregate
   Principal Balances ($)         Loans        Cut-Off Date   Principal Balance
   ----------------------       --------    ----------------- -----------------
      0 < Balance <=  25,000       167       $  3,326,151.84         3.73%
 25,000 < Balance <=  50,000       619         23,568,606.65        26.44
 50,000 < Balance <= 100,000       544         37,121,367.54        41.64
100,000 < Balance <= 150,000       120         14,306,567.46        16.05
150,000 < Balance <= 200,000        31          5,209,108.98         5.84
200,000 < Balance <= 250,000        13          2,895,413.91         3.25
250,000 < Balance <= 300,000        3             838,000.00         0.94
300,000 < Balance <= 350,000        2             646,250.00         0.72
350,000 < Balance <= 400,000        2             766,000.00         0.86
450,000 < Balance <= 500,000        1             479,199.96         0.54
--------------------------------------------------------------------------------
TOTAL                           1,502         $89,156,666.34       100.00%
================================================================================

                        Lien Status and Occupancy Status
                                     Group I

                                  Number     Aggregate Unpaid
                                    of       Principal Balance      % of
     Lien Status and             Mortgage        as of the        Aggregate
    Occupancy Status               Loans       Cut-Off Date    Principal Balance
    ----------------             --------    ----------------- -----------------
1st Lien Owner Occupied           1,290       $80,909,966.05        90.75%
1st Lien Non Owner Occupied          94         4,335,108.35         4.86
1st Lien Second Home                  8           324,898.20         0.36
2nd Lien Owner Occupied             108         3,515,190.57         3.94
2nd Lien Non Owner Occupied           2            71,503.17         0.08
--------------------------------------------------------------------------------
TOTAL                             1,502       $89,156,666.34       100.00%
================================================================================

      Distribution of Age (in months) from Origination to the Cut-Off Date
                                     Group I

                        Number        Aggregate Unpaid
                         of           Principal Balance              % of
 Months Elapsed        Mortgage           as of the                Aggregate
Since Origination       Loans            Cut-Off Date          Principal Balance
-----------------       -----            ------------          -----------------
     Age  =  0            316           $20,056,562.00               22.50%
 0 < Age <=  6          1,168            67,993,304.54               76.26
 6 < Age <= 12              9               492,708.06                0.55
12 < Age <= 18              1                53,468.17                0.06
18 < Age <= 24              3               177,274.94                0.20
24 < Age <= 36              2                97,114.31                0.11
36 < Age <= 48              1                45,031.45                0.05
48 < Age <= 60              1               139,122.89                0.16
60 < Age <= 72              1               102,079.98                0.11
--------------------------------------------------------------------------------
TOTAL                   1,502           $89,156,666.34              100.00%
================================================================================

                                  Property Type
                                     Group I

                            Number       Aggregate Unpaid
                              of         Principal Balance           % of
                           Mortgage          as of the              Aggregate
      Property Type         Loans         Cut-Off Date         Principal Balance
----------------------     --------      -----------------     -----------------

3/4 Units                     14          $  1,243,600.77             1.39%
Condominium                   27             1,489,676.86             1.67
Duplex                        64             3,875,025.96             4.35
Manufactured Home             46             1,749,235.59             1.96
Modular Housing                6               342,178.96             0.38
Row House                     17               828,330.64             0.93
Single Family              1,314            78,909,300.61            88.51
Townhouse                     14               719,316.95             0.81
--------------------------------------------------------------------------------
TOTAL....................  1,502           $89,156,666.34           100.00%
================================================================================

                   Distribution of Remaining Term to Maturity
                       (in months) as of the Cut-Off Date
                                     Group I

                              Number      Aggregate Unpaid
                                of        Principal Balance          % of
  Months Remaining           Mortgage         as of the            Aggregate
     to Maturity               Loans        Cut-Off Date       Principal Balance
----------------------       --------     -----------------    -----------------
 48  < Rem Term <=  60             3        $     101,584.16          0.11%
 72  < Rem Term <=  84             4              109,297.55          0.12
108  < Rem Term <= 120            37            1,218,753.73          1.37
120  < Rem Term <= 132             1               23,661.00          0.03
132  < Rem Term <= 144             1               49,166.55          0.06
144  < Rem Term <= 156             3              115,653.39          0.13
156  < Rem Term <= 168             2              237,154.84          0.27
168  < Rem Term <= 180           928           54,688,105.56         61.34
180  < Rem Term <= 192             1              139,122.89          0.16
216  < Rem Term <= 228             1               61,202.64          0.07
228  < Rem Term <= 240           142            7,388,242.26          8.29
312  < Rem Term <= 324             1               45,031.45          0.05
336  < Rem Term <= 348             1               53,468.17          0.06
348  < Rem Term <= 360           377           24,926,222.15         27.96
--------------------------------------------------------------------------------
TOTAL........................  1,502          $89,156,666.34        100.00%
================================================================================

Group II

     The Mortgage Loans in Group II consist of approximately 1,059 loans under which the related Mortgaged Properties are located in 40 states and the District of Columbia as set forth herein. As of the CutOff Date, the Mortgage Loans in Group II had an aggregate principal balance of $96,040,213.85, the maximum principal balance of any of the Mortgage Loans in Group II was $450,000.00, the minimum principal balance thereof was $13,921.17 and the principal balance of the Mortgage Loans in Group II averaged $90,689.53. As of the Cut-Off Date, Coupon Rates of the Mortgage Loans in Group II ranged from 6.990% per annum to 14.25% per annum. As of the Cut-Off Date, the weighted average Coupon Rate of the Mortgage Loans in Group II was 10.242%. As of the Cut-Off Date, margins of the Mortgage Loans in Group II ranged from 3.625% per annum to 9.750% per annum, and the weighted average margin was 6.453%. As of the Cut-Off Date, the maximum coupons of the Mortgage Loans in Group II ranged from 11.875% per annum to 20.675% per annum, and the weighted average maximum coupon was 16.976%. 97.85% of the aggregate principal balance of the Mortgage Loans in Group II had a periodic interest rate cap of 1.00% and 2.15% of the aggregate principal balance of the Mortgage Loans in Group II had a periodic interest rate cap of 1.50%. 45.37% of the aggregate principal balance of the Mortgage Loans in Group II were fixed rate loans that, in 2 years from origination, will be converted into variable rate loans with an interest rate cap of 3.00% on the date of such conversion and with a periodic interest rate cap of 1.00% or 1.50% thereafter. 0.47% of the aggregate principal balance of the Mortgage Loans in Group II were fixed rate loans that, in 3 years from origination, will be converted into variable rate loans with an interest rate cap of 3.00% on the date of such conversion and with a periodic interest rate cap of 1.00% thereafter.

     As of the Cut-Off Date, the original term to stated maturity of the Mortgage Loans in Group II ranged from 180 months to 360 months, the remaining term to stated maturity ranged from 171 months to 360 months, the weighted average original term to stated maturity was 359 months and the weighted average remaining term to stated maturity was 358 months. No Mortgage Loan in Group II had a stated maturity later than May 1, 2027. 99.96% of the aggregate principal balance of the Mortgage Loans in Group II require monthly payments of principal that will fully amortize the Mortgage Loans by their respective dates and 0.04% of the aggregate principal balance of the Mortgage Loans in Group II are Balloon Loans.

     The Coupon Rates of the Mortgage Loans in Group II adjust semi-annually based on six month LIBOR.

     The sum of the percentage columns set forth on the following tables may not equal 100% due to rounding.

                             Geographic Distribution
                                    Group II

                                Number       Aggregate Unpaid
                                  of         Principal Balance      % of
                               Mortgage         as of the         Aggregate
       State                    Loans          Cut-Off Date    Principal Balance
---------------------          --------    ------------------- -----------------
Alabama                           12       $      847,565.17          0.88%
Arizona                            8              697,650.00          0.73
California                        31            4,101,348.75          4.27
Colorado                          24            2,396,478.71          2.50
Connecticut                        6              648,286.49          0.68
Delaware                           4              415,670.23          0.43
District of Columbia               3              387,243.54          0.40
Florida                           41            3,801,043.33          3.96
Georgia                            7              732,027.50          0.76
Illinois                          75            7,401,108.09          7.71
Indiana                            9              535,545.62          0.56
Iowa                              16            1,297,120.20          1.35
Kansas                             6              448,370.22          0.47
Kentucky                           3              147,483.68          0.15
Louisiana                          1              141,000.00          0.15
Maryland                          24            2,649,096.71          2.76
Massachusetts                     19            2,371,690.65          2.47
Michigan                         219           17,396,345.99         18.11
Minnesota                        127           10,414,992.62         10.84
Missouri                          16            1,158,272.85          1.21
Nebraska                           1               47,929.45          0.05
Nevada                             6              729,059.89          0.76
New Hampshire                      3              161,772.72          0.17
New Jersey                        31            3,492,183.90          3.64
New Mexico                         5              498,850.00          0.52
New York                           8            1,315,294.32          1.37
North Carolina                     8              956,933.57          1.00
Ohio                              67            4,766,654.38          4.96
Oklahoma                          10              957,662.60          1.00
Oregon                            16            1,823,969.43          1.90
Pennsylvania                      37            2,959,297.49          3.08
Rhode Island                      12            1,165,624.57          1.21
South Carolina                     1              163,000.00          0.17
South Dakota                       1               52,800.00          0.05
Tennessee                          3              403,174.31          0.42
Texas                             59            6,699,695.69          6.98
Utah                              19            1,934,747.47          2.01
Virginia                           8              920,829.67          0.96
Washington                        11            1,243,815.20          1.30
West Virginia                      2              178,750.00          0.19
Wisconsin                        100            7,579,828.84          7.89
--------------------------------------------------------------------------------
TOTAL                          1,059       $   96,040,213.85        100.00%
================================================================================

     The combined loan-to-value ratio of a Mortgage Loan is equal to the ratio (expressed as a percentage) of (x) the sum of the (i) original principal balance of such Mortgage Loan and (ii) the outstanding principal balances of any senior mortgage loans (computed at the date of origination of such Mortgage Loan) to
(y) the appraised value of the related Mortgaged Property at the time of origination or in the case of a purchase money mortgage loan the lesser of the purchase price or the appraised value at the time of origination (the "Combined Loan-to-Value Ratio"). The Combined Loan-to-Value Ratios are distributed as follows:

                    Combined Loan-To-Value Ratio Distribution
                                    Group II

                             Number     Aggregate Unpaid
                               of       Principal Balance           % of
    Range of Combined       Mortgage        as of the             Aggregate
  Loan-to-Value Ratios        Loans       Cut-Off Date        Principal Balance
-----------------------     --------    ------------------    -----------------
25.000 < LTV <= 30.000            2      $       83,500.00           0.09%
30.000 < LTV <= 35.000            3             267,066.69           0.26
35.000 < LTV <= 40.000            9             400,980.81           0.42
40.000 < LTV <= 45.000            6             389,000.00           0.41
45.000 < LTV <= 50.000           14             951,573.28           0.99
50.000 < LTV <= 55.000           22           1,596,045.16           1.66
55.000 < LTV <= 60.000           35           1,948,079.45           2.03
60.000 < LTV <= 65.000           51           4,043,634.32           4.21
65.000 < LTV <= 70.000          113           9,170,014.21           9.55
70.000 < LTV <= 75.000          139          12,575,346.99          13.09
75.000 < LTV <= 80.000          419          38,396,578.56          39.98
80.000 < LTV <= 85.000          142          14,266,718.72          14.85
85.000 < LTV <= 90.000          104          11,971,675.66          12.47
--------------------------------------------------------------------------------
TOTAL                         1,059         $96,040,213.85         100.00%
================================================================================

     The Combined Loan-to-Value Ratios shown above were calculated based upon the appraised values of the Properties at the time of origination of the Mortgage Loans or in the case of a purchase money mortgage loan the lesser of the purchase price or the appraised value at the time of origination (the "Appraised Values"). No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the unpaid principal balances of the Mortgage Loans, together with the unpaid principal balances of any senior mortgage loans, become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

        Distribution of Unpaid Principal Balances as of the Cut-Off Date
                                    Group II

                                   Number      Aggregate Unpaid       % of
                                     of        Principal Balance    Aggregate
    Range of Unpaid               Mortgage         as of the        Principal
Principal Balances ($)              Loans        Cut-Off Date        Balance
----------------------------      --------     -----------------    ----------
      0 < Balance <=  25,000           15      $     298,798.57          0.31%
 25,000 < Balance <=  50,000          188          7,524,590.85          7.83
 50,000 < Balance <= 100,000          523         38,400,123.07         39.98
100,000 < Balance <= 150,000          215         25,847,479.65         26.91
150,000 < Balance <= 200,000           71         12,113,149.53         12.61
200,000 < Balance <= 250,000           27          5,841,557.93          6.08
250,000 < Balance <= 300,000           13          3,566,152.55          3.71
300,000 < Balance <= 350,000            5          1,623,361.70          1.69
350,000 < Balance <= 400,000            1            375,000.00          0.39
400,000 < Balance <= 450,000            1            450,000.00          0.47
--------------------------------------------------------------------------------
TOTAL                               1,059        $96,040,213.85        100.00%
================================================================================

                        Lien Status and Occupancy Status
                                    Group II

                                 Number     Aggregate Unpaid
                                   of      Principal Balance        % of
      Lien Status and          Mortgage        as of the           Aggregate
     Occupancy Status            Loans        Cut-Off Date     Principal Balance
------------------------------   -----     -----------------   -----------------
First Lien  Owner Occupied        1,008       $92,674,141.20         96.50%
            Non-Owner Occupied       46         2,839,846.63          2.96
            Second Home               5           526,226.02          0.55
--------------------------------------------------------------------------------
TOTAL                             1,059       $96,040,213.85        100.00%
================================================================================

      Distribution of Age (in months) from Origination to the Cut-Off Date
                                    Group II

                        Number         Aggregate Unpaid
                          of           Principal Balance           % of
 Months Elapsed        Mortgage            as of the             Aggregate
Since Origination       Loans           Cut-Off Date        Principal Balance
-----------------       -----          ------------------   -----------------
    Age  =  0            417            $37,291,014.00             38.83%
0 < Age <=  6            636             58,242,036.77             60.64
6 < Age <= 12              6                507,163.08              0.53
--------------------------------------------------------------------------------
TOTAL                  1,059            $96,040,213.85            100.00%
================================================================================

                                  Property Type
                                    Group II

                         Number       Aggregate Unpaid
                           of         Principal Balance            % of
                        Mortgage          as of the              Aggregate
 Property Type            Loans         Cut-Off Date         Principal Balance
 -------------            -----       ------------------     -----------------
3-4 Units                   2         $     164,477.79               0.17%
Condominium                32             2,452,978.18               2.55
Duplex                     42             3,207,930.29               3.34
Manufactured Home           9               627,955.88               0.65
Modular Housing             7               545,924.99               0.57
Row House                  10               585,322.53               0.61
Single Family             941            87,124,461.10              90.72
Townhouse                  16             1,331,163.09               1.39
--------------------------------------------------------------------------------
TOTAL                   1,059           $96,040,213.85             100.00%
================================================================================

                   Distribution of Remaining Term to Maturity
                       (in months) as of the Cut-Off Date
                                    Group II

                              Number      Aggregate Unpaid
                                of        Principal Balance        % of
  Months Remaining           Mortgage         as of the          Aggregate
     to Maturity               Loans        Cut-Off Date     Principal Balance
---------------------        --------    ------------------  -----------------
168 < Rem Term <= 180              9     $     500,312.94           0.52%
228 < Rem Term <= 240              3           254,885.05           0.27
348 < Rem Term <= 360          1,047        95,285,015.86          99.21
--------------------------------------------------------------------------------
TOTAL                          1,059       $96,040,213.85         100.00%
================================================================================

                      Distribution of Current Coupon Rates
                             as of the Cut Off Date
                                    Group II

                                   Number     Aggregate Unpaid
                                     of      Principal Balance
                                  Mortgage       as of the     % of Aggregate
  Current Coupon Rates (%)          Loans      Cut-Off Date    Principal Balance
------------------------------    --------   ----------------- -----------------
 6.50% < Gross Coupon <=  7.00%       1      $     114,275.57          0.12%
 7.00  < Gross Coupon <=  7.50        1             54,441.48          0.06
 7.50  < Gross Coupon <=  8.00       17          1,610,962.16          1.68
 8.00  < Gross Coupon <=  8.50       35          3,246,990.32          3.38
 8.50  < Gross Coupon <=  9.00       93          9,343,384.67          9.73
 9.00  < Gross Coupon <=  9.50      125         12,134,939.09         12.64
 9.50  < Gross Coupon <= 10.00      190         19,173,105.59         19.96
10.00  < Gross Coupon <= 10.50      149         14,865,350.62         15.48
10.50  < Gross Coupon <= 11.00      173         14,496,353.10         15.09
11.00  < Gross Coupon <= 11.50       99          7,874,649.99          8.20
11.50  < Gross Coupon <= 12.00       70          5,949,529.46          6.19
12.00  < Gross Coupon <= 12.50       65          4,233,048.61          4.41
12.50  < Gross Coupon <= 13.00       25          1,997,255.49          2.08
13.00  < Gross Coupon <= 13.50        9            680,202.10          0.71
13.50  < Gross Coupon <= 14.00        4            147,050.12          0.15
14.00  < Gross Coupon <= 14.50        3            118,675.48          0.12
--------------------------------------------------------------------------------
TOTAL                             1,059        $96,040,213.85        100.00%
================================================================================

                      Distribution of Maximum Coupon Rates
                                    Group II

                                 Number    Aggregate Unpaid
                                   of      Principal Balance
                                Mortgage       as of the        % of Aggregate
  Maximum Coupon Rates (%)       Loans      Cut-Off Date       Principal Balance
----------------------------    --------   ----------------    -----------------
11.500% < LIFE CAP <= 12.000%      1       $     93,500.00          0.10%
13.000  < LIFE CAP <= 13.500       1             48,000.00          0.05
13.500  < LIFE CAP <= 14.000      11          1,004,855.15          1.05
14.000  < LIFE CAP <= 14.500      10            935,702.90          0.97
14.500  < LIFE CAP <= 15.000      37          3,775,252.73          3.93
15.000  < LIFE CAP <= 15.500      54          4,800,907.36          5.00
15.500  < LIFE CAP <= 16.000     103         10,563,992.15         11.00
16.000  < LIFE CAP <= 16.500     138         13,281,359.39         13.83
16.500  < LIFE CAP <= 17.000     198         18,522,744.52         19.29
17.000  < LIFE CAP <= 17.500     134         12,955,504.49         13.49
17.500  < LIFE CAP <= 18.000     153         13,287,302.74         13.84
18.000  < LIFE CAP <= 18.500      90          6,744,912.15          7.02
18.500  < LIFE CAP <= 19.000      54          4,546,875.39          4.73
19.000  < LIFE CAP <= 19.500      43          3,240,305.12          3.37
19.500  < LIFE CAP <= 20.000      19          1,576,388.86          1.64
20.000  < LIFE CAP <= 20.500      10            571,760.78          0.60
20.500  < LIFE CAP <= 21.000       3             90,850.12          0.09
------------------------------------------------------------------------------
TOTAL                          1,059        $96,040,213.85        100.00%
================================================================================

                             Distribution of Margins
                             as of the Cut Off Date
                                    Group II

                             Number       Aggregate Unpaid
                              of         Principal Balance
                            Mortgage        as of the       % of Original Pool
       Margins (%)           Loans         Cut-Off Date      Principal Balance
-----------------------     --------     -----------------  -------------------
3.50% < Margin <= 3.75%       12           1,098,861.12           1.14%
3.75  < Margin <= 4.00         1             104,850.00           0.11
4.00  < Margin <= 4.25         5             337,646.81           0.35
4.25  < Margin <= 4.50        11           1,230,323.14           1.28
4.50  < Margin <= 4.75        13           1,726,497.50           1.80
4.75  < Margin <= 5.00        20           1,594,475.78           1.66
5.00  < Margin <= 5.25        39           3,350,258.66           3.49
5.25  < Margin <= 5.50        63           5,990,476.86           6.24
5.50  < Margin <= 5.75        84           8,787,888.66           9.15
5.75  < Margin <= 6.00        86           8,561,950.05           8.91
6.00  < Margin <= 6.25        93           8,068,713.86           8.40
6.25  < Margin <= 6.50       109          10,770,753.63          11.21
6.50  < Margin <= 6.75        97           9,209,252.88           9.59
6.75  < Margin <= 7.00       105           9,770,926.34          10.17
7.00  < Margin <= 7.25        85           7,027,619.79           7.32
7.25  < Margin <= 7.50        61           5,741,352.15           5.98
7.50  < Margin <= 7.75        61           4,834,456.52           5.03
7.75  < Margin <= 8.00        34           3,143,059.92           3.27
8.00  < Margin <= 8.25        25           1,589,051.50           1.65
8.25  < Margin <= 8.50         7             471,259.87           0.49
8.50  < Margin <= 8.75        16             828,909.29           0.86
8.75  < Margin <= 9.00         7             561,976.57           0.59
9.00  < Margin <= 9.25        12             719,538.65           0.75
9.25  < Margin <= 9.50         7             294,200.95           0.31
9.50  < Margin <= 9.75         6             225,913.35           0.24
--------------------------------------------------------------------------------
TOTAL                      1,059         $96,040,213.85         100.00%
================================================================================

                          Next Interest Adjustment Date
                                    Group II

                     Number        Aggregate Unpaid
                       of          Principal Balance
 Next Interest      Mortgage           as of the               % of Aggregate
Adjustment Date      Loans           Cut-Off Date            Principal Balance
---------------     --------       -----------------         -----------------
06/01/97                16           $  1,184,425.63               1.23%
07/01/97                47              5,102,888.50               5.31
08/01/97               159             14,266,813.97              14.86
09/01/97               160             14,238,324.83              14.83
10/01/97               140             12,088,627.58              12.59
11/01/97                59              5,139,890.75               5.35
11/01/98                 2                198,026.18               0.21
12/01/98                 2                148,689.82               0.15
01/01/99                23              2,505,260.04               2.61
02/01/99                59              6,334,420.28               6.60
03/01/99               106              9,333,441.44               9.72
04/01/99               155             14,223,324.39              14.81
05/01/99               128             10,825,963.00              11.27
02/01/00                 1                 70,824.51               0.07
03/01/00                 2                379,292.93               0.39
--------------------------------------------------------------------------------
TOTAL                1,059            $96,040,213.85             100.00%
================================================================================

                            Distribution of Minimum
                                  Coupon Rates
                                    Group II

                                  Number    Aggregate Unpaid
                                    of      Principal Balance
             Minimum             Mortgage       as of the       % of Aggregate
          Coupon Rates (%)        Loans       Cut-Off Date     Principal Balance
-------------------------------- ---------  ------------------ -----------------
 3.500%  < Life Floor <=  4.000%    11       $     998,361.12           1.04%
 4.000   < Life Floor <=  4.500      2             228,979.89           0.24
 4.500   < Life Floor <=  5.000      1             118,800.00           0.12
 5.000   < Life Floor <=  5.500      8             739,719.51           0.77
 5.500   < Life Floor <=  6.000     13           1,310,481.99           1.36
 6.000   < Life Floor <=  6.500     19           2,046,154.76           2.13
 6.500   < Life Floor <=  7.000     21           1,965,446.34           2.05
 7.000   < Life Floor <=  7.500     28           2,751,988.22           2.87
 7.500   < Life Floor <=  8.000     38           3,494,803.02           3.64
 8.000   < Life Floor <=  8.500     51           4,095,725.61           4.26
 8.500   < Life Floor <=  9.000     88           8,440,923.83           8.79
 9.000   < Life Floor <=  9.500    116          10,839,207.24          11.29
 9.500   < Life Floor <= 10.000    171          16,778,035.43          17.47
10.000   < Life Floor <= 10.500    127          12,835,434.95          13.36
10.500   < Life Floor <= 11.000    130          11,097,428.76          11.55
11.000   < Life Floor <= 11.500     78           6,146,908.43           6.40
11.500   < Life Floor <= 12.000     61           5,375,921.78           5.60
12.000   < Life Floor <= 12.500     57           3,887,135.26           4.05
12.500   < Life Floor <= 13.000     24           1,977,655.49           2.06
13.000   < Life Floor <= 13.500      9             680,202.10           0.71
13.500   < Life Floor <= 14.000      4             147,050.12           0.15
14.000   < Life Floor <= 14.500      2              83,850.00           0.09
-------------------------------------------------------------------------------
TOTAL                            1,059         $96,040,213.85         100.00%
===============================================================================

The Mortgage Loan Program -- Underwriting Standards; Representations

     The Mortgage Loans were acquired by the Company from 92 Unaffiliated Originators. Not more than 11.58% of the Original Pool Principal Balance represents Mortgage Loans purchased from any single Unaffiliated Originator. All of the Mortgage Loans will be originated or acquired by the Originators generally in accordance with underwriting criteria satisfactory to the Company.

     The Company will make representations and warranties with respect to the Mortgage Loans sold to the Trust as of the Closing Date pursuant to the Pooling and Servicing Agreement. The Company shall be obligated to repurchase the Mortgage Loans in respect of which a breach of representation or warranty has occurred or shall be obligated to otherwise remedy such breach. See "Mortgage Loan Program" in the accompanying Prospectus.

     The Company's Guidelines provide that each borrower is required to provide, and the Originator is generally required to verify, personal financial information. The borrower's total monthly obligations (including principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) should not exceed 60% of the borrower's monthly income. Borrowers who are salaried employees must provide current employment information, in addition to prior employment history. The Originator verifies this information for salaried borrowers based on a current pay stub and either
(i) a written verification of income signed by their employer or (ii) two years' W-2 forms. A self-employed applicant is generally required to be successfully self-employed in the same field for a minimum of two years. A self-employed borrower is generally required to provide financial statements and signed copies of federal income tax returns (including schedules) filed for the most recent two years. The borrower's debt-to-income ratio is calculated based on income as generally verified by the Originator and must be reasonable.

     The Mortgage Loans were underwritten pursuant to the Company's "Full Documentation Program," "Alternative Income Documentation Program" and "Stated Income Program," as set forth in the Company's Guidelines. Under each of the programs, the Originator reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed and reviews the property for compliance with its standards. In determining the ability of the applicant to repay an adjustable rate Mortgage Loan, the Originators use a rate (the "Qualifying Rate") that generally is a rate equal to the fullyindexed Mortgage interest rate for such adjustable rate Mortgage Loan. The Company's Guidelines are applied in a standardized procedure that complies with applicable federal and state laws and regulations.

     Under the Full Documentation Program, the income of each applicant and the source of funds (if any) required to be deposited by an applicant into a bank account will be verified by the Originators. Applicants are generally required to submit a current pay stub and either (i) a written verification of income signed by their employer or (ii) two years' W-2 forms. Under the Alternative Income Documentation Program, a self-employed applicant is required to provide the applicant's business' profit and loss statement, and bank account statements supporting such statement for the prior calendar year and any completed calendar quarter of the current year and a current copy of a business license. Both the Alternative Income Program and the Stated Income Program generally require (i) that the applicant's income be reasonable for its business/profession, (ii) that the business has been in existence for three years or more and (iii) that the loan-to-value ratio be reduced. In addition, the Mortgage Loan will generally improve the applicant's cash flow. Verification of the source of funds (if any) required to be deposited by the applicant into a bank account is generally required under all documentation programs in the form of a standard verification of deposit or two months' consecutive bank statements or other acceptable documentation. Twelve months' mortgage payment or rental history is generally required to be verified by the applicant's current lender or landlord. If appropriate compensating factors exist, the Originators and the Company may waive certain documentation requirements for individual applicants.

                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

Class A Certificates

     The weighted average life of, and, if purchased at other than par, the yield to maturity on, a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Company, or purchases of Mortgage Loans by the Master Servicer or a Sub-Servicer. The Mortgage Loans in the related Mortgage Loan Group may be prepaid by the related obligors on the Notes ("Mortgagors") at any time. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

     Generally, however, because the Mortgage Loans in Group I bear interest at fixed rates, and the rate of prepayment on fixed rate mortgage loans is sensitive to prevailing interest rates, if prevailing interest rates were to fall, the Mortgage Loans in Group I may be subject to higher prepayment rates. Conversely, if prevailing interest rates were to rise, the rate of prepayments on Mortgage Loans in Group I would be likely to decrease.

     If purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     All of the Mortgage Loans in Group II are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given by the Company as to the level of prepayments that the Mortgage Loans in Group II will experience.

     The final scheduled Payment Date for the A-1 Group I Certificates is March 18, 2012, for the Class A-2 Group I Certificates is June 18, 2016, for the Class A-3 Group I Certificates is October 18, 2023, for the A-4 Group I Certificates is June 18, 2027, for the A-5 Group I Certificates is June 18, 2027, and for the Class A-6 Group II Certificates is May 18, 2027. Such dates are the dates on which the related Class A Certificate Principal Balance would be reduced to zero, assuming, among other things that with respect to the Class A-1 Group I Certificates, the Class A-2 Group I Certificates and the Class A-3 Group I Certificates (i) no Prepayments are received on any of the Mortgage Loans, (ii) distributions of principal and interest on each of the Mortgage Loans is timely received, (iii) Class B Interest will not be used to make accelerated payments of principal (i.e. Subordination Increase Amounts) to the Holders of the Class A Certificates and (iv) the Mortgage Loans in each Mortgage Loan Group have the applicable characteristics set forth in the "Weighted Average Lives of Class A Certificates" section herein. The final scheduled Payment Date for the Class A-4 Group I Certificates and the Class A-5 Group I Certificates is the Payment Date in the calendar month after the month in which the stated maturity of the Mortgage Loan in the related Mortgage Loan Group having the latest stated maturity occurs. The final scheduled Payment Date for the Class A-6 Group II Certificates is the Payment Date in the calendar month in which the stated maturity of the Mortgage Loan in Group II having the last stated maturity occurs. The weighted average life of the Class A Certificates of each Class is likely to be shorter than would be the case if payments actually made on the Mortgage Loans in the related Mortgage Loan Group conformed to the foregoing assumptions, and the final Payment Dates with respect to the Class A Certificates of each Class could occur significantly earlier than such final scheduled Payment Dates because (i) Prepayments are likely to occur, (ii) the Company may repurchase Mortgage Loans in the related Mortgage Loan Group in the event of breaches of representations and warranties and (iii) subject to the Certificate Insurer's consent in certain circumstances, the Company may cause, and the Trustee may, pursuant to the Auction Sale, cause a termination of the Trust when the Pool Principal Balance has declined to ten percent or less of the Original Pool Principal Balance.

     "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Classes of Class A Certificates will be influenced by the rate at which principal payments (including scheduled payments and prepayments) on the Mortgage Loans in the related Mortgage Loan Group are made. Principal payments on Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Mortgage Loans). The weighted average lives of the Class A Certificates will also be influenced by delays associated with realizing on defaulted Mortgage Loans in the related Mortgage Loan Group. The model used in this Prospectus Supplement assumes that, (i) with respect to Group I, the pool of loans prepays in the first month at a constant prepayment rate of 2.4% and increases by an additional 2.4% each month thereafter until the tenth month, where it remains at a constant prepayment rate equal to 24% (the "Home Equity Prepayment" Model or "HEP"), and (ii) with respect to Group II, the pool of loans prepays a constant prepayment rate equal to 26% ("CPR") ((i) and (ii) together, the "Prepayment Assumption"). HEP represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans.

Weighted Average Lives of Class A Certificates

     For the purpose of the tables below, it is assumed that: (i) the Mortgage Loans of each Mortgage Loan Group consist of pools of loans with level-pay and balloon amortization methodologies, Cut-Off Date principal balances, gross coupon rates, net coupon rates, original and remaining terms to maturity, and original amortization terms as applicable, as set forth below, (ii) the Closing Date for the Certificates occurs on May 29, 1997, (iii) distributions on the Certificates are made on the 18th day of each month regardless of the day on which the Payment Date actually occurs, commencing in June 18, 1997 in accordance with the priorities described herein, (iv) the difference between the gross coupon rate and the net coupon rate is sufficient to pay Servicer Fees, Trustee fees and Certificate Insurer premiums (the sum of which is assumed to be 0.69%), (v) the Mortgage Loans' prepayment rates are a multiple of the Prepayment Assumption, (vi) prepayments include 30 days' interest thereon, (vii) optional termination is not exercised, (viii) the Specified Subordinated Amount for each Mortgage Loan Group is set initially as specified in the Insurance Agreement and thereafter changes in accordance with the provisions of the Insurance Agreement, (ix) no delinquencies in the payment by Mortgagors of principal and interest on the Mortgage Loans are experienced, (x) no Mortgage Loan is repurchased for breach of a representation and warranty or otherwise,
(xi) the Coupon Rate for each Mortgage Loan in Group II is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) an assumed level of the applicable index (5.6875%) and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap and maximum interest rate), (xii) the Class A-1 Group I Pass-Through Rate remains constant at 5.7875%, and (xiii) the Class A-6 Group II Pass-Through Rate remains constant at 5.9175%.

                             GROUP I CHARACTERISTICS

                                                     Original        Remaining    Original
                                                      Term to         Term to   Amortization
 Pool    Principal       Gross Coupon    Net Coupon   Maturity       Maturity      Term          Amortization
Number    Balance          Rate (%)       Rate (%)   (in months)    (in months)  (in months)         Method
--------------------------------------------------------------------------------------------------------------
  1    $12,995,869.70         11.5310      11.0810      174            172          174              Level
  2      7,551,524.88         11.6230      11.1730      240            237          240              Level
  3     25,024,721.77         11.4030      10.9530      360            358          360              Level
  4     43,584,549.99         11.7170      11.2670      180            178          360             Balloon

                            GROUP II CHARACTERISTICS

                                                                     Net      Original   Remaining  Original
                          Gross       Net       Months             Maximum    Term to    Term to   Amortization
 Pool      Principal      Coupon     Coupon     to Rate            Interest   Maturity    Maturity   Term     Periodic  Amortization
Number    Balance (1)     Rate (%)  Rate (%)    Change   Margin (%) Rate (%) (in months)(in months)(in months)  Cap (%)   Method
------------------------------------------------------------------------------------------------------------------------------------
  1     $1,184,425.63     9.7130       9.2630      1      5.6710    15.6060      347       343        347       1.0000     Level
  2      5,102,888.50    10.2130       9.7630      2      6.8780    16.3480      358       355        358       1.0000     Level
  3     14,266,813.97     9.5950       9.1450      3      6.3690    15.7690      358       356        358       1.0130     Level
  4     14,238,324.83     9.6880       9.2380      4      6.6780    16.0110      356       355        356       1.0170     Level
  5     12,088,627.58    10.0370       9.5870      5      6.7260    16.1910      359       359        359       1.0070     Level
  6      5,139,890.75     9.7140       9.2640      6      6.2810    15.7930      360       359        360       1.0330     Level
  7      2,851,976.04    10.5200      10.0700     20      6.7090    16.8860      360       357        360       1.0000     Level
  8      6,334,420.28    10.6110      10.1610     21      6.3440    16.9180      360       358        360       1.0220     Level
  9      9,333,441.44    11.0570      10.6070     22      6.4150    17.3260      359       358        359       1.0000     Level
  10    14,223,324.39    10.6370      10.1870     23      6.1310    17.0910      360       360        360       1.0000     Level
  11    11,276,080.44    10.8360      10.3860     24      6.3810    17.3200      360       360        360       1.0180     Level

(1) With respect to the pools numbered 7, 8, 9, 10 and 11, the aggregate principal balance of the Mortgage Loans are fixed rate loans that, within 2 years from origination, will be converted into variable rate loans with an interest rate cap of 3% on the date of such conversion.

                 PERCENTAGE OF CERTIFICATE PRINCIPAL BALANCE (1)

                          Class A-1 Group I Certificates                 Class A-2 Group I Certificates
                                       HEP                                             HEP

Payment Date           0%    15%    18%   21%    24%    28%          0%     15%    18%    21%    24%    28%
                       --    ---    ---   ---    ---    ---          --     ---    ---    ---    ---    ---
Initial Balance      100.0  100.0  100.0 100.0  100.0  100.0        100.0  100.0  100.0  100.0  100.0  100.0
May 18, 1998          91.4   65.5   60.3  55.1   49.8   42.8        100.0  100.0  100.0  100.0  100.0  100.0
May 18, 1999          89.2   34.5   24.4  14.6    5.2    0.0        100.0  100.0  100.0  100.0  100.0   86.8
May 18, 2000          86.8    8.2    0.0   0.0    0.0    0.0        100.0  100.0   90.8   67.8   47.4   22.6
May 18, 2001          84.3    0.0    0.0   0.0    0.0    0.0        100.0   77.2   51.4   28.5    8.1    0.0
May 18, 2002          81.4    0.0    0.0   0.0    0.0    0.0        100.0   46.7   20.8    0.0    0.0    0.0
May 18, 2003          78.4    0.0    0.0   0.0    0.0    0.0        100.0   23.8    0.0    0.0    0.0    0.0
May 18, 2004          75.0    0.0    0.0   0.0    0.0    0.0        100.0    5.6    0.0    0.0    0.0    0.0
May 18, 2005          71.5    0.0    0.0   0.0    0.0    0.0        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2006          67.5    0.0    0.0   0.0    0.0    0.0        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2007          63.0    0.0    0.0   0.0    0.0    0.0        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2008          57.9    0.0    0.0   0.0    0.0    0.0        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2009          52.3    0.0    0.0   0.0    0.0    0.0        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2010          45.9    0.0    0.0   0.0    0.0    0.0        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2011          38.7    0.0    0.0   0.0    0.0    0.0        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2012           0.0    0.0    0.0   0.0    0.0    0.0         19.1    0.0    0.0    0.0    0.0    0.0
May 18, 2013           0.0    0.0    0.0   0.0    0.0    0.0         14.2    0.0    0.0    0.0    0.0    0.0
May 18, 2014           0.0    0.0    0.0   0.0    0.0    0.0          8.6    0.0    0.0    0.0    0.0    0.0
May 18, 2015           0.0    0.0    0.0   0.0    0.0    0.0          2.4    0.0    0.0    0.0    0.0    0.0
May 18, 2016           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2017           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2018           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2019           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2020           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2021           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2022           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2023           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2024           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2025           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2026           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2027           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2028           0.0    0.0    0.0   0.0    0.0    0.0          0.0    0.0    0.0    0.0    0.0    0.0

Weighted Avg Life
years(2)              10.4    1.6    1.3   1.2    1.1    0.9         15.2    5.1    4.2    3.5    3.0    2.6

                          Class A-3 Group I Certificates
                                        HEP

Payment Date          0%     15%    18%    21%   24%     28%
                      --     ---    ---    ---   ---     ---
Initial Balance     100.0  100.0  100.0  100.0  100.0  100.0
May 18, 1998        100.0  100.0  100.0  100.0  100.0  100.0
May 18, 1999        100.0  100.0  100.0  100.0  100.0  100.0
May 18, 2000        100.0  100.0  100.0  100.0  100.0  100.0
May 18, 2001        100.0  100.0  100.0  100.0  100.0   66.7
May 18, 2002        100.0  100.0  100.0   96.5   55.8   10.9
May 18, 2003        100.0  100.0   97.4   53.5   17.6    0.0
May 18, 2004        100.0  100.0   62.5   23.2    0.0    0.0
May 18, 2005        100.0   83.1   37.9    3.3    0.0    0.0
May 18, 2006        100.0   57.9   16.8    0.0    0.0    0.0
May 18, 2007        100.0   35.9    0.0    0.0    0.0    0.0
May 18, 2008        100.0   16.8    0.0    0.0    0.0    0.0
May 18, 2009        100.0    0.3    0.0    0.0    0.0    0.0
May 18, 2010        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2011        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2012        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2013        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2014        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2015        100.0    0.0    0.0    0.0    0.0    0.0
May 18, 2016         90.5    0.0    0.0    0.0    0.0    0.0
May 18, 2017         76.1    0.0    0.0    0.0    0.0    0.0
May 18, 2018         67.0    0.0    0.0    0.0    0.0    0.0
May 18, 2019         56.8    0.0    0.0    0.0    0.0    0.0
May 18, 2020         45.3    0.0    0.0    0.0    0.0    0.0
May 18, 2021         32.4    0.0    0.0    0.0    0.0    0.0
May 18, 2022         18.0    0.0    0.0    0.0    0.0    0.0
May 18, 2023          1.8    0.0    0.0    0.0    0.0    0.0
May 18, 2024          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2025          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2026          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2027          0.0    0.0    0.0    0.0    0.0    0.0
May 18, 2028          0.0    0.0    0.0    0.0    0.0    0.0

Weighted Avg Life
years(2)             22.4    9.5    7.6    6.3    5.3    4.3

--------------
(1) For purposes of calculating the percentages and the weighted average lives with respect to the Group I Certificates, the Mortgage Loans in Group II are assumed to prepay at 26% CPR and for purposes of calculating the percentages and the weighted average lives with respect to the Group II Certificates, the Mortgage Loans in Group I are assumed to prepay at 24% HEP.

(2) The weighted average life of the Class A Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificates.

                 PERCENTAGE OF CERTIFICATE PRINCIPAL BALANCE (1)

                        Class A-4 Group I Certificates               Class A-5 Group I Certificates
                                     HEP                                          HEP

Payment Date       0%      15%    18%     21%    24%    28%     0%     15%     18%    21%     24%    28%
                   --      ---    ---     ---    ---    ---     --     ---     ---    ---     ---    ---
Initial Balance    100.0   100.0  100.0   100.0  100.0  100.0   100.0  100.0   100.0  100.0   100.0  100.0
May 18, 1998       100.0   100.0  100.0   100.0  100.0  100.0   100.0  100.0   100.0  100.0   100.0  100.0
May 18, 1999       100.0   100.0  100.0   100.0  100.0  100.0   100.0  100.0   100.0  100.0   100.0  100.0
May 18, 2000       100.0   100.0  100.0   100.0  100.0  100.0   100.0  100.0   100.0  100.0   100.0  100.0
May 18, 2001       100.0   100.0  100.0   100.0  100.0  100.0    99.4   92.1    90.7   89.5    88.0   85.9
May 18, 2002       100.0   100.0  100.0   100.0  100.0  100.0    98.8   85.0    82.5   80.0    77.3   73.7
May 18, 2003       100.0   100.0  100.0   100.0  100.0   75.7    97.5   73.7    69.5   65.4    61.3   56.0
May 18, 2004       100.0   100.0  100.0   100.0   90.7   53.5    95.6   61.5    55.9   50.7    45.7   39.6
May 18, 2005       100.0   100.0  100.0   100.0   72.2   41.9    92.7   47.5    41.1   35.4    30.2   23.8
May 18, 2006       100.0   100.0  100.0    83.6   56.5   31.4    89.5   36.5    30.0   24.5    19.7   13.8
May 18, 2007       100.0   100.0   98.7    66.5   43.0   22.6    86.0   28.0    21.9   16.9    12.5    7.8
May 18, 2008       100.0   100.0   80.3    51.7   32.0   15.6    82.0   21.3    15.8   11.3     7.7    4.2
May 18, 2009       100.0   100.0   64.5    39.5   23.2   10.2    77.7   16.1    11.3    7.4     4.6    2.1
May 18, 2010       100.0    82.9   50.7    29.6   16.2    6.0    72.9   12.0     7.8    4.8     2.7    0.9
May 18, 2011       100.0    67.6   39.3    21.6   10.8    2.8    67.6    8.8     5.3    2.9     1.4    0.3
May 18, 2012       100.0    21.2   10.5     3.8    0.0    0.0     9.5    0.5     0.1    0.0     0.0    0.0
May 18, 2013       100.0    16.2    7.1     1.5    0.0    0.0     8.9    0.4     0.1    0.0     0.0    0.0
May 18, 2014       100.0    12.0    4.3     0.0    0.0    0.0     8.2    0.2     0.0    0.0     0.0    0.0
May 18, 2015       100.0     8.5    2.0     0.0    0.0    0.0     7.5    0.1     0.0    0.0     0.0    0.0
May 18, 2016       100.0     5.5    0.2     0.0    0.0    0.0     6.6    0.1     0.0    0.0     0.0    0.0
May 18, 2017       100.0     3.1    0.0     0.0    0.0    0.0     5.9    0.0     0.0    0.0     0.0    0.0
May 18, 2018       100.0     1.4    0.0     0.0    0.0    0.0     5.4    0.0     0.0    0.0     0.0    0.0
May 18, 2019       100.0     0.0    0.0     0.0    0.0    0.0     4.9    0.0     0.0    0.0     0.0    0.0
May 18, 2020       100.0     0.0    0.0     0.0    0.0    0.0     4.3    0.0     0.0    0.0     0.0    0.0
May 18, 2021       100.0     0.0    0.0     0.0    0.0    0.0     3.7    0.0     0.0    0.0     0.0    0.0
May 18, 2022       100.0     0.0    0.0     0.0    0.0    0.0     3.1    0.0     0.0    0.0     0.0    0.0
May 18, 2023       100.0     0.0    0.0     0.0    0.0    0.0     2.4    0.0     0.0    0.0     0.0    0.0
May 18, 2024        79.6     0.0    0.0     0.0    0.0    0.0     1.7    0.0     0.0    0.0     0.0    0.0
May 18, 2025        52.9     0.0    0.0     0.0    0.0    0.0     0.9    0.0     0.0    0.0     0.0    0.0
May 18, 2026        22.8     0.0    0.0     0.0    0.0    0.0     0.3    0.0     0.0    0.0     0.0    0.0
May 18, 2027         0.0     0.0    0.0     0.0    0.0    0.0     0.0    0.0     0.0    0.0     0.0    0.0
May 18, 2028         0.0     0.0    0.0     0.0    0.0    0.0     0.0    0.0     0.0    0.0     0.0    0.0

Weighted Avg Life
years(2)            28.0    14.8   13.1    11.5   10.0    8.1    14.0    8.3     7.8    7.4     7.0    6.6

                       Class A-6 Group II Certificates
                                     CPR

Payment Date       0%     15%    18%     21%    26%     30%
                   --     ---    ---     ---    ---     ---
Initial Balance   100.0   100.0  100.0   100.0  100.0   100.0
May 18, 1998       95.5    80.6   77.6    74.6   69.6    65.7
May 18, 1999       95.1    67.6   62.6    57.8   50.2    44.5
May 18, 2000       94.6    56.6   50.4    44.7   36.8    31.1
May 18, 2001       94.1    47.2   40.8    35.2   27.1    21.7
May 18, 2002       93.6    39.8   33.3    27.6   19.9    15.1
May 18, 2003       93.0    33.6   27.1    21.7   14.6    10.5
May 18, 2004       92.3    28.4   22.1    17.0   10.8     7.3
May 18, 2005       91.5    23.9   18.0    13.3    7.9     5.0
May 18, 2006       90.5    20.1   14.6    10.4    5.8     3.3
May 18, 2007       89.5    16.9   11.8     8.1    4.1     2.1
May 18, 2008       88.4    14.2    9.6     6.4    2.9     1.3
May 18, 2009       87.0    11.9    7.7     4.9    2.0     0.8
May 18, 2010       85.6    10.0    6.2     3.7    1.3     0.4
May 18, 2011       83.9     8.3    5.0     2.7    0.8     0.1
May 18, 2012       82.0     6.9    3.9     2.0    0.4     0.0
May 18, 2013       79.8     5.7    3.0     1.4    0.2     0.0
May 18, 2014       77.4     4.6    2.3     1.0    0.0     0.0
May 18, 2015       74.6     3.7    1.7     0.6    0.0     0.0
May 18, 2016       71.5     2.9    1.2     0.4    0.0     0.0
May 18, 2017       67.9     2.3    0.9     0.1    0.0     0.0
May 18, 2018       63.9     1.7    0.6     0.0    0.0     0.0
May 18, 2019       59.4     1.3    0.3     0.0    0.0     0.0
May 18, 2020       54.2     0.9    0.1     0.0    0.0     0.0
May 18, 2021       48.4     0.6    0.0     0.0    0.0     0.0
May 18, 2022       42.2     0.3    0.0     0.0    0.0     0.0
May 18, 2023       35.3     0.1    0.0     0.0    0.0     0.0
May 18, 2024       27.6     0.0    0.0     0.0    0.0     0.0
May 18, 2025       18.8     0.0    0.0     0.0    0.0     0.0
May 18, 2026        8.9     0.0    0.0     0.0    0.0     0.0
May 18, 2027        0.0     0.0    0.0     0.0    0.0     0.0
May 18, 2028        0.0     0.0    0.0     0.0    0.0     0.0

Weighted Avg Life
years(2)           21.4     5.4    4.5     3.8    3.0     2.6

(1) For purposes of calculating the percentages and the weighted average lives with respect to the Group I Certificates, the Mortgage Loans in Group II are assumed to prepay at 26% CPR and for purposes of calculating the percentages and the weighted average lives with respect to the Group II Certificates, the Mortgage Loans in Group I are assumed to prepay at 24% HEP.

(2) The weighted average life of the Class A Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificates.

     The Mortgage Loans will not have the characteristics assumed above, and there can be no assurance that (i) the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of each Class of the Class A Group I Certificates, or the weighted average life of the Class A-6 Group II Certificates will be as calculated above. Because the rate of distributions of principal of the Class A Certificates will be a result of the actual amortization (including prepayments) of the Mortgage Loans in the related Mortgage Loan Group, which will include Mortgage Loans that have remaining terms to stated maturity shorter or longer than those assumed and Coupon Rates higher or lower than those assumed, the weighted average lives of the Class A Group I Certificates and the Class A-6 Group II Certificates will differ from those set forth above, even if all of the Mortgage Loans in the related Mortgage Loan Group prepay at the indicated constant prepayment rates.

Payment Delay Feature of Class A-2, A-3, A-4 and A-5 Group I Certificates

     The effective yield to the Owners of the Class A-2, A-3, A-4 and A-5 Group I Certificates will be lower than the yield which would otherwise apply because distributions will not be payable to such Owners until at least the 18th day of the month in which the related Accrual Period ends, without any additional distribution of interest or earnings thereon in respect of such delay.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued in classes (each, a "Class") pursuant to a Pooling and Servicing Agreement to be dated as of May 1, 1997 (the "Pooling and Servicing Agreement") among the Master Servicer, the Company, the Transferor and the Trustee. The Trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) to the Owners of the Certificates on written request. The following describes certain terms of the Pooling and Servicing Agreement, but does not purport to be complete and is qualified in its entirety by reference to the Pooling and Servicing Agreement.

     The Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates, the Class A-5 Group I Certificates and the Class A-6 Group II Certificates are senior certificates as described herein. The Class B Certificates are not being offered hereby. Each Class of Class A Certificates will be issued in original principal amounts of $1,000 and integral multiples thereof, except that one certificate for each class of Class A Certificates may be issued in a different amount. The Trust will also issue a residual class in each REMIC created by the Trust (the "Residual Certificates") which are not being offered hereby and will initially be retained by the Company or its affiliates. The Class A Certificates, the Class B Certificates and the Residual Certificates are collectively referred to as the "Certificates".

Payment Dates and Distributions

     On the 18th day of each month, or, if such day is not a business day then the next succeeding business day, commencing June 18, 1997 (each such day being a "Payment Date"), the Trustee will be required to distribute to the Owners of record of the Certificates as of the related Record Date, such Owners' Percentage Interest in the amounts required to be distributed to the Owners of each Class of Certificates on such Payment Date. For so long as any Class A Certificate is in book-entry form with DTC, the only "Owner" of such Class A Certificates will be Cede. See " -- Book-Entry Registration of the Class A Certificates" herein.

     Each Owner of record of a Certificate as of each Record Date will be entitled to receive such Owner's Percentage Interest in the amounts due on the related Payment Date to the Owners of the related Class of Certificates. The "Percentage Interest" of each Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Class A Certificate as of the Cut-Off Date by the related Class A Certificate Principal Balance as of the Cut-Off Date.

Flow of Funds and Distributions on the Class A Certificates

     The Principal and Interest Account. The Pooling and Servicing Agreement requires the Master Servicer to establish a custodial account (the "Principal and Interest Account") on behalf of the Trustee at a depository institution meeting the requirements set forth in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement requires the Master Servicer to deposit all collections (other than amounts escrowed for taxes and insurance) related to the Mortgage Loans to the Principal and Interest Account on a daily basis (but no later than the first business day after receipt). All funds in the Principal and Interest Account can only be invested in Eligible Investments. Investment earnings on funds held in the Principal and Interest Account are for the account of the Master Servicer, and the Master Servicer will be responsible for any losses.

     The Master Servicer is required pursuant to the Pooling and Servicing Agreement on the thirteenth day or, if such day is not a business day, on the next following business day (the "Remittance Date") of each month to remit to the Trustee the following amounts with respect to the Mortgage Loans in each Mortgage Loan Group: (i) an amount equal to the sum, without duplication, of (x) the aggregate portions of the interest payments (whether or not collected) becoming due on the Mortgage Loans during the immediately preceding Remittance Period, and (y) any Compensating Interest calculated at the Coupon Rate on the related Mortgage Loan, less the Servicing Fee with respect to the Mortgage Loans serviced by the Master Servicer due with respect to such Mortgage Loans with respect to the immediately preceding Remittance Period (the amount described in this clause (i) for the Mortgage Loans in Group I being the "Group I Interest Remittance Amount" and the amount in this clause (i) for the Mortgage Loans in Group II being the "Group II Interest Remittance Amount"), (ii) an amount equal to the sum, without duplication, of (x) the aggregate portions of the scheduled principal payments, but only to the extent collected, on the Mortgage Loans during the immediately preceding Remittance Period, (y) any Prepayments, Insurance Proceeds and Net Liquidation Proceeds (but only to the extent that such Net Liquidation Proceeds do not exceed the principal balance of the related Mortgage Loan) and Released Mortgaged Property Proceeds, in each case only to the extent collected on the Mortgage Loans during the preceding Remittance Period and (z) all Loan Purchase Prices and Substitution Amounts with respect to the related Mortgage Loans at such Remittance Date paid or received by the Master Servicer for deposit to the Principal and Interest Account (the amount described in this clause (ii) for the Mortgage Loans in Group I being the "Group I Principal Remittance Amount", and the amount described in this clause (ii) for the Mortgage Loans in Group II being the "Group II Principal Remittance Amount". For any Remittance Date, the sum of the Group I Interest Remittance Amount and the Group I Principal Remittance Amount is the "Group I Monthly Remittance" for such Remittance Date and the sum of the Group II Interest Remittance Amount and the Group II Principal Remittance Amount is the "Group II Monthly Remittance" for such Remittance Date. The sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount is the "Interest Remittance Amount". The sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount is equal to the "Principal Remittance Amount". For any Remittance Date, the sum of the Interest Remittance Amount and the Principal Remittance Amount is the "Monthly Remittance" for such Remittance Date.

     A "Remittance Period" is the period commencing at the opening of business on the second day of each month and ending at the close of business on the first day of the following month.

     Delinquency Advances. The Pooling and Servicing Agreement requires that if, on any Remittance Date, the amount then on deposit in the Principal and Interest Account from Mortgage Loan collections and relating to interest is less than the Interest Remittance Amount applicable to such Remittance Period, then the Master Servicer is required to deposit into the Principal and Interest Account a sufficient amount of its own funds ("Delinquency Advances") to make such amount equal to such Interest Remittance Amount. The Master Servicer is not required to make a Delinquency Advance if it believes that such Delinquency Advance will not be recoverable from the related Mortgage Loan. The Trustee, as successor Master Servicer, will not be required to make a Delinquency Advance if it believes that such Delinquency Advance will not be recoverable from the related Mortgage Loan.

     The Certificate Account. The Pooling and Servicing Agreement provides that the Trustee shall create and maintain one or more accounts for the purpose of funding distributions to the Owners (collectively, the "Certificate Account"). The Pooling and Servicing Agreement provides that the Trustee shall deposit to the Certificate Account monthly, the Monthly Remittance received from the Master Servicer on the related Remittance Date.

     The Policy Payments Account. The Pooling and Servicing Agreement requires that the Trustee shall establish a separate special purpose trust account for the benefit of Owners of the Class A Certificates and the Certificate Insurer (the "Policy Payments Account"). On the second business day prior to each Payment Date, in preparation of making distributions on such Payment Date, if the Trustee determines with respect to either Mortgage Loan Group that the Total Available Funds to be on deposit in the Certificate Account with respect to such Mortgage Loan Group will be insufficient to pay the full amount of the related Insured Distribution Amount and the fees of the Trustee for such Payment Date, the Trustee will then be required to make a draw on the Certificate Insurance Policy for the deficiency (the amount of any such deficiency being the amount of the "Insured Payment" required to be made) and to deposit the amount received with respect to such draw into the Policy Payments Account. The Trustee will then distribute such amount only for purposes of payment to Owners of Class A Certificates of the Insured Payments for which a claim was made.

     The Supplemental Interest Account. The Pooling and Servicing Agreement also establishes the "Group II Supplemental Interest Account" (the "Supplemental Interest Account") which is held in trust by the Trustee, but does not constitute a part of the Trust. The Supplemental Interest Account will hold certain amounts and other property relating to the funding of Supplemental Interest Amounts, if any, to the Owners of the Class A-6 Group II Certificates. "Group II Supplemental Interest Amounts" are payments due on any Payment Date which result from any shortfall between Class A-6 Group II Certificate interest calculated at the Class A-6 Formula Pass-Through Rate, and such interest calculated at the Class A-6 Available Funds PassThrough Rate.

     Distributions on the Class A Certificates. On each Payment Date, the Trustee shall be required to make the following disbursements and transfers from the Certificate Account in the following order of priority, and each such transfer and disbursement shall be treated as having occurred only after all preceding transfers and disbursements have occurred:

          (i) first, the Trustee shall pay first, to itself the Trustee's fees then due;

          (ii) second, the Trustee shall pay to the Certificate Insurer the premium amount then due and any other amounts then due the Certificate Insurer under the Insurance Agreement;

          (iii) third, the Trustee shall pay, pari passu, to the Owners of each of the Class A Certificates, the related Class A Distribution Amount for such Class and such Payment Date; and

          (iv) fourth, the Trustee shall distribute any remaining amount in the Certificate Account to the Owners of the related Class B Certificates and as otherwise required by the Pooling and Servicing Agreement.

     Principal distributions with respect to the Class A Group I Certificates will generally be distributed in a sequential-pay fashion, subject to the "lockout" provisions applicable to the Class A-5 Group I Certificates.

     The Owners of the Class A-5 Group I Certificates are entitled to receive payments of the Class A-5 Lockout Distribution Amount specified herein; provided, that if on any Payment Date the Class A-4 Certificate

Principal Balance is zero, the Owners of the Class A-5 Group I Certificates will be entitled to receive the entire Class A Principal Distribution Amount for Group I for such Payment Date.

     The "Class A-5 Lockout Distribution Amount" for any Payment Date will be the product of (i) the applicable Class A-5 Lockout Percentage for such Payment Date and (ii) the Class A-5 Lockout Pro Rata Distribution Amount for such Payment Date.

     The "Class A-5 Lockout Percentage" for each Payment Date shall be as follows:

  Payment Dates                                             Lockout Percentage
  -------------                                             ------------------
  June 1997 - May 2000                                                0%
  June 2000 - May 2002                                               45%
  June 2002 - May 2003                                               80%
  June 2003 - May 2004                                              100%
  June 2004 and thereafter                                          140%

     The "Class A-5 Lockout Pro Rata Distribution Amount" for any Payment Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5 Group I Certificates immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Group I Certificates immediately prior to such Payment Date and (y) the Class A Principal Distribution Amount for Group I for such Payment Date.

     After payment of the Class A-5 Lockout Distribution Amount, the remaining Class A Principal Distribution Amount for Group I shall be paid to the Owners of the other Classes of Class A Group I Certificates sequentially, such that the
Class A-4 Group I Certificates are entitled to receive no principal distributions until the Class A-3 Certificate Principal Balance has been reduced to zero, the Class A-3 Group I Certificates are entitled to receive no principal distributions until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Class A-2 Group I Certificates are entitled to receive no principal distributions until the Class A-1 Certificate Principal Balance has been reduced to zero.

     The Pooling and Servicing Agreement provides that to the extent the Certificate Insurer makes Insured Payments, the Certificate Insurer will be subrogated to the rights of the Owners of the related Class A Certificates with respect to such Insured Payments and shall be deemed, to the extent of the payments so made, to be a registered Owner of Class A Certificates and shall be entitled to reimbursement for such Insured Payments, as provided in the Pooling and Servicing Agreement.

Calculation of LIBOR

     On the second business day preceding each Payment Date or, in the case of the first Payment Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Accrual Period for the Class A-1 Group I Certificates and the Class A-6 Group II Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Company or the Trustee.

     On each Interest Determination Date, LIBOR for the related Accrual Period for the Class A-1 Group I Certificates and the Class A-6 Group II Certificates will be established by the Trustee as follows:

     (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Class A-1 Group I and the Class A-6 Group II Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

     (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Class A-1 Group I and the Class A-6 Group II Certificates shall be the higher of
(x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 Group I and the Class A-6 Group II Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (212) 946-3237.

Subordination of Class B Certificates

     The Class B Certificates are subordinated to the Class A Certificates. Such subordination is intended to enhance the likelihood that the Owners of the Class A Certificates will receive full and timely receipt of all amounts due to them.

     The Pooling and Servicing Agreement requires that the excess of the aggregate principal balance of the Mortgage Loans in Group I over the Class A Certificate Principal Balance for all Classes of the Class A Group I Certificates be maintained at a certain amount (which amount may vary over time) over the life of the transaction, which amount is specified by the Certificate Insurer. The actual amount of this excess is the "Subordinated Amount" for Group I, and the specified target amount of the excess at a point in time is the "Specified Subordinated Amount" for Group I.

     Similarly, the Pooling and Servicing Agreement requires that the excess of the Group II Pool Principal Balance over the Class A Certificate Principal Balance for the Class A-6 Group II Certificates be maintained at a certain amount (which amount may vary over time) over the life of the transaction, which amount is specified by the Certificate Insurer. The actual amount of this excess is the "Subordinated Amount" for Group II, and the specified target amount of the excess at a point in time is the "Specified Subordinated Amount" for Group II.

     The Certificate Insurer may permit the reduction of the Specified Subordinated Amount without the consent of, or the giving of notice to, the Owners of the related Class A Certificates; provided, that the Certificate Insurer is not then in default; and provided, further, that such reduction would not change materially the weighted average life of the related Class A Certificates or the current rating thereof.

     The Pooling and Servicing Agreement generally provides that the Owners of the Class B Certificates will only receive distributions of principal to the extent that the actual related Subordinated Amount exceeds the then related Specified Subordinated Amount; i.e., to the extent that there is a level of subordination greater than that required by the Certificate Insurer, as will be the case when the Specified Subordinated Amount decreases or "steps down" in accordance with its terms. Consequently, unless there exists on any particular Payment Date such related excess subordination, the Owners of the related Class A Certificates will be entitled to receive 100% of the principal to be distributed on such Payment Date with respect to the related Mortgage Loan Group.

     Subject to the prior rights of the Owners of the Class A Certificates to receive Class B Interest as discussed below, the Class B Certificates are also entitled to receive all excess interest available on any Payment Date for the related Mortgage Loan Group, i.e., the interest remitted by the Master Servicer to the Trustee relating to the prior Remittance Period (which interest remittance is itself net of the aggregate monthly Servicing Fees) less the interest due and payable to the Owners of the related Class A Certificates, together with the fees and premium due and payable to the Trustee and the Certificate Insurer (such interest to which the related Class B Certificates are entitled, the "Class B Interest" for the related Mortgage Loan Group).

     On each Payment Date the Class B Interest will be used, to the extent available and prior to any distribution thereof to the Class B Certificates, to fund any shortfalls in amounts due to the Owners of the Class A Certificates on such Payment Date. In addition, to the extent that the related Specified Subordinated Amount increases or "steps up" due to the effect of the triggers set forth in the definition thereof, or if, due to Realized Losses, the related Subordinated Amount has been reduced below the related Specified Subordinated Amount, the Pooling and Servicing Agreement requires that Class B Interest be used to make payments of principal to the Owners of the Class A Group I Certificates and the Class A-6 Group II Certificates for the purposes of accelerating the amortization thereof relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group. Such accelerated payments of principal will be made to the extent necessary to increase the related Subordinated Amount to its then-applicable Specified Subordinated Amount. To the extent that, on any Payment Date, the actual related Subordinated Amount is less than the related Specified Subordinated Amount, a "Subordination Deficiency" will exist. The Insurance Agreement defines a "Group I Subordination Deficit" with respect to a Payment Date to be the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Class A Group I Certificates as of such Payment Date, and following the making of all distributions to be made on such Payment Date (except for any payment to be made as to principal from proceeds of the Certificate Insurance Policy), exceeds (y) an amount equal to the aggregate principal balances of the Mortgage Loans in Group I as of the close of business on the last day of the preceding Remittance Period and a "Group II Subordination Deficit" with respect to a Payment Date is the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Class A-6 Group II Certificates as of such Payment Date, and following the making of all distributions to be made on such Payment Date (except for any payment to be made as to principal from proceeds of the Certificate Insurance Policy) exceeds
(y) the aggregate principal balances of the Mortgage Loans in Group II as of the close of business on the last day of the preceding Remittance Period.

     "Subordination Increase Amount" means, as of any Payment Date and with respect to the related Mortgage Loan Group, the lesser of (i) the Subordination Deficiency applicable to such Mortgage Loan Group as of such Payment Date and
(ii) the sum of (x) the actual amount available to pay the Class B Interest on the related Mortgage Loan Group and (y) the actual amount allocable to the Class A Certificates for such Mortgage Loan Group from the Class B Interest with respect to the other Mortgage Loan Group, on such Payment Date.

     "Subordination Reduction Amount" means, with respect to any Payment Date and with respect to the related Mortgage Loan Group, an amount equal to the lesser of (x) the excess of the actual Subordinated Amount applicable to such Mortgage Loan Group over the Specified Subordinated Amount for such Payment Date and (y) the amount described in clause (b)(i)(x) of the definition of Class A Principal Distribution Amount for such Payment Date.

     Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy not later than 12:00 p.m., New York City time on the second business day prior to any Payment Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment to the extent of such Subordination Deficit as a payment of principal to the Owners of the Class A Group I Certificates or the Class A-6 Group II Certificates, as the case may be, on such Payment Date. Investors in the Class A Group I Certificates of each Class and the Class A-6 Group II Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Mortgage Loan Pool, they may temporarily receive no distributions of principal.

Crosscollateralization Provisions

     The Pooling and Servicing Agreement provides that the Class B Interest generated by a Mortgage Loan Group may be used to fund certain shortfalls with respect to the other Mortgage Loan Group, provided that such Class B Interest must first be applied to fund certain required payments with respect to the related Mortgage Loan Group. Specifically, the Class B Interest generated by one Mortgage Loan Group is to be applied in the following order of priority: (i) first, to fund a Subordination Increase Amount payment in response to a Subordination Deficit in the related Mortgage Loan Group; (ii) second, to fund a Subordination Increase Amount payment in response to a Subordination Deficit or interest shortfall in the other Mortgage Loan Group; (iii) third, to fund a Subordination Increase Amount payment in response to a Subordination Deficiency in the related Mortgage Loan Group; and (iv) fourth, to fund a Subordination Increase Amount payment in response to a Subordination Deficiency with respect to the other Mortgage Loan Group.

Credit Enhancement Does Not Apply to Prepayment Risk

     In general, the protection afforded by the subordination provisions and by the Certificate Insurance Policy is protection for credit risk and not for prepayment risk. The subordination provisions may not be adjusted, nor may a claim be made under the Certificate Insurance Policy to guarantee or insure that any particular rate of prepayment is experienced by either of the two Mortgage Loan Groups.

Class A Certificate Distributions and Insured Payments

     No later than the second business day prior to each Payment Date the Trustee will be required to determine the amounts to be on deposit in the Certificate Account on such Payment Date, following (i) payment of the applicable Trustee's fee and the premiums due the Certificate Insurer and (ii) the application of the cross-collateralization provisions described above with respect to each of the two Mortgage Loan Groups, such amounts being the "Group I Total Available Funds" and the "Group II Total Available Funds", respectively, or, collectively, the "Total Available Funds". If the aggregate Class A Insured Distribution Amount related to the Class A Group I Certificates for any Payment Date exceeds the Group I Total Available Funds for such Payment Date and the amounts available by reason of the application of the cross-collateralization provisions described above, the Trustee will be required to draw the amount of such insufficiency from the Certificate Insurer under the Certificate Insurance Policy. If on any Payment Date the Class A Insured Distribution Amount related to the Class A-6 Group II Certificates exceeds the Group II Total Available
Funds for such Payment Date and the amounts available by reason of the application of the cross-collateralization provisions described above, the Trustee will be required to draw the amount of such insufficiency from the Certificate Insurer under the Certificate Insurance Policy. The Trustee will be required to deposit to the Policy Payments Account the amount of any Insured Payment made by the Certificate Insurer. The Pooling and Servicing Agreement provides that amounts which cannot be distributed to the Owners of the Certificates as a result of final, non-appealable proceedings under the United States Bankruptcy Code or similar insolvency laws will not be considered in determining the amount of Total Available Funds with respect to any Payment Date.

Book-Entry Registration of the Class A Certificates

     The Class A Certificates will be book-entry certificates (the "Book-Entry Certificates"). The Beneficial Certificate Owners may elect to hold their Class A Certificates through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per class of Class A Certificates which in the aggregate equal the principal balance of such Class A Certificates and will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank will act as depository for CEDEL and Chase will act as depository for Euroclear (in such capacities, individually the "Relevant Depository" and collectively the "European Depositories"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000. Except as described below, no Beneficial Certificate Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Class A Certificates will be Cede, as nominee of DTC. Beneficial Certificate Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Beneficial Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Certificate Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, or, if the Beneficial Certificate Owner's Financial Intermediary is not a DTC Participant, then on the records of CEDEL or Euroclear, as appropriate).

     Beneficial Certificate Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and DTC Participants. While such Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, such Class A Certificates. Participants and indirect participants with whom Beneficial Certificate Owners have accounts with respect to Class A Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Certificate Owners. Accordingly, although Beneficial Certificate Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Certificate Owners will receive distributions and will be able to transfer their interest.

     Beneficial  Certificate  Owners  will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.
Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences -- Foreign Investors" and " -- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Certificate Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Beneficial Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Class A Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Certificate Owner to pledge Book-Entry Certificates, to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust provided by the Master Servicer to Cede, as nominee of DTC, may be made available to Beneficial Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Certificate Owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the

Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Definitive Certificates will be issued to Beneficial Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Company advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Company or the Trustee is unable to locate a qualified successor, (b) the Company, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Certificate Owners representing a majority of the outstanding Percentage Interests of the Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certain Activities

     The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities (except the Certificates) in exchange for property; or (viii) repurchase or otherwise reacquire its securities. See "Reports to the Holders" for information regarding reports to the Certificateholders.

General Servicing Procedures

     Acting directly or through one or more sub-servicers, Access Financial Lending Corp. (the "Master Servicer") is required to service and administer the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

     The Master Servicer in its own name or in the name of a sub-servicer is authorized and empowered pursuant to the Pooling and Servicing Agreement (i) to execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property in its own name on behalf of the Trustee, and (iii) to hold title in the name of the Trust to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that to the extent any instrument described in clause (i) would be delivered by the Master Servicer outside of its ordinary procedures for mortgage loans held for its own account, the Master Servicer is required, prior to executing and delivering such instrument, to obtain the prior written consent of the Certificate Insurer.

     The Master Servicer, in its own name or in the name of a Sub-Servicer, has the right to approve requests of Mortgagors for consent to (i) partial releases of Mortgages and (ii) alterations, removal, demolition or division of Properties subject to Mortgages. The Pooling and Servicing Agreement provides that no such request shall be approved by the Master Servicer unless: (i) (x) the provisions of the related Note and Mortgage have been complied with, (y) the Combined Loan-to-Value Ratio (which may, for this purpose, be determined at the time of any such action in a manner reasonably acceptable to the Certificate Insurer) after any release does not exceed the Combined Loan-to-Value Ratio set forth for such Mortgage Loan in the Schedule of Mortgage Loans, and (z) the lien priority of the related Mortgage is not affected; or (ii) the Certificate Insurer shall have approved the granting of such request.

     On the tenth day of each month (or the immediately following business day if the tenth day does not fall on a business day), the Master Servicer or Sub-Servicer shall send to the Trustee a report detailing the payments on the Mortgage Loans serviced by it in each of the two Mortgage Loan Groups during the prior Remittance Period.

Collection of Certain Mortgage Loan Payments

     The Master Servicer is required generally to service the Mortgage Loan Pool in a prudent manner consistent with its general servicing standards for similar mortgage loans and to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with the provisions of the Pooling and Servicing Agreement, follow collection procedures for all Mortgage Loans at least as rigorous as those the Master Servicer would take in servicing loans and in collecting payments thereunder for its own account.

     Consistent with the foregoing, the Master Servicer, in its own name or in the name of a Sub-Servicer, may (i) in its discretion waive or permit to be waived any late payment charge or assumption fee or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation,
(ii) extend the due date for payments due on a Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment, and (iii) amend any Note to extend the maturity thereof, provided that no maturity shall be extended beyond the maturity date of the Mortgage Loan with the latest maturity date and that no more than 1.0% of the Original Pool Balance of the Mortgage Loans shall have a maturity date which has been extended beyond the maturity date thereof at the Cut-Off Date; provided that such action does not violate applicable REMIC provisions. In the event the Master Servicer, in its own name or in the name of a Sub-Servicer, consents to the deferment of the due dates for payments due on a Note, the Master Servicer or Sub-Servicer is nonetheless required to make payment of any required Delinquency Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

     Generally the Class A Certificate Owners would prefer that "due-on-sale" clauses be waived in the event of a sale of the underlying Mortgaged Property, that extensions and accommodations be made with delinquent Mortgagors, and that liquidations of Mortgage Loans be deferred, since upon prepayment due to sale or upon liquidation such Owners will receive a payment of principal in connection with such prepayment or liquidation. If attractive re-investment opportunities are available at the time, Class A Certificate Owners may prefer that "due-on-sale" clauses not be waived and that no such extensions, accommodations or deferments be made, thus hastening the return of principal to such Owners.

     Owners do not have the right under the Pooling and Servicing Agreement to make decisions with respect to Mortgagor accounts. Such decisions are in the nature of mortgage servicing and the Master Servicer generally has the right to make such decisions without the requirement of consent of the Owners, the Trustee or the Certificate Insurer. The Master Servicer will generally be required under the Pooling and Servicing Agreement to enforce "due-on-sale" clauses, and will make decisions with respect to liquidations in accordance with the Pooling and Servicing Agreement.

     Under certain limited circumstances the Pooling and Servicing Agreement may require the Master Servicer to obtain the consent of the Certificate Insurer before taking certain actions with respect to defaulted Mortgage Loans and in connection with the waiver of "due-on-sale" clauses. Since the Certificate Insurer's exposure increases, to the extent of interest accrued, the longer the liquidation process, it is likely to be the case that the Certificate Insurer will favor quick liquidations in those situations in which its consent is required. Similarly, the Certificate Insurer would favor the enforcement of a "due-on-sale" clause, since a prepayment in the event of a sale also reduces its exposure by limiting the accrual of interest.

Principal and Interest Account

     The Master Servicer, in its own name or in the name of a Sub-Servicer, is required to deposit to the Principal and Interest Account all collections on the Mortgage Loans, certain proceeds received by the Master Servicer in connection with the termination of the Trust, Loan Purchase Prices and Substitution Amounts received or paid by the Master Servicer, insurance and condemnation proceeds received by the Master Servicer, other amounts related to the Mortgage Loans received by the Master Servicer, including any income from REO Properties (net of Servicing Advances made with respect to such REO Properties), and Delinquency Advances together with any amounts which are reimbursable from the Principal and Interest Account, but net of the Servicing Fee with respect to each Mortgage Loan serviced by the Master Servicer and other servicing compensation to the Master Servicer as permitted by the Pooling and Servicing Agreement.

     The Master Servicer or Sub-Servicer may make withdrawals from the Principal and Interest Account only for the following purposes: (a) to effect the timely remittance to the Trustee of the Monthly Remittance due on the Remittance Date;
(b) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account; (c) to withdraw amounts that have been deposited to the Principal and Interest Account in error; (d) to pay certain miscellaneous amounts over to the Company and (e) to clear and terminate the Principal and Interest Account.

     On each Remittance Date the Master Servicer and any Sub-Servicer is required to remit the Monthly Remittance amount inclusive of all Delinquency Advances and Compensating Interest to the Trustee by wire transfer, or otherwise make funds available in immediately available funds.

Servicing Advances

     The Pooling and Servicing Agreement obligates the Master Servicer to pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable legal fees) incurred in the performance of its servicing obligations including, but not limited to, the cost of (i) preservation expenses, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of REO Property (including, without limitation, realtors' commissions) and (iv) advances made for taxes, insurance and other charges against a Property. Each such expenditure will constitute a "Servicing Advance". The Master Servicer may recover Servicing Advances from the Mortgagors to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan. In no case may the Master Servicer recover Servicing Advances from the principal and interest payments on any Mortgage Loan or from any amounts relating to any other Mortgage Loan. The Master Servicer is not required to make a Servicing Advance if it believes that such Servicing Advance will not be recoverable from the related Mortgage Loan.

Compensating Interest

     A full month's interest on each Mortgage Loan, calculated at a rate equal to such Mortgage Loan's Coupon Rate less the Servicing Fee is due to the Trustee on the outstanding principal balance of each Mortgage Loan as of the beginning of each Remittance Period. If a Prepayment of a Mortgage Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor during such calendar month and the full month's interest at such rate ("Compensating Interest") that is due is required to be deposited by the Master Servicer to the Principal and Interest Account (without any right of reimbursement therefor) and shall be included in the Monthly Remittance and made available to the Trustee on the next succeeding Remittance Date.

Maintenance of Insurance

     The Master Servicer is required to cause to be maintained with respect to each Mortgage Loan that it services and related Property a hazard insurance policy with a carrier licensed in the state in which such Property is located that provides for fire and extended coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan (together in the case of a Junior Mortgage, with the outstanding principal balance of the senior lien), or (ii) the minimum amount required to compensate for loss or damage on a replacement cost basis, or (iii) the full insurable value of the premises.

     If a Mortgage Loan relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer, in its own name or in the name of a Sub-Servicer, will be required to maintain with respect thereto a flood insurance policy in a form meeting the requirements of the then-current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for recovery by the Master Servicer or a Sub-Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan, of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, or (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

     In the event that the Master Servicer or a Sub-Servicer obtains and maintains a blanket policy insuring against fire and other hazards with extended coverage and against flood hazards on all of the Mortgage Loans that it services, then, to the extent such policy names the Master Servicer or a Sub-Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the Pooling and Servicing Agreement, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under the Pooling and Servicing Agreement. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the Pooling and Servicing Agreement, and there shall have been a loss that would have been covered by such policy, to deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the Pooling and Servicing Agreement and the amount paid under such blanket policy.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to indemnify the Trust out of its own funds for any loss to the Trust resulting from the Master Servicer's failure to maintain any required insurance.

Due-on-Sale Clauses

     When a Property has been or is about to be conveyed by the Mortgagor, the Master Servicer or a SubServicer, to the extent it has knowledge of such conveyance or prospective conveyance, is required to exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due on sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law; and provided further, that the Master Servicer may refrain from exercising any such right if the Certificate Insurer gives its prior consent to such non-enforcement.

Realization Upon Defaulted Mortgage Loans

     The Master Servicer, in its own name or in the name of a Sub-Servicer, is required to foreclose upon or otherwise comparably effect the ownership in the name of the Trust, on behalf of the Trustee, of Properties relating to defaulted Mortgage Loans that it services as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Master Servicer has not purchased pursuant to its purchase option described below, unless the Master Servicer reasonably believes that Net Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, in which case such Mortgage Loan will be charged off and will become a Liquidated Mortgage Loan. In connection with such foreclosure or other conversion, the Master Servicer is required to exercise or use foreclosure procedures with the same degree of care and skill as it would exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action shall constitute "Servicing Advances".

     The Master Servicer, in its own name or in the name of a Sub-Servicer, is required to sell any REO Property within 23 months of its acquisition by the Trustee, unless the Master Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust of such REO Property for a greater specified period will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC.

     In accordance with the Pooling and Servicing Agreement, if the Master Servicer has actual knowledge that a Property which it is contemplating
acquiring  in  foreclosure   or  by  deed  in  lieu  of   foreclosure   contains
environmental or hazardous waste risks known to it, the Master Servicer shall notify the Certificate Insurer and the Trustee prior to acquiring the Property. The Master Servicer is not permitted to take any action with respect to such a Property without the prior written approval of the Certificate Insurer.

     The Master Servicer is required to determine, with respect to each defaulted Mortgage Loan that it services, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan".

Servicing Compensation

     As compensation for its servicing activities under the Pooling and Servicing Agreement, the Master Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan that it services. Additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, and any other servicing-related fees, and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

Annual Statement as to Compliance

     The Master Servicer is required to deliver, on its own behalf, to the Trustee, the Company and the Certificate Insurer, annually, commencing in 1998, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default.

Annual Independent Certified Public Accountants' Reports

     Annually, commencing in 1998, the Master Servicer is required to cause to be delivered, on its own behalf, to the Trustee and the Certificate Insurer a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Assignment of Agreement

     The Master Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Company, the Trustee and the Certificate Insurer; provided, however, that any assignee must meet the eligibility requirements set forth in the Pooling and Servicing Agreement for a successor Master Servicer.

Removal and Resignation of the Master Servicer; Events of Default

     The Certificate Insurer, or with the consent of the Certificate Insurer, the Company or the Owners of Class A Certificates owning a majority in Percentage Interest in the Class A Certificates may remove the Master Servicer upon the occurrence of any of the following events (each, an "Event of Default"):

          (i) The Master Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or
     (VI) cause corporate action to be taken by it for the purpose of effecting any of the foregoing; or

          (ii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of sixty (60) consecutive days; or

          (iii) The Master Servicer shall fail to perform any one or more of its obligations under the Pooling and Servicing Agreement (other than its obligations referenced in clauses (vi) and (vii) below) and shall continue in default thereof for a period of thirty (30) days after the earlier to occur of (x) the date on which an authorized officer of the Master Servicer knows or reasonably should know of such failure or (y) receipt by the Master Servicer of a written notice by the Trustee, any Owner, the Company or the Certificate Insurer of said failure; or

          (iv) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Owners or Certificate Insurer for a period of thirty (30) days after the earlier of (x) the date on which an authorized officer of the Master Servicer knows or reasonably should know of such breach or (y) receipt by the Master Servicer of a written notice from the Trustee, any Owner, the Company or the Certificate Insurer of such breach;

          (v) If the Certificate Insurer pays out any money under the Certificate Insurance Policy, or if the Certificate Insurer otherwise funds any shortfall with its own money, because the amounts available to the Trustee (other than from the Certificate Insurer) are insufficient to make required distributions on the Class A Certificates;

          (vi) The failure by the Master Servicer to make any required Servicing Advance for a period of 30 days following the earlier of (x) the date on which an authorized officer of the Master Servicer knows or reasonably should know of such failure or (y) receipt by the Master Servicer of a written notice from the Trustee, any Owner, the Company or the Certificate Insurer of such failure;

          (vii) The failure by the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest or to pay over the Monthly Remittance;

          (viii) If the delinquency or loss levels applicable to the Mortgage Loans serviced by the Master Servicer exceed certain "trigger" levels set forth in the Insurance Agreement; or

          (ix) An "Event of Default" exists and is continuing under the Insurance Agreement;

provided, however, that (x) prior to any removal of the Master Servicer pursuant to clauses (ii) through (iv) and (vi) above, any applicable grace period granted by any such clause shall have expired prior to the time such occurrence shall have been remedied and (y) in the event of the refusal or inability of the Master Servicer to comply with its obligations described in clause (vii) above, such removal shall be effective (without the requirement of any action on the part of the Company, the Trustee or the Certificate Insurer) at 4 p.m. (New York City time) on the second business day following the day on which the Trustee notifies the Master Servicer that a required amount described in clause (vii) above has not been received by the Trustee, unless the required amount described in clause (vii) above is paid by the Master Servicer prior to such time or the Certificate Insurer grants an additional grace period for such payment. Upon the Trustee's determination that a required amount described in clause (vii) above has not been made by the Master Servicer, the Trustee shall so notify the Master Servicer, the Company and the Certificate Insurer as soon as is reasonably practical.

     The Master Servicer may not resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Pooling and Servicing Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee, the Company and the Certificate Insurer.

     No removal or resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

Successor Master Servicer

     Upon removal or resignation of Access Financial Lending Corp. as Master Servicer under the Pooling and Servicing Agreement, the Trustee (x) may solicit bids for a successor Master Servicer under the Pooling and Servicing Agreement, which successor Master Servicer must be acceptable to the Certificate Insurer, and (y) pending the appointment of a successor Master Servicer under the Pooling and Servicing Agreement, as a result of soliciting such bids, is required to serve as Master Servicer under the Pooling and Servicing Agreement, unless Access Financial Lending Corp. has been removed without cause, in which event the Trustee prior to any such removal must designate a successor Master Servicer under the Pooling and Servicing Agreement acceptable to the Certificate Insurer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer under the Pooling and Servicing Agreement, may appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC for first and second mortgage loans and having equity of not less than $15,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Certificate Insurer.

     The Trustee, or any other successor Master Servicer, upon assuming the duties of the Master Servicer, is required immediately to make payment of all Compensating Interest and all Delinquency Advances which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Master Servicer, the Trustee is only required to make Delinquency Advances (including the Delinquency Advances described in this sentence) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans.

Investment of Accounts

     All or a portion of the Principal and Interest Account, the Certificate Account and any other account which may be created by the Trustee (each, an "Account"), may be invested and reinvested in an Eligible Investment bearing interest or sold at a discount. The bank serving as Trustee or any affiliate thereof, may be the obligor on any investment in any Account which otherwise qualifies as an Eligible Investment. No investment in any Account held by the Trustee may mature later than the business day immediately preceding the next succeeding Payment Date; provided, however, that if the investment is an investment of the bank serving as Trustee, then it may mature on the Payment Date.

     The Trustee will not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

     All income or other gain from investments in any Account will be required to be deposited in such Account immediately upon receipt, and any loss resulting from such investments will be required to be charged to such Account (except with respect to the Principal and Interest Account, as to which the Master Servicer is entitled to retain any gain from investments and is required to deposit an amount equal to any loss into the Principal and Interest Account from its own funds).

Eligible Investments

     The following are "Eligible Investments":

          (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States;

          (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (c) FHLMC senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (d) FNMA senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by S&P and P-1 by Moody's;

          (f)  Deposits  of any bank or savings and loan  association  which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least "BBB" by S&P and "Baa3" by Moody's;

          (g) Commercial paper (having original maturities of not more than 270 days) rated A-1 or better by S&P and P-1 by Moody's;

          (h) Investments in money market funds rated AAAm or AAAm-G by S&P and Aaa or P-1 by Moody's; and

          (i) Such other investments as have been approved in writing by S&P, Moody's and the Certificate Insurer;

     provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

Amendments

     The Trustee, the Master Servicer and the Company may at any time and from time to time, with the prior written consent of the Certificate Insurer but without the consent of the Owners, amend the Pooling and Servicing Agreement, for the purposes of (a) curing any ambiguity, or correcting or supplementing any provision of any such agreement which may be inconsistent with any other provision of such agreement, (b) if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Residual Certificate to a Disqualified Organization (as such term is defined in the Code) or (c) complying with the requirements of the Code; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Owner or materially and adversely affect (without its written consent) the rights and interests of the Certificate Insurer.

     The Pooling and Servicing Agreement may also be amended by the Trustee, the Master Servicer and the Company, as applicable, at any time and from time to time, with the prior written approval of the Certificate Insurer and of not less than 66 2/3% of the Percentage Interest represented by each affected Class of Certificates then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Owners thereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such

Certificate or (b) change the aforesaid percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding. Any such amendment must be accompanied by an opinion of tax counsel as to REMIC matters.

     The Trustee will be required to furnish a copy of any such amendment to each Owner in the manner set forth in the Pooling and Servicing Agreement.

Termination of the Trust

     The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy all amounts required to be paid to such Owners upon the final payment and other liquidation (or any advance made with respect thereto) of the last Mortgage Loan.

Optional Termination by the Company

     At its option, but subject to the consent of the Certificate Insurer in certain circumstances, the Company may purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property, acquired by foreclosure, deed in lieu of foreclosure, or otherwise, then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Payment Date when the Pool Principal Balance has declined to ten percent or less of the Original Pool Principal Balance.

     The termination of the Trust by the preceding method is equivalent to a prepayment of all the Mortgage Loans and a liquidation of the Trust. The Owners of the Class A Certificates would receive from the proceeds of such purchase any interest owed (including any accrued but unpaid Supplemental Interest Amounts) and the Owners of the Class A Certificates would receive any principal not yet paid, in the order of priority set forth under "Description of Certificates -- Distributions on Class A Certificates". Consequently, a termination of the Trust pursuant to the preceding methods, if such Certificates were purchased at a price in excess of par, reduces the yield to maturity on the Class A Certificates.

Auction Sale

     The Pooling and Servicing Agreement requires that, within ninety days following the Company Optional Termination Date, if the Company has not exercised its optional termination right by such date, the Trustee solicit bids for the purchase of all Mortgage Loans remaining in the Trust. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to Certificateholders, in the same order of priority as collections received in respect of the Mortgage Loans. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days. Such Auction Sale shall be subject to the consent of the Certificate Insurer in certain circumstances.

                                  THE TRUSTEE

     Pursuant to the Pooling and Servicing Agreement, The Chase Manhattan Bank will serve as trustee of the Trust. The Pooling and Servicing Agreement sets forth provisions regarding the Trustee, certain of which are described below.

Certain Covenants of the Trustee

     Withholding. The Trustee is required to comply with all requirements of the Code or any applicable state or local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     Unclaimed Moneys. Any money held by the Trustee in trust for the payment of any amount due with respect to any Class A Certificate and remaining unclaimed for the period then specified in the escheat laws of the State of New York after such amount has become due and payable will be discharged from such trust and be paid to the Company, and the Owner of such Class A Certificate shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof (but only to the extent of the amounts so paid to the Company), and all liability of the Trustee with respect to such trust money will thereupon cease; provided, however, that the Trustee, before being required to make any such payment, may at the expense of the Company cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company. The Trustee may also adopt and employ, at the expense of the Company, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the Register at the last address of record for each such Owner).

     Protection of Trust Estate. The trust estate (the "Trust Estate") of the Trust primarily consists of (i) the Mortgage Loans, (ii) all moneys held in the Accounts and (iii) the Certificate Insurance Policy. The Trustee is required to hold the Trust Estate in Trust for the benefit of the Owners and, upon request of and at the expense of the Company and at the expense of the requesting party, will from time to time execute and deliver all such supplements and amendments to the Pooling and Servicing Agreement, instruments of further assurance and other instruments, and will take such other action upon such request as it deems reasonably necessary or advisable, to more effectively hold in trust all or any portion of the Trust Estate.

     The Trustee has the power to enforce, and is required to enforce the obligations of the other parties to the Pooling and Servicing Agreement by action, suit or proceeding at law or equity, and also has the power to enjoin, by action or suit, any acts or occurrences which may be unlawful or in violation of the rights of the Owners; provided, however, that nothing in the Pooling and Servicing Agreement requires any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by the Pooling and Servicing Agreement, have been requested to take such action by the Owners and provided, further, that certain obligations may be enforced by the Trustee only with the consent of the Certificate Insurer.

     Performance and Enforcement of Obligations. The Pooling and Servicing Agreement provides that the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement at the request or direction of any of the Owners, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     The Trustee may execute any of the rights or powers granted by the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder.

     Pursuant to the Pooling and Servicing Agreement, the Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that no Owner has any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement or the Certificate Insurance Policy, or for the appointment of a receiver or trustee under the Pooling and Servicing Agreement, unless:

          (1) such Owner has previously given written notice to the Company, the Certificate Insurer and the Trustee of such Owner's intention to institute such proceeding, and the Certificate Insurer consents thereto;

          (2) the Owners of not less than 25% of the Percentage Interests represented by any Class of Class A Certificates then outstanding or, if there are no Class A Certificates then outstanding, by such Percentage Interest represented by the Class B Certificates then outstanding, shall have made written request to the Trustee to institute such proceeding in its own name as representative of the Owners;

          (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority of the Percentage Interests represented by each Class of Class A Certificates then outstanding or, if there are no Class A Certificates then outstanding, by a majority of the Percentage Interests represented by the Class B Certificates then outstanding.

     The Pooling and Servicing Agreement provides that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of the Pooling and Servicing Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under the Pooling and Servicing Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

     In the event the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates, the Trustee shall follow the directions of the Certificate Insurer.

     The Certificate Insurer or, with the consent of the Certificate Insurer, the Owners of a majority of the Percentage Interests represented by each Class of Class A Certificates then outstanding or, if there are no Class A
Certificates then outstanding, by such majority of the Percentage Interests represented by the Class B Certificates then outstanding, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate provided that: (1) such direction is not in conflict with any rule of law or with the Pooling and Servicing Agreement; (2) the Trustee has been provided with indemnity satisfactory to it; and (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

     Disposition of Trust Estate. The Trustee covenants not to permit the Trust to sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by the Pooling and Servicing Agreement.

     Reporting Requirements. On each Payment Date the Trustee is required to report in writing to each Owner and to the Certificate Insurer, among other things: (i) the amount of the distribution with respect to the Class A Certificates, the Class B Certificates and the Residual Certificates; (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein; (iii) the amount of such distributions allocable to interest; (iv) the amount of such distributions allocable to the Class A Carry-Forward Amount or the Class B Carry-Forward Amount; (v) the amount of any Insured Payment made with respect to such Payment Date; (vi) the Class A Principal Balance as of such Payment Date, together with the principal amount of each Class A Certificate (based on a Certificate in the original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Payment Date; (vii) the Class B Principal Balance as of such Payment Date, together with the principal amount of each Class B Certificate (based on a Certificate in the original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Payment Date;
(viii) the total of any Substitution Amounts and any Loan Purchase Prices included in such distribution; (ix) the amount of the Servicing Fee paid with respect to such Payment Date; and (x) the Subordinated Amount as of such Payment Date.

Removal of Trustee for Cause

     The Trustee may be removed upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the  Trustee  shall  fail to  distribute  to the  Owners  entitled
     thereto  on  any  Payment  Date  amounts   available  for  distribution  in
     accordance with the terms of the Pooling and Servicing Agreement; or

          (2) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in the Pooling and Servicing Agreement, or if any representation or warranty of the Trustee made in the Pooling and Servicing Agreement or in any certificate or other writing delivered pursuant thereto or in connection therewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after, there shall have been given, by registered or certified mail, to the Trustee by the Company or by the Certificate Insurer or by the Owners of at least 25% of the aggregate Percentage Interest represented by any Class of Class A Certificates then outstanding, or, if there are no Class A Certificates then outstanding, by such Percentage Interest represented by the Class B Certificates then outstanding, a written notice specifying such failure or breach and requiring it to be remedied; or

          (3) certain insolvency events related to the Trustee.

     If any event described above occurs and is continuing, then and in every such case (x) the Company or the Certificate Insurer or (y) with the consent of the Certificate Insurer, the Owners of a majority Percentage Interest represented by any Class of Class A Certificates or, if there are no Class A Certificates then outstanding, by such Percentage Interest represented by the Class B Certificates then outstanding, may immediately appoint a successor trustee.

Liability of the Trustee

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the Trustee (i) undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement, and no implied covenants or obligations shall be read into the Pooling and Servicing Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of the Pooling and Servicing Agreement; provided, however, that such provisions do not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

     The Trustee and any director, officer, employee or agent of the Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Pooling and Servicing Agreement.

          THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

Certificate Insurer

     The following information under this heading "Certificate Insurer" has been obtained from Financial Security Assurance Inc. (hereinafter in this section, "Certificate Insurer" or "Financial Security") and has not been verified by the Company, the Master Servicer or the Underwriters. No representation or warranty is made by the Company, the Master Servicer, or the Underwriters with respect thereto.

     Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities - thereby enhancing the credit rating of those securities - in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

     Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., US WEST Capital Corporation and The Tokio Marine and Fire Insurance Co. Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

     Reinsurance. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by
Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

     Rating of Claims-Paying Ability. Financial Security's claims-paying ability is rated "Aaa" by Moody's and "AAA" by S&P, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     Capitalization. The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of March 31, 1997 (in thousands):

                                                                  March 31, 1997
                                                                   (Unaudited)
                                                                  --------------
Deferred Premium Revenue (net of prepaid reinsurance
premiums)......................................................    $  361,589
                                                                   ----------
Shareholder's Equity:
Common Stock...................................................        15,000
Additional Paid-In Capital.....................................       654,127
Unrealized Gain (Loss) on Investments (net of deferred
income taxes)..................................................        (2,030)
Accumulated Earnings...........................................       157,842
                                                                   ----------

Total Shareholder's Equity.....................................       824,939
                                                                   ----------

Total Deferred Premium Revenue and
   Shareholder's Equity........................................    $1,186,528
                                                                   ==========

     For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

     Insurance Regulation. Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

The Certificate Insurance Policy

     The Company will obtain the Certificate Insurance Policy, issued by the Certificate Insurer, in favor of the Owners of the Class A Certificates. The Certificate Insurance Policy provides for 100% coverage of the related Insured Distribution Amount.

     The Certificate Insurance Policy unconditionally guarantees the payment of Insured Payments on the Class A Certificates. The Certificate Insurer is required to make Insured Payments to the Trustee for the benefit of the Class A Certificateholders on the later of the Payment Date or on the second Business Day next following the day on which the Certificate Insurer and its fiscal agent, if any, shall have received an appropriate written notice of claim from the Trustee that an Insured Payment is due.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Certificate Insurance Policy, the Certificate Insurer will cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the applicable Owner of the Class A Certificates is required to return the amount of any Class A Insured Distribution Amount distributed with respect to the Class A Certificates during the term of the Certificate Insurance Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of such Owner of the Class A Certificates that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by such Owner of the Class A Certificates, in such form as is reasonably required by the Certificate Insurer and provided to such Owner of the Class A Certificates by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of such Owner of the Class A Certificates relating to or arising under the Class A Certificates against the debtor which made the preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer has Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Owner of the Class A Certificates directly (unless an Owner of the Class A Certificates has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment will be disbursed to the Trustee for distribution to such Owner of the Class A Certificates upon proof of such payment reasonably satisfactory to the Certificate Insurer).

     The terms "Receipt" and "Received," with respect to the Certificate Insurance Policy, shall mean actual delivery to the Certificate Insurer and to the fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next Business Day. If any notice or certificate given under the Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or its fiscal agent will promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Certificate Insurance Policy, "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions or trust companies in New York, New York, or the principal place of business of any successor Trustee is authorized or required to be closed.

     The Certificate Insurance Policy is noncancelable.

     THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Class A Certificateholders, whether or not such funds are properly distributed by the Trustee.

     The Certificate Insurance Policy does not guarantee to the Owners of the Class A Certificates any specific rate of prepayments of principal of the Mortgage Loans. Also, the Certificate Insurance Policy does not guarantee the payment of any Group II Supplemental Interest Amount and does not cover interest shortfalls arising from Prepayments or the application of the Relief Act.

     Claims under the Certificate Insurance Policy will rank equally with any other unsecured debt and unsubordinated obligations of the Certificate Insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. Claims against the Certificate Insurer under the Certificate Insurance Policy constitute pari passu claims against the general assets of the Certificate Insurer. The terms of the Certificate Insurance Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Company. The Certificate Insurance Policy may not be cancelled or revoked prior to payment in full of the Class A Certificates.

     Pursuant to the terms of the Pooling and Servicing Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Class A Certificateholders thereunder, without the consent of such Certificateholders, and the Class A Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will, as a third party beneficiary to the Pooling and Servicing Agreement, have among others, the following rights: (i) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement in the event of an Event of Default by the Master Servicer; (ii) the right to direct the actions of the Trustee during the continuation of a Master Servicer default; (iii) the right to require the Company to repurchase Mortgage Loans for breach of representation and warranty or defect in documentation; and (iv) the right to direct foreclosures upon the failure of the Master Servicer to do so in accordance with the Pooling and Servicing Agreement. The Certificate Insurer's consent will be required prior to, among other things, (i) the appointment of any successor Trustee or Master Servicer or (ii) any amendment to the Pooling and Servicing Agreement (which consent will not be unreasonably withheld).

     Pursuant to the Pooling and Servicing Agreement, the Certificate Insurer is subrogated to the rights of the Owners of the Class A Certificates to the extent of any such payment under the Certificate Insurance Policy.

Credit Enhancement Does Not Apply to Prepayment Risk

     In general, the protection afforded by the Certificate Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Certificate Insurance Policy in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates is to be considered only in connection with "Federal Income Tax Considerations" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

REMIC Election

     The Trustee will cause one or more elections to be made with respect to certain specified assets of the Trust as real estate mortgage investment conduits ("REMICs") within the meaning of Code Section 860D. Dewey Ballantine, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming the REMIC elections are made and compliance with the Pooling and Servicing Agreement, each Class of Class A Certificates will be treated as a "regular interest" in a REMIC.

     For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Certificates under an accrual method. The prepayment assumption that will be used in determining the rate of accrual of original issue discount on the Class A Certificates is the "Prepayment Assumption." See "Maturity, Prepayment and Yield Considerations" herein and "Federal Income Tax Considerations -- Discount and Premium" in the Prospectus.

     The Owners of the Class A-6 Group II Certificates will be treated for tax purposes as owning two separate investments: (i) Class A-6 Group II Certificates, without the right to receive Supplemental Interest Amounts, and
(ii) the right to receive Supplemental Interest Amounts. The Owners of the Class A-6 Group II Certificates must allocate the purchase price of their Certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the Class A-6 Group II Certificates for calculating accruals of OID (if any). See "Federal Income Tax Consequences--Discount and Premium" in the Prospectus.

     An Owner of a Class A-6 Group II Certificate and the related rights to receive Supplemental Interest Amounts will be treated for federal income tax purposes as having entered into a notional principal contract on the date that it purchases its Certificate. Treasury Regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting. Any Supplemental Interest Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Supplemental Interest Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

     The right to receive the Supplemental Interest Amounts will not constitute:
(i) a "real estate asset" within the meaning of section 858(c)(5)(A) of the Internal Revenue Code (the "Code") if held by a real estate investment trust;
(ii) a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code or a "permitted investment" within the meaning of section 860G(a)(5) of the Code if held by a REMIC, or (iii) an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

Taxation of Foreign Investors

     In general, foreign investors will not be subject to U.S. withholding on income from the Class A Certificates. See "Federal Income Tax Considerations -- Foreign Investors -- Grantor Trust Securities and REMIC Regular Securities" in the Prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("ERISA Plan") and on those persons who are fiduciaries with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and certain church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Class A Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio.

     In addition, provisions of ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving assets of ERISA Plans, individual retirement accounts, and Keogh plans covering only a sole proprietor or partners (collectively, the "Plans") and persons having certain specified relationships to such a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. Certain affiliates of the Originators, the Company, the Master Servicer, the Transferor, any Sub-Servicer, and of the Trustee might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Class A Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA or the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include an interest in the assets of the Mortgage Loans which constitute the Trust Estate and not merely an interest in the Class A Certificates, transactions occurring in the servicing of the Mortgage Loans might constitute prohibited transactions unless an administrative exemption applies.

     The DOL has issued to Prudential Securities Incorporated an administrative exemption, Prohibited Transaction Exemption 90-32 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of asset pools, including pools of mortgage loans, and the purchase, sale and holding of asset-backed pass-through certificates, including pass-through certificates evidencing interests in mortgage loans, such as the Class A Certificates underwritten by Prudential Securities Incorporated and certain of its affiliates, provided that certain conditions set forth in the Exemption are satisfied.

     If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Class A Certificates by Plans in the initial issue of Certificates, the holding of Class A Certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by Plans. However, no exemption is provided from the restrictions of Section 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" (defined below) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an Excluded Plan is a Plan sponsored by (1) the Underwriters, (2) the Master Servicer and any SubServicer, (3) the Certificate Insurer, (4) the Trustee, (5) the Company, (6) the Transferor, (7) any Mortgagor with respect to Mortgage Loans constituting more than 5 percent of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance and (8) any affiliate or successor of a person described in (1) to (7) above (the "Restricted Group").

     If the specific conditions of paragraph I.B of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of Class A Certificates between the Company, the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in Class A Certificates is (a) a mortgagor with respect to 5 percent or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by Plans and (3) the holding of Class A Certificates by Plans.

     If the specific conditions of paragraph I.C of Section I of the Exemption are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust.

     The Exemption  may provide an exemption  from the  restrictions  imposed by
Section 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates.

     The Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder.

          (1) The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, a division of the McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

          (4) The trustee is not an affiliate of any other member of the Restricted Group (as defined above);

          (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933.

          (7) The trust fund must also meet the following requirements:

               (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

               (ii) certificates in such other investment pools must have been rated in one of the three highest generic rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

               (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     It is a condition of issuance of the Class A Certificates that they be rated AAA or Aaa by S&P and Moody's, respectively. Before purchasing a Class A Certificate, based on the Exemption, a fiduciary of a Plan should itself confirm
(1) that such Certificate constitutes a "certificate" for purposes of the Exemption and (2) that the specific conditions set forth in Section I of the Exemption, the general conditions set forth in Section II of the Exemption and the other requirements set forth in the Exemption would be satisfied.

     Any person purchasing a Class A-6 Group II Certificate and the related right to receive Supplemental Interest Amounts will have acquired for purposes of ERISA and for federal income tax purposes, such Class A-6 Group II Certificate without the right to receive the Supplemental Interest Amounts, together with the right to receive the Supplemental Interest Amounts. The Exemption does not apply to the acquisition, holding or resale of the right to receive the Supplemental Interest Amounts. Accordingly, the acquisition of the right to receive the Supplemental Interest Amounts by a Plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the right to receive the Supplemental Interest Amounts, including, but not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 91-38, regarding investments by bank collective investment funds; (ii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iii) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; or
(iv) PTCE 75-1, Part II, regarding principal transactions by broker-dealers (the "Principal Transactions Exemption"). It is believed that the conditions of the Principal Transactions Exemption will be met with respect to the acquisition of a right to receive the Supplemental Interest Amounts by a Plan, so long as such Underwriter is not a fiduciary with respect to the Plan (and is not a party in interest with respect to the Plan by reason of being a participating employer or affiliate thereof). Before purchasing Class A-6 Group II Certificates based on an administrative exemption (or exemptions), a fiduciary of a Plan should determine whether the conditions of such exemption (or exemptions) would be met and whether the scope of the relief provided by such exemption (or exemptions) would cover all acts that might be construed as prohibited transactions.

     Prospective Plan investors in the Class A Certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     In addition to the matters described above, purchasers of a Class A Certificate that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.CT. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision affects their ability to make purchases of the Class A Certificates.

Non-ERISA Plans

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

                                     RATINGS

     Ratings which are assigned to securities such as the Class A Certificates generally evaluate the ability of the issuer (i.e., the Trust) and any guarantor (i.e., the Certificate Insurer) to make timely payment when such payments are due, as required by such securities. The amounts which are "due" with respect to the Class A Certificates consist of principal and interest. In general, ratings address credit risk and not prepayment risk. The ratings issued with respect to the Class A-6 Group II Certificates do not cover the payment of the Supplemental Interest Amounts.

     It is a condition of the original issuance of the Class A Certificates that they receive ratings of AAA or Aaa by S&P and Moody's, respectively. Explanations of the significance of such rating may be obtained from such rating agency. The ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates. A security rating is not a recommendation to buy, sell or hold securities.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions may not be legally authorized to invest in the Class A Certificates.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated May 22, 1997 (the "Underwriting Agreement"), Prudential Securities Incorporated and J.P. Morgan Securities, Inc. (together, the "Underwriters") have agreed to purchase, and the Company has agreed to sell, the Class A Certificates offered hereby.

     In the Underwriting Agreement, each of the Underwriters has agreed, subject to the terms and conditions set forth therein, to purchase, the principal amount of the Class A Certificates set forth opposite its name below.

                                                             Principal Amount of
            Underwriter                                     Class A Certificates
            -----------                                     --------------------

Prudential Securities Incorporated.........................     $ 92,594,000
J.P. Morgan Securities, Inc................................       92,594,000
                                                                ------------
     Total.................................................     $185,188,000
                                                                ============

     The Underwriters have advised the Company that they propose to offer the Class A Certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. The Underwriters may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and/or the purchasers of the Class A Certificates for whom they may act as agents. In connection with the sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts, and the Underwriters may also receive commissions from purchasers of the Class A Certificates for whom it may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Class A Certificates by them may be deemed to be underwriting discounts or commissions.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Class A Certificates offered hereby if any are purchased.

     The Class A Certificates are a new issue of securities with no established trading market. The Underwriters have advised the Company that they intend to act as market makers for the Class A Certificates. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Class A Certificates.

     The Company has agreed to indemnify each Underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, or contribute to payments which either Underwriter may be required to make in respect thereof.

                                     EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries, as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

     Certain legal matters concerning the issuance of the Certificates will be passed upon by Dewey Ballantine.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Access Financial Mortgage Loan Trust 1997-2 Class A Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors  electing  to hold  their  Global  Securities  through  CEDEL  or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Company and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Company and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for Non-U.S. Persons (Form W-8). Beneficial Certificate Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption  for Non-U.S.  Persons with  effectively  connected  income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files for exemption by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 each are effective for three calendar years and Form 4224 is effective for one calendar year.

     On April 22, 1996 the IRS issued proposed regulations relating to (i) withholding income tax on U.S.source income paid to Non-U.S. Persons; (ii) claiming Non-U.S. Person status to avoid backup withholding; and (iii) reporting to the IRS of payments to Non-U.S. Persons. The proposed regulations would substantially revise some aspects of the current system for withholding on and reporting amounts paid to Non-U.S. Persons. The regulations unify current certification procedures and forms and reliance standards are clarified. Most forms are proposed to be combined into a single form: Form W-8. The regulations are proposed to be effective for payments made after December 31, 1997. Certificates issued, however, on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. All proposed regulations are subject to change before adoption in their final form. No reliable prediction can be made as to when, if ever, the proposed regulations will be made final and if so, as to their final form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This discussion does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                         INDEX OF PRINCIPAL DEFINITIONS

1933 Act ..........................................................            3
Account ...........................................................           58
Accrual Period ....................................................            9
AFH ...............................................................           19
Appraised Values ..................................................       24, 30
Balloon Loans .....................................................            7
Beneficial Certificate Owners .....................................           13
Book-Entry Certificates ...........................................           48
Cede ..............................................................        3, 13
CEDEL .............................................................           13
CEDEL Participants ................................................           49
Certificate Account ...............................................           43
Certificate Insurance Policy ......................................            1
Certificate Insurer ...............................................            1
Certificateholder .................................................            3
Certificates ......................................................     1, 6, 41
Chase .............................................................           13
Citibank ..........................................................           13
Class .............................................................           41
Class A Carry-Forward Amount 13
Class A Certificate Principal Balance .............................           12
Class A Certificates ..............................................         1, 6
Class A Distribution Amount .......................................           13
Class A Fixed Rate Certificates ...................................            1
Class A Group I Certificate Principal Balance .....................           12
Class A Group I Certificates ......................................         1, 5
Class A Group II Certificate Principal Balance ....................           12
Class A Insured Distribution Amount ...............................           13
Class A Interest Distribution Amount ..............................           10
Class A Principal Distribution Amount .............................           10
Class A-1 Pass-Through Rate .......................................            8
Class A-5 Lockout Percentage ......................................       12, 44
Class A-5 Lockout Pro Rata Distribution Amount ....................       12, 44
Class A-6 Available Funds Pass-Through Rate .......................            9
Class A-6 Formula Pass-Through Rate ...............................            9
Class A-6 Group II Certificates ...................................         1, 5
Class A-6 Pass-Through Rate .......................................            8
Class B Certificates ..............................................         3, 6
Class B Interest ..................................................           46
Closing Date ......................................................            5
Code ..............................................................            2
Combined Loan-to-Value Ratio .....................................        23, 30
Commission ........................................................            3
Company ...........................................................        5, 19
Company Optional Termination Date .................................           15
Compensating Interest .............................................           53
Cooperative .......................................................           50
Coupon Rates ......................................................            7
Cut-Off Date ......................................................        6, 21
D&P ...............................................................           70
Definitive Certificate ............................................           48
Delinquency Advances ..............................................           42

Description of the Certificates ...................................            6
Disqualified persons ..............................................           69
DTC ...............................................................        3, 13
DTC Participants ..................................................           49
Eligible Investments ..............................................           58
ERISA .............................................................       16, 69
ERISA Plan ........................................................           69
Euroclear .........................................................           13
Euroclear Operator ................................................           50
Euroclear Participants ............................................           49
European Depositories .............................................       13, 48
Event of Default ..................................................           56
Exchange Act ......................................................            4
Excluded Plan .....................................................           69
Exemption .........................................................           69
Financial Intermediary ............................................           48
Fitch .............................................................           70
Global Securities .................................................            1
Group I ...........................................................      3, 6, 7
Group I Certificates ..............................................         1, 5
Group I Interest Remittance Amount ................................           42
Group I Monthly Remittance ........................................           42
Group I Principal Remittance Amount ...............................           42
Group I Subordination Deficit .....................................           46
Group I Total Available Funds .....................................           47
Group II ..........................................................      3, 6, 7
Group II Certificates .............................................         1, 5
Group II Interest Remittance Amount ...............................           42
Group II Monthly Remittance .......................................           42
Group II Principal Remittance Amount ..............................           42
Group II Subordination Deficit ....................................           46
Group II Supplemental Interest Account ............................           43
Group II Supplemental Interest Amount .............................            9
Group II Supplemental Interest Amounts ............................           43
Group II Total Available Funds ....................................           47
Insurance Agreement ...............................................           14
Insurance Proceeds ................................................           11
Insured Payment ...................................................           43
Interest Determination Date .......................................           44
Interest Remittance Amount ........................................           42
LIBOR .............................................................        8, 44
Liquidated Mortgage Loan ..........................................           55
Liquidation Proceeds ..............................................           11
Master Servicer ...................................................        3, 51
Monthly Remittance ................................................           42
Moody's ...........................................................       15, 70
Mortgage Loan Group ...............................................  3, 6, 7, 21
Mortgage Loans ....................................................         1, 6
Mortgaged Properties ..............................................        6, 21
Mortgages .........................................................            6
Mortgagors ........................................................           36
Net Liquidation Proceeds ..........................................           11
Non-U.S. Person ...................................................            4
Notes .............................................................           21

Original Group I Pool Principal Balance ...........................            7
Original Group II Pool Principal Balance ..........................            7
Original Pool Principal Balance ...................................            7
Originators .......................................................            2
Owner .............................................................            3
Participants ......................................................           48
Parties in interest ...............................................           69
Payment Date ......................................................     2, 9, 41
Percentage Interest ...............................................           41
Plans .............................................................       16, 69
Policy Payments Account ...........................................           43
Pool ..............................................................            1
Pooling and Servicing Agreement ...................................     3, 5, 41
Prepayments .......................................................       11, 17
Principal and Interest Account ....................................           42
Principal Remittance Amount .......................................           42
Properties ........................................................           21
Qualifying Rate ...................................................           35
Record Date .......................................................         2, 9
Reference Banks ...................................................           44
Released Mortgaged Property Proceeds ..............................           11
Relevant Depository ...............................................           48
Relief Act ........................................................           13
REMICs ............................................................        2, 68
Remittance Date ...................................................           42
Remittance Period .................................................           42
Reserve Interest Rate .............................................           45
Residual Certificates .............................................        6, 41
Restricted Group ..................................................           70
Reuters Screen LIBO Page ..........................................           44
Rules .............................................................           48
S&P ...............................................................       15, 70
Servicing Advances ................................................           55
Servicing Fee .....................................................           14
SMMEA .............................................................       16, 72
Specified Subordinated Amount .....................................           45
Subordinated Amount ...............................................           45
Subordination Deficiency ..........................................           46
Subordination Increase Amount .....................................           46
Subordination Reduction Amount ....................................           46
Supplemental Interest Account .....................................           43
Terms and Conditions ..............................................           50
Total Available Funds .............................................           47
Transferor ........................................................            3
Trust .............................................................         1, 5
Trust Estate ......................................................           61
Trustee ...........................................................         3, 5
U.S. Person .......................................................            4
Underwriters ......................................................        1, 72
Underwriting Agreement ............................................           72
Weighted average life .............................................           37

PROSPECTUS

                   Asset Backed Securities, issuable in Series

                         Access Financial Lending Corp.
                                     Company

This Prospectus describes certain Asset Backed Securities (the " Securities") that may be issued from time to time in series and certain classes of which may be offered hereby from time to time as described in the related Prospectus Supplement. The Securities will consist of two basic types: (i) Securities of the fixed-income type ("Fixed-Income Securities" or "Offered Securities") and
(ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Each series of Securities will be issued by a separate trust (each, a "Trust"). The primary assets of each Trust will consist of a segregated pool (a "Loan Pool") of (A) (i) conventional one- to four-family residential mortgage loans, (ii) multi-family residential mortgage loans, (iii) mortgage loans secured by mortgages on small properties used primarily for residential purposes but also commercial purposes (the "Mixed Use Loans"), (iv) cooperative apartment loans secured by security interests in shares issued by a cooperative housing corporation or (v) home improvement loans each of which is secured by a "dwelling or mixed residential and commercial structure" within the meaning of Section 3(a)(41)(A)(i) of the Securities Exchange Act of 1934, as amended (collectively, the "Mortgage Loans") or (B) contracts for manufactured homes (the "Contracts") (the Mortgage Loans and the Contracts together, the "Loans"), to be acquired by such Trust from Access Financial Lending Corp. ("AFL") or one or more subsidiaries or other affiliated institutions of AFL (together, the "Company"). The Company will originate the Loans or acquire the Loans from one or more affiliated or unaffiliated dealers, brokers, or other financial institutions (the "Originators"). See "The Loan Pools."

The Loans in each Loan Pool and certain other assets described herein under "The Trusts" and in the related Prospectus Supplement (collectively with respect to each Trust, the "Trust Estate") will be held by the related Trust for the benefit of the holders of the related series of Securities (the "Securityholders") pursuant to a Pooling and Servicing Agreement to the extent and as more fully described herein under "the Pooling and Servicing Agreement" and in the related Prospectus Supplement. Each Loan Pool will consist of one or more of the various types of Loans described under "The Loan Pools."

Each series of Securities will include one or more classes. The Securities of any particular class may represent beneficial ownership interests in the related Loans held by the related Trust, or may represent debt secured by such Loans, as described herein under "Description of the Securities" and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more classes of Securities of any series may be senior or subordinate to the rights of one or more of the other classes of Securities. A series may include two or more classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each class of Securities of a series, and certain characteristics of the Loans to be evidenced by such Securities, will be set forth in the related Prospectus Supplement.

                                                  (cover continued on next page)

                                  -------------

THE ASSETS OF THE TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN UNDER "UNDERWRITING PROGRAM" AND "DESCRIPTION OF THE SECURITIES" AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS" ON PAGE 15 HEREOF.


                                  -------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -------------

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is November 7, 1996.

(continued from previous page)

The Company's only obligations with respect to a series of Securities will be pursuant to certain representations and warranties made by the Company. The Prospectus Supplement for each series of Securities will name one or more servicers (the "Servicer(s)") which will act directly or through one or more sub-servicers (the "Sub-Servicer(s)"). The principal obligations of the Servicer will be pursuant to its contractual servicing obligations (which may include a limited obligation to make certain advances in the event of delinquencies in payments on the Loans and interest shortfalls due to prepayment of Loans). See "Description of the Securities."

If so specified in the related Prospectus Supplement, the Trust Estate for a series of Securities may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, bankruptcy bond, special hazard insurance policy, reserve fund or other form of credit enhancement (collectively, "Credit Enhancement"). In addition to or in lieu of the foregoing, Credit Enhancement with respect to certain classes of Securities of any series may be provided by means of subordination, cross-support among Loans or over-collateralization. See "Description of Credit Enhancement."

The rate of payment of principal of each class of Securities entitled to principal payments will depend on the priority of payment of such class and the rate of payment (including prepayments, defaults, liquidations and repurchases of Loans) of the related Loans. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Securities in the manner described herein under "Maturity and Prepayment Considerations" and in the related Prospectus Supplement. The various types of Securities, the different classes of such Securities and certain types of Loans in a given Loan Pool may have different prepayment risks and credit risks. The Prospectus Supplement for a series of Securities or the related Current Report on Form 8-K will contain information as to (i) types, maturities and certain statistical information relating to credit risks of the Loans in the related Loan Pool, (ii) the effect of certain rates of prepayment, based upon certain specified assumptions for a series of Securities and (iii) priority of payment and maturity dates of the Securities. An investor should carefully review the information in the related Prospectus Supplement concerning the different consequences of the risks associated with the different types and classes of Securities. See "Maturity and Prepayment Considerations" herein. A Trust may be subject to early termination under the circumstances described herein under "The Pooling and Servicing Agreement -- Termination; Retirement of Securities" and in the related Prospectus Supplement.

One or more separate elections may be made to treat a Trust, or one or more segregated pools of assets held by such Trust, as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Securities will specify which class or classes of the related series of Securities will be considered to be regular interests in a REMIC and which classes of Securities or other interests will be designated as the residual interest in a REMIC. Alternatively, a Trust may be treated as a grantor trust or as a partnership for federal income tax purposes, or may be treated for federal income tax purposes as a mere security device which constitutes a collateral arrangement for the issuance of secured debt. See "Federal Income Tax Considerations" herein.

Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" herein and in the related Prospectus Supplement. There will be no secondary market for any series of Securities prior to the offering thereof. There can be no assurance that a secondary market for any of the Securities will develop or, if it does develop, that it will offer sufficient liquidity of investment or will continue.

     No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement, and, if given or made, such information must not be relied upon as having been authorized by the Company or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS




Caption                                                                     Page
-------                                                                     ----


INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE ...............................................................    5

SUMMARY OF PROSPECTUS .....................................................    6

RISK FACTORS ..............................................................   15
     Risks Associated with the Securities .................................   15
     Risks associated with the Loans ......................................   16
     Risks associated with the Mortgage Loans .............................   16
     Risks Associated with the Contracts ..................................   18
     Legal Considerations .................................................   19

THE TRUSTS ................................................................   22

THE LOAN POOLS ............................................................   28
     General ..............................................................   28
     The Loan Pools .......................................................   28

UNDERWRITING PROGRAM ......................................................   30
     General ..............................................................   30
     Mortgage Loan Program ................................................   31
     Manufactured Housing Contract Program ................................   34

DESCRIPTION OF THE SECURITIES .............................................   35
     General ..............................................................   35
     Form of Securities ...................................................   38
     Assignment of Loans ..................................................   39
     Forward Commitments;
     Pre-Funding ..........................................................   40
     Payments on Loans; Deposits to Distribution Account ..................   41
     Withdrawals from the Principal and Interest Account ..................   44
     Distributions ........................................................   45
     Principal and Interest on the Securities .............................   45
     Advances .............................................................   46
     Reports to Securityholders ...........................................   47
     Collection and Other Servicing Procedures ............................   48
     Realization Upon Defaulted Loans .....................................   50
     Master Servicer ......................................................   50
     Sub-Servicing ........................................................   51

SUBORDINATION .............................................................   52

DESCRIPTION OF CREDIT ENHANCEMENT .........................................   53

HAZARD INSURANCE; CLAIMS THEREUNDER .......................................   58
     Hazard Insurance Policies ............................................   58

THE COMPANY ...............................................................   59

THE SERVICER ..............................................................   59

THE POOLING AND SERVICING AGREEMENT .......................................   59

     Servicing and Other Compensation and
     Payment of Expenses ..................................................   60
     Evidence as to Compliance ............................................   60
     Removal and Resignation of the Servicer ..............................   61
     Resignation of the Master Servicer ...................................   62
     Amendments ...........................................................   62
     Termination; Retirement of Securities ................................   62

THE TRUSTEE ...............................................................   63

YIELD CONSIDERATIONS ......................................................   65

MATURITY AND PREPAYMENT
     CONSIDERATIONS .......................................................   67

CERTAIN LEGAL ASPECTS OF THE LOANS
     AND RELATED MATTERS ..................................................   69
     Mortgage Loans .......................................................   69
     Manufactured Housing Contracts .......................................   76

FEDERAL INCOME TAX CONSIDERATIONS .........................................   82

     General ..............................................................   82
     Grantor Trust Securities .............................................   82
     REMIC Securities .....................................................   84
     Debt Securities ......................................................   90
     Discount and Premium .................................................   91
     Backup Withholding ...................................................   94
     Foreign Investors ....................................................   94
     Taxation of the Securities Classified as
         Partnership Interests ............................................   95

STATE TAX CONSIDERATIONS ..................................................   95

ERISA CONSIDERATIONS ......................................................   95

LEGAL INVESTMENT MATTERS ..................................................   98

USE OF PROCEEDS ...........................................................   99

METHODS OF DISTRIBUTION ...................................................   99

LEGAL MATTERS .............................................................  100

ADDITIONAL INFORMATION ....................................................  100

INDEX OF PRINCIPAL DEFINITIONS ............................................  101

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Securities, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by each respective Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities of such Trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such Trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to Access Financial Lending Corp., 400 Highway 169 South, Suite 400, Post Office Box 26365, St. Louis Park, Minnesota 55426-0365,
Attention: Corporate Compliance (telephone number 612-542-6500).

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                              SUMMARY OF PROSPECTUS

         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities Offered.................. Asset Backed Securities (the "Securities").

Company............................. Access Financial  Lending  Corp.,  together
                                       with   one  or  more   subsidiaries   and
                                       affiliated  institutions  from  which any
                                       Trust may acquire Loans.

Servicer............................ One or more  servicers  for each  series of
                                       Securities   will  be  specified  in  the
                                       related   Prospectus   Supplement.    The
                                       Company may act as Servicer.


Master Servicer..................... A master  servicer (the "Master  Servicer")
                                       may   be   specified   in   the   related
                                       Prospectus Supplement for the related series of Securities. The Company may act as Master Servicer. See "Description of the Securities -- Master Servicer."

Sub-Servicers....................... The Servicer may service the Loans directly or  through  one  or  more  sub-servicers
                                       (each, a  "Sub-Servicer")  (any servicer,
                                       Sub-Servicer    and   Master    Servicer,
                                       collectively the "Servicer")  pursuant to
                                       one or more sub-servicing agreements. See
                                       "Description   of   the   Securities   --
                                       Sub-Servicing."


Trustee............................. The trustee (the "Trustee") for each series of Securities will be specified in the related Prospectus Supplement.


The Securities...................... Issuance  of  Securities.  Each  series  of
                                       Securities   will   be   issued   at  the
                                       direction  of the  Company  by a separate
                                       Trust  (each,  a  "Trust").  The  primary
                                       assets of each  Trust  will  consist of a
                                       segregated  pool (each, a "Loan Pool") of
                                       (A) (i) conventional  one- to four-family
                                       residential    mortgage    loans,    (ii)
                                       multi-family  residential mortgage loans,
                                       (iii)  mixed  use  mortgage  loans,  (iv)
                                       cooperative  apartment  loans  secured by
                                       security  interests in shares issued by a
                                       cooperative housing  corporation,  or (v)
                                       home improvement loans (collectively, the
                                       "Mortgage Loans") or (B) installment loan
                                       contracts and installment loan agreements
                                       for manufactured  homes (the "Contracts")
                                       (the  Mortgage  Loans  and the  Contracts
                                       together, the "Loans"),  acquired by such
                                       Trust from the Company.  The Company will
                                       originate  the Loans or acquire the Loans
                                       from   one  or  more   originators.   The
                                       Securities   issued   by  any  Trust  may
                                       represent  beneficial ownership interests
                                       in the related  Loans held by the related
                                       Trust,  or may represent  debt secured by
                                       such Loans,  as  described  herein and in
                                       the   related   Prospectus    Supplement.
                                       Securities  which  represent   beneficial
                                       ownership  interests in the related Trust
                                       will be referred to as  "Certificates" in
                                       the   related   Prospectus    Supplement;
                                       Securities which represent debt issued by
                                       the related  Trust will be referred to as
                                       "Notes"   in   the   related   Prospectus
                                       Supplement.

                                       Each Trust will be  established  pursuant
                                       to  to  an  agreement   (each,  a  "Trust
                                       Agreement") byand between the Company and the Trustee named therein. Each Trust Agreement will describe the related pool

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                                        6

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                                       of assets to be held in trust  (each such
                                       asset pool,  the "Trust  Estate"),  which
                                       will include the related Loans and, if so
                                       specified   in  the  related   Prospectus
                                       Supplement,  may include any  combination
                                       of  a  mortgage  pool  insurance  policy,
                                       letter  of  credit,   financial  guaranty
                                       insurance policy, special hazard policy, reserve fund or other form of Credit Enhancement.

                                       The Loans held by each Trust will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and among the Company, the related Servicer and the related Trustee.

                                       With respect to Securities that represent
                                       debt  issued by the  related  Trust,  the
                                       related   Trust   will   enter   into  an
                                       indenture  (each,  an "Indenture") by and
                                       between such Trust and the trustee  named
                                       on   such   Indenture   (the   "Indenture
                                       Trustee"),  as set  forth in the  related
                                       Prospectus Supplement. Securities that represent beneficial ownership interests in the related Trust will be issued pursuant to the related Trust Agreement.

                                       In the case of any individual  Trust, the
                                       contractual  arrangements relating to the
                                       establishment of the Trust, the servicing
                                       of the related  Loans and the issuance of
                                       the related  Securities  may be contained
                                       in a  single  agreement,  or  in  several
                                       agreements  which combine certain aspects
                                       of the  Trust  Agreement,  the  Servicing
                                       Agreement  and  the  Indenture  described
                                       above  (for   example,   a  pooling   and
                                       servicing  agreement,  or a servicing and
                                       collateral  management  agreement).   For
                                       purposes  of this  Prospectus,  the  term
                                       "Pooling and Servicing Agreement" as used
                                       with    respect   to   a   Trust   means,
                                       collectively,  and  except  as  otherwise
                                       specified,   any   and   all   agreements
                                       relating  to  the  establishment  of  the
                                       related  Trust,   the  servicing  of  the
                                       related Loans and the issuance of the related Securities.

                                     Securities  Will Be  Recourse to the Assets
                                       of  the  Related  Trust  Only.  The  sole
                                       source  of  payment  for  any  series  of
                                       Securities  will  be  the  assets  of the
                                       related  Trust (i.e.,  the related  Trust
                                       Estate).   The  Securities  will  not  be
                                       obligations,     either    recourse    or
                                       non-recourse    (except    for    certain
                                       non-recourse    debt   described    under
                                       "Federal Income Tax Considerations"),  of
                                       the   Company,    the    Servicer,    any
                                       Sub-Servicer or any Person other than the
                                       related Trust.  In the case of Securities
                                       that   represent   beneficial   ownership
                                       interest  in the  related  Trust  Estate,
                                       such   Securities   will   represent  the
                                       ownership  of  such  Trust  Estate;  with
                                       respect to Securities that represent debt
                                       issued  by  the   related   Trust,   such
                                       Securities will be secured by the related
                                       Trust   Estate.    Notwithstanding    the
                                       foregoing,   certain   types  of   Credit
                                       Enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such Credit Enhancement if so specified in the related Prospectus Supplement.

                                     General   Nature  of  the   Securities   as
                                       Investments.  The Securities will consist
                                       of two basic types: (i) Securities of the
                                       fixed-income    type   ("    Fixed-Income
                                       Securities" or "Offered  Securities") and
                                       (ii)    Securities    of    the    equity
                                       participation type ("Equity Securities").
                                       No Class  of  Equity  Securities  will be
                                       offered  pursuant to this  Prospectus  or
                                       any Prospectus Supplement related hereto.
                                       Fixed-Income Securities will generally be
                                       styled  as  debt  instruments,  having  a
                                       principal   balance   and   a   specified
                                       interest   rate   ("   Interest   Rate").
                                       Fixed-Income Securities may be either beneficial ownership interests in the related Loans held by the related Trust, or may represent debt secured by such

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                                        7

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                                       Loans.    Each   series   or   class   of
                                       Fixed-Income   Securities   may   have  a
                                       different  Interest Rate,  which may be a
                                       fixed or adjustable  Interest  Rate.  The
                                       related   Prospectus    Supplement   will
                                       specify the Interest Rate for each series or class of Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                                       A series may include one or more  classes
                                       of   Fixed-Income    Securities   ("Strip
                                       Securities")  entitled  (i) to  principal
                                       distributions,   with   disproportionate,
                                       nominal or no interest distributions,  or
                                       (ii)  to  interest  distributions,   with
                                       disproportionate, nominal or no principal
                                       distributions.  In addition, a series may
                                       include   two   or   more    classes   of
                                       Fixed-Income Securities that differ as to
                                       timing,  sequential  order,  priority  of
                                       payment,   Interest  Rate  or  amount  of
                                       distributions of principal or interest or
                                       both,  or as to  which  distributions  of
                                       principal  or  interest  or  both  on any
                                       class may be made upon the  occurrence of
                                       specified  events,  in accordance  with a
                                       schedule or  formula,  or on the basis of
                                       collections  from designated  portions of
                                       the related  Loan Pool,  which series may
                                       include   one   or   more    classes   of
                                       Fixed-Income     Securities     ("Accrual
                                       Securities"), as to which certain accrued
                                       interest  will  not  be  distributed  but
                                       rather  will be  added  to the  principal
                                       balance (or nominal principal balance, in
                                       the case of Accrual  Securities which are
                                       also  Strip  Securities)  thereof on each
                                       Payment Date, as hereinafter  defined and
                                       in  the  manner  described  herein  under
                                       "Description   of   the   Securities   --
                                       General"  and  specified  in the  related
                                       Prospectus Supplement.

                                       If so provided in the related  Prospectus
                                       Supplement,  a series of  Securities  may
                                       include  one or  more  other  classes  of
                                       Fixed-Income  Securities   (collectively,
                                       the "Senior  Securities") that are senior
                                       to  one  or   more   other   classes   of
                                       Fixed-Income  Securities   (collectively,
                                       the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or
                                       Subordinate) Securities in respect of such distributions or losses.

                                       Equity   Securities  will  represent  the
                                       right  to  receive  the  proceeds  of the
                                       related  Trust  Estate after all required
                                       payments    have   been   made   to   the
                                       Securityholders     of    the     related
                                       Fixed-Income   Securities   (both  Senior
                                       Securities and  Subordinate  Securities),
                                       and  following  any required  deposits to
                                       any   reserve   account   which   may  be
                                       established   for  the   benefit  of  the
                                       Fixed-Income      Securities.      Equity
                                       Securities   may   constitute   what  are
                                       commonly  referred  to as  the  "residual
                                       interest",  "seller's  interest"  or  the
                                       "general partnership interest", depending
                                       upon the  treatment of the related  Trust
                                       for  federal  income  tax  purposes.   As
                                       distinguished   from   the   Fixed-Income
                                       Securities,  the Equity  Securities  will
                                       not be  styled as  having  principal  and
                                       interest components.  Any losses suffered
                                       by  the  related   Trust  will  first  be
                                       absorbed by the  related  class of Equity
                                       Securities,  as  described  herein  under
                                       "Description of the Securities --General" and specified in the related Prospectus Supplement.


                                       No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate Registration Statement to be filed by the Company. In addition, the

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                                        8

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                                       Company may initially or permanently hold
                                       any  Equity   Securities  issued  by  any
                                       Trust.


                                     General  Payment Terms  of  Securities.  As
                                       provided  in  the  related   Pooling  and
                                       Servicing   Agreement  and  as  described
                                       herein   under    "Description   of   the
                                       Securities  -- General"  and as specified
                                       in  the  related  Prospectus  Supplement,
                                       Securityholders   will  be   entitled  to
                                       receive  payments on their  Securities on
                                       specified dates (each, a "Payment Date").
                                       Payment    Dates    with    respect    to
                                       Fixed-Income    Securities   will   occur
                                       monthly,  quarterly or semi-annually,  as
                                       specified   in  the  related   Prospectus
                                       Supplement;     Payments     on    Equity
                                       Securities, if any, will occur monthly, quarterly or semi-annually as specified in the related Prospectus Supplement.

                                       The related  Prospectus  Supplement  will
                                       specify  a  date  (the   "Record   Date")
                                       preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date.

                                       Each Pooling and Servicing Agreement will
                                       specify a period  (each,  a "  Remittance
                                       Period")  antecedent to each Payment Date
                                       (for example,  in the case of monthly-pay
                                       Securities,  the calendar month preceding
                                       the month in which a Payment  Date occurs
                                       or   such   other   specified    period).
                                       Collections  received on or with  respect
                                       to the related  Loans during a Remittance
                                       Period will be required to be remitted by
                                       the Servicer to the related Trustee prior
                                       to the related  Payment  Date and will be
                                       used to fund payments to  Securityholders
                                       on  such   Payment   Date.   The  related
                                       Prospectus    Supplement   will   specify
                                       whether the related Pooling and Servicing
                                       Agreement  will  provide  that  all  or a
                                       portion of the principal  collected on or
                                       with respect to the related  Loans may be
                                       applied  by the  related  Trustee  to the
                                       acquisition of additional  Loans during a
                                       specified  period (rather than be used to
                                       fund    payments    of    principal    to
                                       Securityholders  during such period) with
                                       the result  that the  related  securities
                                       will  possess  an  interest-only  period,
                                       also commonly  referred to as a revolving
                                       period,  which  will  be  followed  by an
                                       amortization     period.     Any     such
                                       interest-only  or  revolving  period may,
                                       upon the  occurrence  of  certain  events
                                       described  herein under  "Description  of
                                       the   Securities   --  General"   and  as
                                       specified   in  the  related   Prospectus
                                       Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                                       In  addition,   the  related   Prospectus
                                       Supplement   will  specify   whether  the
                                       related  Pooling and Servicing  Agreement
                                       may provide that all or a portion of such
                                       collected  principal  may be  retained by
                                       the   Trustee   (and   held  in   certain
                                       temporary investments, including Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

                                       The   result   of  such   retention   and
                                       temporary  investment  by the  Trustee of
                                       such  principal  would  be  to  slow  the
                                       amortization    rate   of   the   related
                                       Securities  relative to the  amortization
                                       rate of the related Loans,  or to attempt
                                       to  match  the  amortization  rate of the
                                       related  Securities  to  an  amortization
                                       schedule  established  at the  time  such
                                       Securities  are issued.  Any such feature
                                       applicable   to   any    Securities   may
                                       terminate upon the occurrence of events described herein under "Description of

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                                        9

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                                       the   Securities   --  General"   and  as
                                       specified   in  the  related   Prospectus
                                       Supplement,   resulting  in  the  current
                                       distribution of principal payments to the
                                       specified    Securityholders    and    an
                                       acceleration of the amortization of such Securities.

                                       Neither the Securities nor the underlying
                                       Loans  will be  guaranteed  or insured by
                                       any      governmental      agency      or
                                       instrumentality   or  the  Company,   the
                                       Servicer,   any  Master   Servicer,   any
                                       Sub-Servicer or any of their affiliates.


No Investment Companies............. Neither  the   Company  nor  any Trust will
                                       register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").


Cross-Collateralization............  The source  of  payment for  Securities  of each  series  will be the  assets  of the
                                       related Trust Estate only.  However,  the
                                       related Prospectus Supplement may specify
                                       that a Trust Estate includes the right to
                                       receive  moneys  from a  common  pool  of
                                       Credit Enhancement which may be available
                                       for more than one  series of  Securities,
                                       such as a  master  reserve  account  or a
                                       master insurance policy.  Notwithstanding
                                       the  foregoing,  no  collections  on  any
                                       Loans held by any Trust may be applied to
                                       the payment of  Securities  issued by any
                                       other Trust (except to the limited extent
                                       that  certain  collections  in  excess of
                                       amounts   needed   to  pay  the   related
                                       Securities  may be deposited in a common,
                                       master  reserve   account  that  provides
                                       Credit Enhancement for more than one series of Securities).

The Loan Pools...................... Each  Trust  Estate will consist  primarily of  Loans  secured  by  liens  on  one-to
                                       four-family    residential    properties,
                                       multi-family    residential   properties,
                                       mixed   use    properties,    cooperative
                                       apartments or installment  loan contracts
                                       and   installment   loan  agreements  for
                                       manufactured   homes  (such  liens,   the
                                       "Mortgages",  and  such  property,  the "
                                       Property"),  located  in  any  one of the
                                       fifty  states,  the District of Columbia,
                                       Puerto Rico or any other  Territories  of
                                       the  United  States.  All Loans will have
                                       been  acquired by the related  Trust from
                                       the Company or at the Company's direction
                                       from one or more  originators.  All Loans
                                       will have been  originated  either by (i)
                                       one or more institutions  affiliated with
                                       the    Company,    (ii)   one   or   more
                                       institutions    unaffiliated   with   the
                                       Company   or  (iii)   the   Company.   In
                                       addition,  the Loans may be  purchased by
                                       the Company as bulk  acquisitions  ("Bulk
                                       Acquisitions")   or   on  a   "spot"   or
                                       negotiated       basis       ("Negotiated
                                       Transactions").  The Loans generally will
                                       have  been  originated  pursuant  to  the
                                       Company's   underwriting   guidelines  in
                                       effect as of the date on which the Loan was submitted to the Company pursuant to the Company's Loan Program (as defined herein). See "Underwriting Program." For a description of the types of Loans that may be included in the Loan Pools, see "The Loan Pools--The Loans."

                                       If  specified  in the related  Prospectus
                                       Supplement, Loans that are converted from
                                       an  adjustable  rate to a fixed rate will
                                       be   repurchased   by  the   Company   or
                                       purchased by the applicable Sub-Servicer,
                                       Servicer   or   another   party,   or   a
                                       designated remarketing agent will use its best efforts to arrange the sale thereof as further described herein. See "The Loan Pools."

                                       A Current Report on Form 8-K will be available to purchasers or underwriters of the related series of Securities and

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                                       10

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                                       will  generally be filed,  together  with
                                       the   related   Pooling   and   Servicing
                                       Agreement,   with  the   Securities   and
                                       Exchange  Commission  within fifteen days
                                       after  the   initial   issuance  of  such
                                       series.
Forward Commitments;
  Pre-Funding.......................  A Trust may enter into an agreement (each, a "Forward Purchase  Agreement") with the
                                       Company whereby the Company will agree to
                                       transfer    additional   Loans   (the   "
                                       Subsequent  Loans")  to such  Trust  from
                                       time  to  time  during  the  time  period
                                       specified   in  the  related   Prospectus
                                       Supplement  (the "Funding  Period").  Any
                                       Forward  Purchase  Agreement will require
                                       that any Loans so  transferred to a Trust
                                       conform to the requirements  specified in
                                       such  Forward  Purchase  Agreement,  this
                                       Prospectus  and  the  related  Prospectus
                                       Supplement.   In  addition,  the  Forward
                                       Purchase  Agreement  will  state that the
                                       Company    shall   only    transfer   the
                                       Subsequent Loans upon the satisfaction of
                                       certain  conditions,  including  that the
                                       Company shall have delivered  opinions of
                                       counsel (including bankruptcy,  corporate
                                       and tax  opinions)  with  respect  to the
                                       transfer of the  Subsequent  Loans to the
                                       Certificate  Insurer, the Rating Agencies
                                       and the  Trustee.  If a Forward  Purchase
                                       Agreement is to be utilized,  the related
                                       Trustee  will be required to deposit in a
                                       segregated  account (each, a "Pre-Funding
                                       Account")  a  portion  of  the   proceeds
                                       received  by the  Trustee  in  connection
                                       with the sale of one or more  classes  of
                                       Securities  of the related  series  (such
                                       amount, the "Pre-Funded  Amount").  Prior
                                       to  the   investment  of  the  Pre-Funded
                                       Amount   in   additional    Loans,   such
                                       Pre-Funded Amount will be invested in one
                                       or   more   Eligible   Investments.   Any
                                       Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

                                       During any  Funding  Period,  the Company
                                       will be  obligated  (subject  only to the
                                       availability  thereof) to transfer to the
                                       related Trust Fund, additional Loans from
                                       time to time during such Funding  Period.
                                       Such additional Loans will be required to
                                       satisfy certain eligibility criteria more
                                       fully set forth in the related Prospectus
                                       Supplement  which  eligibility   criteria
                                       will be consistent  with the  eligibility
                                       criteria  of the  Loans  included  in the
                                       Trust Fund as of the Closing Date subject
                                       to  such   exceptions  as  are  expressly
                                       stated in such Prospectus Supplement.

                                       Although the specific  parameters  of the
                                       Pre-Funding  Account  with respect to any
                                       issuance of Securities  will be specified
                                       in the related Prospectus Supplement,  it
                                       is  anticipated  that:  (a)  the  Funding
                                       Period  will not exceed 120 days from the
                                       related   Closing  Date,   (b)  that  the
                                       additional Loans to be acquired during the Funding Period will be subject to the same representations and warranties as the Loans included in the related Trust Fund on the Closing Date and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.


Credit Enhancement.................. If so   specified    in   the    Prospectus
                                       Supplement, the Trust Estate with respect
                                       to any series of  Securities  may include
                                       any one or any combination of a letter of
                                       credit,  mortgage pool insurance  policy,
                                       special    hazard    insurance    policy,
                                       bankruptcy   bond,   financial   guaranty
                                       insurance  policy,  reserve fund or other
                                       type of  Credit  Enhancement  to  provide
                                       full  or  partial  coverage  for  certain
                                       defaults  and  losses   relating  to  the
                                       Loans.   Credit   support   also  may  be
                                       provided in the form of the related class
                                       of   Equity    Securities,    and/or   by
                                       subordination of  one or  more classes of

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                                       Fixed-Income Securities in a series under
                                       which losses in excess of those  absorbed
                                       by any related class of Equity Securities
                                       are first  allocated  to any  Subordinate
                                       Securities  up  to  a  specified   limit,
                                       cross-support  among  groups  of Loans or
                                       overcollateralization.  If  specified  in
                                       the related  Prospectus  Supplement,  the
                                       mortgage pool insurance  policy will have
                                       certain    exclusions    from    coverage
                                       thereunder,  which may be  accompanied by
                                       one or more separate Credit  Enhancements
                                       that may be obtained to cover  certain of
                                       such  exclusions.  To the  extent not set
                                       forth  herein,  the  amount  and types of
                                       coverage,   the   identification  of  any
                                       entity providing the coverage,  the terms
                                       of   any    subordination   and   related
                                       information  will  be  set  forth  in the
                                       Prospectus   Supplement   relating  to  a
                                       series of Securities. See "Description of Credit Enhancement" and "Subordination."

Advances............................ If  specified  in  the  related  Prospectus
                                       Supplement, the Servicer may be obligated
                                       to make certain  advances with respect to
                                       payments of delinquent scheduled interest
                                       and/or  principal on the Loans,  but only
                                       to the extent that the Servicer  believes
                                       that such amounts will be  recoverable by
                                       it. Any such advance made by the Servicer
                                       with respect to a Loan is  recoverable by
                                       it as provided herein under  "Description
                                       of the Securities--Advances"  either from
                                       recoveries  on the specific Loan or, with
                                       respect to any such advance  subsequently
                                       determined to be  nonrecoverable,  out of
                                       funds  otherwise   distributable  to  the
                                       holders   of  the   related   series   of
                                       Securities, which may include the holders of any Senior Securities of such series.

                                       If  specified  in the related  Prospectus
                                       Supplement,  the Servicer may be required
                                       to  advance   Compensating   Interest  as
                                       defined hereafter under "Description of the Securities--Advances."

                                       In  addition,   the   Servicer   will  be
                                       required to pay all "out of pocket" costs
                                       and expenses  incurred in the performance
                                       of its servicing obligations, but only to
                                       the extent that the  Servicer  reasonably
                                       believes  that such amounts will increase
                                       Net  Liquidation  Proceeds on the related
                                       Loan.    See    "Description    of    the
                                       Securities--Advances."

Optional Termination................ The Servicer, the Company, or, if specified in the related Prospectus Supplement, the
                                       holders  of the  related  class of Equity
                                       Securities or the Credit  Enhancer may at
                                       their  respective   option  effect  early
                                       retirement  of  a  series  of  Securities
                                       through  the  purchase  of the  Loans and
                                       other assets in the related  Trust Estate
                                       under the circumstances and in the manner
                                       set forth  herein  under "The Pooling and
                                       Servicing         Agreement--Termination;
                                       Retirement of Securities" and in the related Prospectus Supplement. Generally such parties will have the repurchase option only after the aggregate Pool principal balance has declined to ten percent or a percentage to be set forth in the related Prospectus Supplement of the initial Pool principal balance.

Mandatory Termination;
  Auction Sale...................... The Trustee,  the Servicer or certain other
                                       entities   specified   in   the   related
                                       Prospectus  Supplement may be required to
                                       effect  early  retirement  of a series of
                                       Securities by soliciting competitive bids
                                       for the  purchase  of the  related  Trust
                                       Estate   or   otherwise,    under   other
                                       circumstances and in the manner specified
                                       in    "The    Pooling    and    Servicing
                                       Agreement--Termination;   Retirement   of
                                       Securities" and in the related Prospectus
                                       Supplement.

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                                     If set  forth  in the  related   Prospectus
                                       Supplement, the mandatory termination may
                                       take the form of an auction sale.  Within
                                       a  certain  period  following  the  first
                                       Remittance Date as of which the aggregate
                                       Pool  principal  balance is less than 10%
                                       or a percentage  set forth in the related
                                       Prospectus   Supplement  of  the  initial
                                       aggregate Pool principal balance,  if the
                                       optional  termination  right has not been
                                       exercised  by  the  parties  having  such
                                       right by such  date,  the  Trustee  shall
                                       solicit  bids  for  the  purchase  of all
                                       Loans  remaining  in  the  Trust.  In the
                                       event that satisfactory bids are received
                                       as specified  in the related  Pooling and
                                       Servicing   Agreement,   the   net   sale
                                       proceeds   will   be    distributed    to
                                       Certificateholders,  in the same order of
                                       priority  as   collections   received  in
                                       respect  of the  Loans.  If  satisfactory
                                       bids are not received,  the Trustee shall
                                       decline  to sell the  Loans and shall not
                                       be under any  obligation  to solicit  any
                                       further bids or otherwise  negotiate  any
                                       further sale of the Loans.  Such sale and
                                       consequent  termination of the Trust must
                                       constitute a "qualified  liquidation"  of
                                       each REMIC established by the Trust under
                                       Section 860F of the Internal Revenue Code
                                       of 1986, as amended,  including,  without
                                       limitation,   the  requirement  that  the
                                       qualified liquidation takes place over a period not to exceed 90 days.

Legal Investment.................... Not all of the Loans in a  particular  Loan
                                       Pool   may    represent    first   liens.
                                       Accordingly,  as disclosed in the related
                                       Prospectus Supplement, certain classes of
                                       Offered  Securities  and by  the  related
                                       Prospectus  Supplement may not constitute
                                       "mortgage    related    securities"   for
                                       purposes of the Secondary Mortgage Market
                                       Enhancement Act of 1984 ("SMMEA") and, if so, will not be legal investments for certain types of institutional investors under SMMEA.

                                       Institutions whose investment  activities
                                       are subject to legal  investment laws and
                                       regulations   or  to  review  by  certain
                                       regulatory  authorities may be subject to
                                       additional  restrictions on investment in
                                       certain  classes of Securities.  Any such
                                       institution  should consult its own legal
                                       advisors  in  determining  whether and to
                                       what   extent  a  class   of   Securities
                                       constitutes legal investments for such investors. See "Legal Investment" herein.

ERISA Considerations................

                                     A fiduciary of an employee benefit plan and
                                       certain   other   retirement   plans  and
                                       arrangements,     including    individual
                                       retirement accounts and annuities,  Keogh
                                       plans,  and collective  investment  funds
                                       and  separate   accounts  in  which  such
                                       plans,     accounts,     annuities     or
                                       arrangements   are   invested,   that  is
                                       subject to the Employee Retirement Income
                                       Security  Act  of  1974,  as  amended  ("
                                       ERISA"),  or  Section  4975  of the  Code
                                       (each  such  entity,   a  "Plan")  should
                                       carefully  review with its legal advisors
                                       whether   the   purchase  or  holding  of
                                       Securities   could   give   rise   to   a
                                       transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. Investors are advised to consult their counsel and to review "ERISA Considerations" herein and in the Prospectus Supplement.

Federal Income Tax
  Considerations.................... Securities  of each series  offered  hereby will,  for federal  income tax  purposes,
                                       constitute either (i) interests ("Grantor
                                       Trust  Securities") in a Trust treated as
                                       a   grantor   trust   under    applicable
                                       provisions  of the  Code,  (ii)  "regular
                                       interests"  ("REMIC Regular  Securities")
                                       or "residual  interests" ("REMIC Residual
                                       Securities")  in  a  Trust  treated  as a
                                       REMIC   (or,   in   certain    instances,
                                       containing  one or  more  REMIC's)  under

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                                       13

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                                       Sections  860A  through 860G of the Code,
                                       (iii)  debt  issued  by  a  Trust  ("Debt
                                       Securities") or (iv) interests in a Trust which is treated as a partnership (" Partnership Interests").

                                       Investors  are  advised to consult  their
                                       tax  advisors  and  to  review   "Federal
                                       Income Tax Considerations" herein and in the related Prospectus Supplement.


Registration of
  Securities........................ Securities  may be  represented  by  global securities registered in the name of Cede
                                       &  Co.   ("Cede"),   as  nominee  of  The
                                       Depository  Trust  Company  ("DTC"),   or
                                       another   nominee  as  specified  in  the
                                       related  Prospectus  Supplement.  In such
                                       case,   Securityholders   will   not   be
                                       entitled to receive definitive securities
                                       representing    such     Securityholders'
                                       interests,      except     in     certain
                                       circumstances described herein and in the
                                       related   Prospectus   Supplement.    See
                                       "Description of the  Securities--Form  of
                                       Securities" herein.


Ratings............................. Each  class  of   Fixed-Income   Securities
                                       offered    pursuant    to   the   related
                                       Prospectus  Supplement  will be  rated in
                                       one of the four highest rating categories
                                       by  one  or  more  "national  statistical
                                       rating organizations",  as defined in the
                                       Securities   Exchange  Act  of  1934,  as
                                       amended   (the   "Exchange   Act"),   and
                                       commonly    referred    to   as   "Rating
                                       Agencies".  Such ratings will address, in
                                       the opinion of such Rating Agencies,  the
                                       likelihood that the related Trust will be
                                       able  to  make  timely   payment  of  all
                                       amounts due on the  related  Fixed-Income
                                       Securities in  accordance  with the terms
                                       thereof.   Such   ratings   will  neither
                                       address   any    prepayment    or   yield
                                       considerations    applicable    to    any
                                       Securities      nor      constitute     a
                                       recommendation to buy, sell or hold any Securities.

                                       Equity Securities generally  will  not be
                                       rated,  but if such Securities are rated,
                                       they   likely   will   be   rated   below
                                       investment grade.

                                       The ratings  expected to be received with
                                       respect  to any  Securities  will  be set
                                       forth   in   the    related    Prospectus
                                       Supplement.

Risk Factors........................ For a  discussion  of certain  factors that
                                       should  be  considered   by   prospective
                                       investors  in the  Securities,  see "Risk
                                       Factors"   herein  and  in  the   related
                                       Prospectus Supplement.

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                                       14

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

Risks associated with the Securities

         The assets of the Trust Fund, as well as any applicable Credit Enhancement, will be limited and, if such assets and/or Credit Enhancement becomes insufficient to service the related Securities, losses may result. The Securities will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described under "Federal Income Tax Considerations"), of the Company, the Servicer, the Master Servicer, if any, or any person other than the related Trust. The only obligations of the foregoing entities with respect to the Securities or the Loans will be the obligations (if any) of the Company, the Servicer and the Master Servicer, if any, pursuant to certain limited representations and warranties made with respect to the Loans, the Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation, if any, to make certain advances in the event of delinquencies on the Loans, but only to the extent deemed recoverable) and, if and to the extent expressly specified in the related Prospectus Supplement, certain limited obligations of the Company, Servicer, applicable Sub-Servicer, or another party in connection with a purchase obligation ("Purchase Obligation") or an agreement to purchase or act as remarketing agent with respect to a Convertible Loan (as defined herein) upon conversion to a fixed rate. Notwithstanding the foregoing, and as to be specified in the related Prospectus Supplement, certain types of Credit Enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such Credit Enhancement. See "Description of Credit Enhancement" herein. Unless specified in the related Prospectus Supplement, neither the Securities nor the underlying Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, the Trustee, the Servicer, the Master Servicer, if any, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Estate for each series of Securities (including the Loans and any form of Credit Enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Company or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

         An investment in any Security may be an Illiquid Investment, which may result in the Securityholder holding such investment to maturity. There can be no assurance that a secondary market for the Securities of any series or class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities of any series. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

         Credit Enhancement will be limited in amount and scope of coverage and may not be sufficient to cover losses. With respect to each series of Securities, Credit Enhancement will be provided in limited amounts to cover certain types of losses on the underlying Loans. Credit Enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: a letter of credit; a Purchase Obligation; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; a reserve fund; a financial guaranty insurance policy or other type of Credit Enhancement to provide partial coverage for certain defaults and losses relating to the Loans. Credit Enhancement also may be provided in the form of the related class of Equity Securities, subordination of one or more classes of Fixed-Income Securities in a series under which losses in excess of those absorbed by any related class of Equity Securities are first allocated to any Subordinate Securities up to a specified limit, cross-support among groups of Loans and/or overcollateralization. In addition, Credit Enhancement may take the form of a master reserve account, into which certain collections in excess of amounts needed to pay the related Securities may be deposited, which provides support for more than one series of Securities. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of Credit Enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the investors any specified rate of prepayments. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit Enhancement" and "Subordination."

Risks associated with the Loans

         Bankruptcy of Obligors may cause losses. General economic conditions have an impact on the ability of an obligor of a Loan (an "Obligor") to repay the Loan. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by Obligors. In the event of personal bankruptcy of an Obligor, it is possible that a Trust could experience a loss with respect to such Obligor's Loan. In conjunction with an Obligor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Loan or permanently reduce the principal balance of such Loan thereby either delaying or permanently limiting the amount received by the Trust with respect to such Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Property to a Trust, any remaining balance on such Loan may not be recoverable.

         Certain Loans may be originated or structured in "non-traditional" ways, which could increase risk. The Company's underwriting standards consider, among other things, an obligor's credit history, repayment ability and debt service-to-income ratio, as well as the value of the property; however, the Company's Loan Program (as hereinafter defined) generally provides for the origination of Loans relating to non-conforming credits. Certain of the types of loans that may be included in the Loan Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Loans may provide for escalating or variable payments by the borrower under the Loan, as to which the Obligor is generally qualified on the basis of the initial payment amount. In some instances the Obligors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. For a more detailed discussion, see "Loan Program."

         Certain risks relating to differing underwriting criteria. The Loans used in a particular Trust Fund may have been purchased by the Company from one or more originators, and may, to the extent specified in the related Prospectus Supplement, have been originated using underwriting criteria different from that of the Company. However, the Loans included in a particular Trust Fund will satisfy the criteria set forth in the related Prospectus Supplement.

Risks associated with the Mortgage Loans

         Junior Liens may experience higher rates of delinquencies and losses. Certain of the Mortgage Loans will be secured by junior liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans, a Servicer generally would satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior lien loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Loans and Related Matters--Foreclosure."

         Property values may decline, leading to higher losses. An investment in securities such as the Securities that generally represent beneficial ownership interests in the Mortgage Loans or debt secured by such Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior liens, the Mortgage Loans and any secondary financing on the Properties in a particular Loan Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related Trust in the Properties before having any effect on the interest of the related senior mortgagee. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest ("Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Enhancement, holders of Securities of the series evidencing interests in the related Loan Pool will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

         Balloon Loans may experience higher rates of delinquencies and losses. Certain of the Mortgage Loans may constitute " Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. Consequently, upon the maturity of a Balloon Loan, the Obligor will be required to make a "balloon" payment that will be significantly larger than such Obligor's previous monthly payments. The ability of such a Obligor to repay a Balloon Loan at maturity frequently will depend on such Obligor's ability to refinance the Mortgage Loan. The ability of a Obligor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Property, the Obligor's equity in the related Property, the financial condition of the Obligor, the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Obligor to accomplish a refinancing and may result in delinquencies or defaults. None of the Company, the Servicer, the Master Servicer, if any, any Sub-Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans.

         Foreclosure of Properties may be subject to substantial delay, resulting in longer maturity securities as well as higher losses. Even assuming that the Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a Obligor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Property or to obtain liquidation proceeds (net of expenses) ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. The Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan (" Liquidated Mortgage Loan") and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable Credit Enhancement, Securityholders could experience a loss on their investment.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance Mortgage Loan than would be the case with a larger principal balance Mortgage Loan.

         Under environmental legislation and judicial decisions applicable in various states, a secured party that takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a Property that, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a Property, may be liable for the costs of cleaning up the purportedly contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage Note (such as a Trust) which, under the terms of the Pooling and Servicing Agreement, is not required to take an active role in operating the Properties. See "Certain Legal Aspects of Loans and Related Matters--Environmental Legislation."

         Certain of the Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the Obligor.

         Geographic Concentration of Properties may result in higher losses, if particular regions experience downturns. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Properties will be specified in the related Prospectus Supplement or related Current Report on Form 8-K.

Risks associated with the Contracts

         Security Interests in the Manufactured Homes may not be perfected and the Trust may not realize upon the full amount due under the related Contract. Each Contract is secured by a security interest in a Manufactured Home together with, in the case of land secured contracts, the real estate on which the related Manufactured home is located (such Contracts, the "Land Secured Contracts"). Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in the states in which the Manufactured Homes are located and such states' certificate of title statutes, but generally not their real estate laws. Under such federal and state laws, a number of factors may limit the ability of a holder of a perfected security interest in Manufactured Homes to realize upon such Manufactured Homes or may limit the amount realized to less than the amount due under the related Contract. See "Certain Legal Aspects of the Loans -Contracts."

         In addition, because of the expense and administrative inconvenience involved, the Company will not amend any certificates of title related to any Manufactured Home to change the lienholder specified therein to the Trustee, and will not execute any transfer instrument (including, among other instruments, UCC-3 assignments) relating to any Manufactured Home in favor of the Trustee or note thereon the Trustee's interest. Such amendment would require, consistent with the law of the related State, filings at the state or county level for each Contract. The Company believes it is industry practice not to make such amendments, and does not do so for its own benefit. As a result, the Company will remain the lienholder on the certificate of title relating to the Manufactured Home. In some states, in the absence of such an amendment, execution or notation, the assignment to the Trustee of the security interest in the Manufactured Homes located therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Trustee is not perfected, such assignment of the security interest to the Trustee may not be effective against creditors of the Company to the extent it continues to be specified as lienholder on any certificate of title or as secured party on any UCC filing, or against a trustee in bankruptcy of the Company.

         Each Contract (other than a Land Secured Contract) will be "chattel paper" as defined in the UCC in effect in Minnesota (where the Company's executive office is currently located), and the jurisdiction in which the related Manufactured Home was located at origination. Under the UCC as in effect in each such jurisdiction, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Trustee will have possession of the Contracts. In addition, the Company will make appropriate filings of UCC-1 financing statements in the office of the Secretary of State of the state where its principal place of business is located to give notice of the Trustee's ownership of the Contracts. The Trustee's interest in the Contracts could, through the fraud or negligence of the Trustee, be defeated if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment.

         Further, because of the expenses and administrative inconvenience involved, the assignment of mortgages or deeds of trust to the Trustee will not be recorded with respect to the mortgages or deeds of trust (each, a "Mortgage") securing each Land Secured Contract. Recordation of such assignments would require the Company to retain counsel in the respective state, and make the appropriate filing at the local level. The Company believes the industry practice not to make such filings, and does not do so for its own benefit. The failure to record the assignments to the Trustee of the Mortgage securing Land Secured Contracts may result in the sale of such Contracts or the Trustee's rights in the land secured by the Mortgage being ineffective against creditors of the Company or against a trustee in bankruptcy of the Company or against a subsequent purchaser of such Contracts from the Company, without notice of the sale to the Trustee. See "The Loan Pool" herein for a description of the programs under which Contracts are originated or purchased by the Company.

Legal Considerations

         Bankruptcy of the Company could prevent timely payment of amounts due to the Trust. In the event of the bankruptcy of the Company at a time when it holds an Equity Security, a trustee in bankruptcy of the Company, or its creditors could attempt to recharacterize the sale of the Loans to the related Trust as a borrowing by the Company, with the result, if such recharacterization is upheld, that the Securityholders would be deemed creditors of the Company, secured by a pledge of the Loans. In such a case, a bankruptcy court may suspend or reduce the payment of principal and interest to the Securityholders or permanently reduce the principal balance of the Securities, thereby delaying or permanently limiting the amounts received by the Securityholders. In addition, if the Company is the Servicer, a bankruptcy of the Company may disrupt servicing of the Loans, causing losses or a delay in timely payment of amounts due the Securityholders. The Pooling and Servicing Agreement will provide that bankruptcy of the Servicer is an event of default and the Back-up Servicer may take over servicing in such a case. However, a bankruptcy court may hold that such provision is unenforceable as an executory contract triggered only by the bankruptcy of the contracting party.

         Prepayments and repurchases may adversely affect the yield to maturity of the Securities. The yield to maturity of the Securities of each series will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable-rate mortgage loans ("ARM Loans") to fixed-rate loans or breaches of representations and warranties) on the Loans and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Loans. The yield to maturity on Strip Securities or Securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Loans. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Loans than other classes of Securities.

         The Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. Such penalties will not be property of the related Trust. The rate of prepayments of the Loans cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         Prepayments may result from mandatory prepayments relating to unused moneys held in Pre-Funding Accounts, if any, voluntary early payments by Obligors (including payments in connection with refinancings of the related senior Loan or Loans), sales of Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Loans or substitution adjustments required to be made under the Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Loans. All of the Loans contain "due-on-sale" provisions, and the Servicer will be required to enforce such provisions unless (i) the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or (ii) the Servicer reasonably believes that to permit an assumption of the Loan would not materially and adversely affect the interests of the Securityholders or of the related Credit Enhancer, if any. See "The Pooling and Servicing Agreement" in the related Prospectus Supplement.

         Collections on the Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Loans may also vary due to seasonal purchasing and payment habits of Obligors.

         Co-mingling of collections with the Servicer's general funds could cause losses to the Trust. To the extent that the ratings, if any, then assigned to the unsecured debt of the Servicer or of the Servicer's corporate parent are satisfactory to the Rating Agencies, the Servicer may be permitted to co-mingle Loan payments and collections with the Servicer's general funds rather than be required to deposit such amounts in a segregated Principal and Interest Account. In the event of fraud or mistake, the Servicer may utilize amounts due the Trust for its own purposes, resulting in a delay in payment or losses to the Securityholders.

         State Credit Protection Laws May Limit Collection of Principal and Interest on the Loans. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the originators, the Trustee, the Servicer and Sub-Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the Obligor to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Loans and Related Matters."

         Federal Credit Protection Laws May Limit Collection of Principal and Interest on the Loans. The Loans may also be subject to federal laws, including:
(i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Obligor's credit experience. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the Obligor to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on the Loans because of a violation of the aforementioned laws, public policies or general principles of equity then the Trust may be delayed or unable to repay all amounts owed to the Securityholders. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Company, such violations may materially impact the financial ability of the Servicer to continue to act as Servicer or the ability of the Company to repurchase or replace Loans if such violation breaches a representation or warranty contained in a Pooling and Servicing Agreement.

         Certain additional provisions under the Federal Truth-in-Lending Act become effective on October 1, 1995. These provisions apply to certain types of mortgage loans, generally as a result of such loan's coupon rate being 10% or more greater than the yield on United States Treasury Securities of comparable maturity, or if the "total points and fees" payable by the obligor exceed a
specified  level.  If  the  requirements  are  triggered,   certain   additional
disclosures   are  required  to  be  made  to  the  obligor  and  certain  other restrictions on the loan and its terms apply (e.g., restrictions relating to prepayment penalties and balloon maturities.)

         These provisions further require persons who sell or assign mortgages which are subject to these requirements to furnish a notice to such effect to the purchaser or assignee. Such purchasers or assignees may under certain circumstances be liable for the failure of the originating lender to provide the required disclosures or for the inclusion in the loan of any prohibited terms.

         Book-Entry registration may limit the liquidity of the Securities, the ability of Securityholders to pledge the Securities, and may delay Securityholders' receipt of distributions. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described herein and in the related Prospectus Supplement. See "Description of the Securities -- Form of Securities" herein.

         Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct or Indirect Participants") and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical security representing the Securities.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities--Form of Securities."

         The Soldiers' and Sailors' Civil Relief Act of 1940 could limit or delay collection of amounts due under certain Loans. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related Loan (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Loan during the Obligor's period of active duty status. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Property in a timely fashion.

         Reduction in the rating of any credit enhancer would likely cause the reduction in the rating of the Securities. The rating of Securities credit enhanced through external Credit Enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities. See "Ratings" in the Prospectus Supplement.

                                   THE TRUSTS

         A Trust for any series of Securities will consist of a segregated pool (a "Loan Pool") comprised of (A) (i) conventional one-to-four-family residential mortgage loans (" Single Family Loans"), (ii) multi-family residential mortgage loans ("Multi-family Loans"), (iii) mortgage loans secured by mortgages on small properties used primarily for residential purposes but also used for commercial purposes (the "Mixed Use Loans"), (iv) cooperative apartment loans secured by security interests in shares issued by a cooperative housing corporation ("Cooperative Loans") or (v) home improvement loans ("Home Improvement Loans") each of which is secured by a mortgage on a "dwelling or mixed residential and commercial structure" within the meaning of Section 3(a)(41)(A)(i) of the Securities Exchange Act of 1934, as amended (collectively, the "Mortgage Loans") or (B) contracts for manufactured homes ("Contracts"), in each case, as specified in the related Prospectus Supplement (the Mortgage Loans and the Contracts together, the "Loans"), together with payments with respect to the Loans and certain other accounts, obligations or agreements, in each case, as specified in the related Prospectus Supplement.

         The Securities will be entitled to payment only from the assets of the related Trust (i.e. the related Trust Estate) and will not be entitled to payments in respect of the assets of any other related Trust Estate established by the Company. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in the related Loans held by the related Trust or may represent debt secured by the related Loans.

         The following is a brief description of the Loans expected to be included in the related Trusts. If specific information respecting the Loans is not known at the time the related series of Securities initially is offered, information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Pooling and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series (the "Loan Schedule") will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

The Loans--General

         The real properties, interests in a Cooperative (as defined herein) and Manufactured Homes (as defined herein), as the case may be, that secure repayment of the Loans (the "Properties") may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States. The Mortgage Loans will be "Conventional Loans" (i.e., loans that are not insured or guaranteed by any governmental agency). Loans will not be covered wholly or partially by primary mortgage insurance policies. All of the Loans will be covered by standard hazard insurance policies providing for fire and extended coverage with a generally acceptable carrier (which may be in the form of a blanket or forced placed hazard insurance policy) generally in an amount not less than the lesser of (i) the outstanding principal loan balance,
(ii) the minimum amount required to compensate for losses on a replacement cost basis and (iii) the insurable value of the Property. The existence, extent and duration of any such coverage will be specified in the applicable Prospectus Supplement. The Loans will not be guaranteed or insured by any government agency or other insurer.

         All of the Loans in a Loan Pool will provide for payments to be made monthly ("monthly pay") or bi-weekly. The payment terms of the Loans to be included in a Trust will be specified in the related Prospectus Supplement and may include any of the following features or combination thereof or other features specified in the related Prospectus Supplement:

          (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for period of time and under certain circumstances is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Loan is its "Loan Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. If provided for in the Prospectus Supplement, certain Loans may be subject to temporary buydown plans (" Buydown Loans") pursuant to which the monthly payments made by the Obligor during the early years of the Loan (the " Buydown Period") will be less than the scheduled monthly payments on the Loan, and the amount of any difference may be contributed from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") funded by the originator of the Loan or another source (including the Servicer or the builder of the Property) and placed in a custodial account (the "Buydown Account") and
     (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds.

          (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Loans having graduated payment provisions may provide for deferred payment of a portion of the interest due monthly during a specified period, and recoup the deferred interest through negative amortization during such period whereby the difference between the interest paid during such period and interest accrued during such period is added monthly to the outstanding principal balance. Other Loans sometimes referred to as "growing equity" loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

          (d) Prepayments of principal may be subject to a prepayment fee, if allowed by state or applicable law, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ("lockout periods"). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection therewith. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the Servicer and/or the Company.

         As specified in the related Prospectus Supplement or in the related Current Report on Form 8-K, interest will be calculated on each Loan pursuant to one of three methods:

         Date of Payment Loans. Date of Payment Loans provide that interest is charged to the Obligor at the applicable Loan Rate on the outstanding principal balance of such Note and calculated based on the number of days elapsed between receipt of the Obligor's last payment through receipt of the Obligor's most current payment. Such interest is deducted from the Obligor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Note. Although the Obligor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Note to zero at such Note's maturity date, payments that are made by the Obligor after the due date therefor would cause the outstanding principal balance of such Note not to be reduced to zero. In such a case, the Obligor would be required to make an additional principal payment at the maturity date for such Note. On the other hand, if an Obligor makes a payment (other than a prepayment) before the due date therefor, the reduction in the outstanding principal balance of such Note would occur over a shorter period of time than it would have occurred had it been based on the original amortization schedule of such Note.

         Actuarial Loans. Actuarial Loans provide that interest is charged to the Obligor thereunder, and payments are due from such Obligor, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Obligors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

         Rule of 78's Loans. A Rule of 78's Loan provides for the payment by the related Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated Loan Rate for the term of the Loan. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's". Under a Rule of 78's Loan, the amount of a payment allocable to interest is determined by multiplying the total amount of add-on interest payable over the term of the loan by a fraction derived as described below.

         The fraction used in the calculation of add-on interest earned each month under a Rule of 78's Loan has as it denominator a number equal to the sum of a series of numbers. The series of numbers begins with one and ends with the number of monthly payments due under the loan. For example, with a loan providing for 12 payments, the denominator of each month's fraction will be 78, the sum of the series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of original payments to stated maturity less the number of payments made up to but not including the current month. Accordingly, in the example of a twelve-month loan, the fraction for the first payment is 12/78, for the second payment 11/78, for the third party 10/78, and so on through the final payment, for which the fraction is 1/78. The applicable fraction is then multiplied by the total add-on interest payable over the entire term of the loan, and the resulting amount is the amount of add-on interest "earned" that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction. Rule of 78's Loans are non-level yield instruments. The yield in the initial months of a Rule of 78's Loans is somewhat higher than the stated Loan Rate (computed on an actuarial basis) and the yield in the later months of the loan is somewhat less than such stated Loan Rate.

         The Prospectus Supplement for each series of Securities or the Current Report on Form 8-K will contain certain information with respect to the Loans (or a sample thereof) contained in the related Loan Pool; such information, insofar as it may relate to statistical information relating to such Loans will be presented as of a date certain (the "Statistic Calculation Date") which may also be the related cut-off date (the "Cut-Off Date"). Such information will include to the extent applicable to the particular Loan Pool (in all cases as of the Cut-Off Date) (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans, (ii) the largest principal balance and the smallest principal balance of any of the Loans, (iii) the types of Property securing the Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iv) the original terms to stated maturity of the Loans, (v) the weighted average remaining term to maturity of the Loans and the range of the remaining terms to maturity; (vi) the earliest origination date and latest maturity date of any of the Loans, (vii) the weighted average CLTV and the range of CLTV's of the Loans at origination, (viii) the weighted average Loan Rate or annual percentage rate (as determined under Regulation Z) (the "APR") and ranges of Loan Rates or APRs borne by the Loans, (ix) in the case of Loans having adjustable rates, the weighted average of the adjustable rates and indices, if any; (x) the aggregate outstanding principal balance, if any, of Buy-Down Loans and Loans having graduated payment provisions; (xi) the amount of any mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond to be maintained with respect to such Loan Pool; (xii) a description of any standard hazard insurance required to be maintained with respect to each Loan; (xiii) a description of any Credit Enhancement to be provided with respect to all or any Loans or the Loan Pool; and (xiv) the geographical distribution of the Loans on a state-by-state basis. In addition, preliminary or more general information of the nature described above may be provided in the Prospectus Supplement, and specific or final information may be set forth in a Current Report on Form 8-K, together with the related Pooling and Servicing Agreement, which will be filed with the Securities and Exchange Commission and will be made available to holders of the related series of Securities within fifteen days after the initial issuance of such Securities.

         The loan-to-value ratio (the "LTV") of a Loan is equal to the ratio (expressed as a percentage) of the original principal balance of such Loan to appraised value of the related Property (less the amount, if any, of the premium for any credit life insurance) at the time of origination of the Loan or, in the case where the Loan represents a purchase money instrument, the lesser of (a) the appraised value or (b) the purchase price. The combined loan-to-value ratio (the "CLTV") of a Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of such Loan (less the amount,if any, of the premium for any credit life insurance) plus the then-current principal balance of all mortgage loans (each, a "Senior Lien") secured by liens on the related Property having priorities senior to that of the lien which secures such Loan, by (y) the value of the related Property, based upon the appraisal or valuation (which may in certain instances include estimated increases in value as a result of certain home improvements to be financed with the proceeds of such Loan) made at the time of origination of the Loan. If the related Obligor will use the proceeds of the Loan to refinance an existing Loan which is being serviced directly or indirectly by the Servicer, the requirement of an appraisal or other valuation at the time the new Loan is made may be waived. For purposes of calculating the CLTV of a Contract relating to a new Manufactured Home, the value of such Manufactured Home will be no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the " Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The value of a used Manufactured Home will be the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home will be based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Properties) in a particular Pool become equal to or greater than the value of such Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the non-conforming credit mortgage lending industry. An overall decline in the market value of residential real estate, the general condition of a Property, or other factors, could adversely affect the values of the Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Properties, equal or exceed the value of the Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the non-conforming credit mortgage lending industry.

         Certain Loans may be secured by junior liens ("Junior Lien Loans") subordinate to the rights of the obligee under any related Senior Liens. The proceeds from any liquidation, insurance or condemnation of Properties relating to Junior Lien Loans in a Loan Pool will be available to satisfy the principal balance of such Junior Lien Loans only to the extent that the claims, if any, of all related senior obligees, including any related foreclosure costs, are satisfied in full. In addition, the Servicer may not foreclose on a Property relating to a Junior Lien Loan unless it forecloses subject to the related senior lien or liens, in which case it must either pay the entire amount of each senior lien to the applicable obligee at or prior to the foreclosure sale or undertake the obligation to make payments on each Senior Lien in the event of default thereunder. Generally, in servicing Junior Lien Loans, it is standard practice for a Servicer to satisfy each Senior Lien at or prior to a foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on the Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior lien or make payments due to any senior obligee. See "Certain Legal Aspects of Loans and Related Matters--Foreclosure."

         Other factors affecting obligors' ability to repay Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Properties. To the extent that losses on the Loans are not covered by Credit Enhancements, such losses will be borne, at least in part, by the Securityholders of the related series.

         The Company will cause the Loans comprising each Loan Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the Securityholders of the related series. The Servicer will service the Loans, either directly or through Sub-Servicers, pursuant to the Pooling and Servicing Agreement and will receive a fee for such services. See "Loan Program" and "The Pooling and Servicing Agreement." With respect to Loans serviced through a Sub-Servicer, the Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Servicer alone were servicing such Loans.

         The only obligations of the Company with respect to a series of Securities will be to provide (or, where the Company acquired a Loan from another originator, obtain from such originator) certain representations and warranties concerning the Loans and to assign to the Trustee for such series of Securities such Company's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement." The obligations of the Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement and its obligation, as described herein and in the related Prospectus Supplement, to make certain cash advances in the event of delinquencies in payments on, or prepayments received with respect to, the Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of a Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

Single Family and Mixed Use Loans

         Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior liens on one-to four-family properties. The Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, twoto four-family dwelling units, townhouses, rowhouses, individual condominium units in condominium developments, individual units in planned unit developments, and certain other dwelling units. Such Mortgage Properties may include owner-occupied (which includes vacation and second homes) and non-owner occupied investment properties.

         If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low- or high-rise condominium developments together with such condominium units' appurtenant interests in the common elements of such condominium developments.

         Mixed Use Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior mortgages on small properties used primarily for residential purposes but also commercial purposes.

Multi-family and Cooperative Loans

         Multi-family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior liens on rental apartment buildings or projects containing five or more residential units.

         Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private cooperative housing corporations (" Cooperative") in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

         Properties that secure Multi-family Loans may include high-rise, mid-rise and garden apartments. Certain of the Multi-family Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multi-family Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Home Improvement Loans

         Home  Improvement  Loans may be  secured  by first or  junior  liens on conventional one-to four-family residential properties and multi-family residential properties. Home Improvement Loans generally will be conventional, or if specified in the related Prospectus Supplement, may be partially insured by the Federal Housing Administration ("FHA") or another federal or state agency. The loan proceeds from such Home Improvement Loans are typically disbursed to an escrow agent which, according to the Company's Guidelines, Approved Guidelines or Bulk Guidelines, releases such proceeds to the contractor upon completion of the improvements or in draws as the work on the improvements progresses. Costs incurred by the Obligor for loan origination including origination points and appraisal, legal and title fees, are often included in the amount financed. In addition, Home Improvement Loans generally provide additional security to a first or junior mortgage loan because home improvements typically retain or increase the value of a property.

Contracts

         Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured partially by the FHA or partially guaranteed by the Veterans Administration, as specified in the related Prospectus Supplement. Each Contract will be fully amortizing and will bear interest at its APR.

         The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         The related Prospectus Supplement will specify for the Contracts contained in the related Trust, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-Off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust; and the original maturities of the Contracts and the last maturity date of any Contract.

                                 THE LOAN POOLS

General

         Each Loan Pool will consist primarily of (i) Loans, minus any other interest retained by the Company evidenced by promissory notes (the "Notes") secured by mortgages or deeds of trust or other similar security instruments creating a lien on, or security interest in, (a) one- to four-family residential properties, (b) multi-family residential properties, (c) mixed use properties,
(d) apartment units in a Cooperative or (e) Manufactured Homes or (ii) certificates of interest or participations in such Mortgage Notes. The Properties will consist primarily of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments, mixed use properties and certain other dwelling units, and the fee, leasehold or other interests in the underlying real property. The Properties may also consist of apartment units in Cooperatives and Manufactured Homes. The Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties. If specified in the related Prospectus Supplement relating to a series of Securities, a Loan Pool may contain Cooperative Loans evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, "Loans" include Cooperative Loans, "Properties" include shares in the related cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Notes" include Cooperative Notes and "Loans" include security agreements with respect to Cooperative Notes.

         Each Loan will be selected by the Company for inclusion in a Loan Pool from among loans originated by the Company or one or more originators, including banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the FDIC and other mortgage loan originators or purchasers not affiliated with the Company, all as described below under "Loan Program." The characteristics of the Loans will be described in the related Prospectus Supplement. Other loans available for acquisition by a Trust may have characteristics that would make them eligible for inclusion in a Loan Pool but may not be selected by the Company for inclusion in such Loan Pool.

         Each Security will evidence an interest in only the related Loan Pool and corresponding Trust Estate, and not in any other Loan Pool or any other Trust Estate (except in those situations whereby certain collections on any Loans in a related Loan Pool in excess of amounts needed to pay the related securities may be deposited in a common, master reserve account that provides Credit Enhancement for more than one series of Securities).

The Loan Pools

         All of the Loans in a Loan Pool will (i) have payments that are due monthly or bi-weekly, (ii) be secured by Properties located in any of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States and (iii) consist of one or more of the following types of loans:

          (1) Fixed-rate, fully-amortizing loans (which may include loans converted from adjustable-rate loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of generally not more than 30 years;

          (2) ARM Loans having original or modified terms to maturity of generally not more than 30 years with a related Loan Rate that adjusts periodically, at the intervals specified in the related Prospectus Supplement (which may have adjustments in the amount of monthly payments at periodic intervals) over the term of the loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index (the "Index") to be specified in the related Prospectus Supplement, such as, by way of example: (i) U.S. Treasury securities of a specified constant maturity, (ii) weekly auction average investment yield of U.S. Treasury bills of specified maturities, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board or as quoted by one or more specified lending institutions, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, or (v) the interbank offered rates for U.S. dollar deposits in the London Markets, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the relevant Index, and the related Prospectus Supplement or the related Current Report on Form 8-K will indicate the highest, lowest and weighted-average Note Margin with respect to the ARM Loans in the related Loan Pool. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Obligor to convert the adjustable Loan Rate to a fixed rate at some point during the term of such ARM Loan subsequent to the initial payment date;

          (3) Fixed-rate, graduated payment loans having original or modified terms to maturity of generally not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate that will be lower than the Loan Rate applicable to such loan in subsequent years. Deferred Interest, if any, will be added to the principal balance of such loans;

          (4) Balloon loans ("Balloon Loans"), which are loans having original or modified terms to maturity of generally 5 to 15 years as specified in the related Prospectus Supplement, which may have level monthly payments of principal and interest based generally on a 10- to 30-year amortization schedule. The amount of the monthly payment may remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the "Balloon Amount"); or

          (5) Modified loans ("Modified Loans"), which are fixed or adjustable-rate loans providing for terms at the time of modification of generally not more than 30 years. Modified Loans may be loans which have been consolidated and/or have had various terms changed, loans which have been converted from adjustable rate loans to fixed rate loans, or construction loans which have been converted to permanent loans.

         If provided for in the related Prospectus Supplement, a Loan Pool may contain ARM Loans which allow the Obligors to convert the adjustable rates on such Loans to a fixed rate at some point during the life of such Loans (each such Loan, a " Convertible Loan"). If specified in the related Prospectus Supplement, upon any conversion, the Company will repurchase or the Servicer, the applicable Sub-Servicer, or a third party will purchase the converted Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or the Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Loans under specific conditions. Upon the failure of any party so obligated to purchase any such converted Loan, the inability of any remarketing agent to so arrange for the sale of the converted Loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted Loan for its own account, the related Loan Pool will thereafter include both fixed rate and adjustable rate Loans.

         If provided for in the related Prospectus Supplement, certain of the Loans may be Buydown Loans pursuant to which the monthly payments made by the Obligor during the Buydown Period will be less than the scheduled monthly payments on the Loan, the resulting difference to be made up from (i) Buydown Funds funded by the originator of the Loan or another source (including the Servicer, the Company or the related originator) and placed in the Buydown Account and (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds. See "Description of the Securities--Payments on Loans; Deposits to Distribution Account." The terms of the Buydown Loans, if such loans are included in a Trust, will be as set forth in the related Prospectus Supplement.

         The Company will cause the Loans constituting each Loan Pool to be assigned to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series and such Trustee will receive a fee for its services. The Servicer named in the related Prospectus Supplement will service the Loans, either directly or through other mortgage servicing institutions (Sub-Servicers), pursuant to a Pooling and Servicing Agreement and will receive a fee for such services. See "Loan Program" and "Description of the Securities." With respect to those Loans serviced by the Servicer through a Sub-Servicer, the Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Servicer alone were servicing such Loans.

         As described herein and in the related Prospectus Supplement, the Company may make certain representations and warranties regarding the Loans, but the assignment of the Loans to the Trustee will be without recourse. See "Description of the Securities--Assignment of Loans." The Servicer's obligations with respect to the Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of the Company, as more fully described herein under "Loan Program--Representations" and "Description of the Securities--Assignment of Loans," and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans and interest shortfalls due to prepayment of Loans, in amounts described herein under "Description of the Securities--Advances"). Generally, the obligation of the Servicer to make delinquency advances will be limited to amounts which the Servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the Loans. See "Description of the Securities--Advances."


                              UNDERWRITING PROGRAM
General

         The Company's finance programs consist of a Mortgage Loan Program and a Manufactured Housing Program, each of which is described below.

         Loans originated or purchased by originators and acquired by the Company generally will have been originated in accordance with the Company's guidelines (the "Guidelines"). Management permits deviations from the specific criteria of the Company's Guidelines to reflect local economic trends, real estate valuations, and credit factors specific to each Loan. The Company generally will review or cause to be reviewed all of the Loans in any delivery of Loans from Originators for conformity with the Company's Guidelines.

         The Company will make representations and warranties with respect to the Loans sold to the Trust pursuant to the Pooling and Servicing Agreement. The Company may be obligated to repurchase the Loans in respect of which a breach of representation or warranty has occurred.

         Representations. The Company will make representations and warranties in respect of the Loans sold by the Company to the Trust and evidenced by a series of Securities. Such representations and warranties generally include, among other things, that at the time of the sale to the Trust of each Loan: (i) the information with respect to each Loan set forth in the Schedule of Loans is true and correct; (ii) all real estate appraisals have been performed in accordance with industry standards; (iii) no Loan is in violation of any applicable state or federal law or regulation; (iv) each Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (v) as of the related settlement date, each Loan is secured by a valid and subsisting lien of record on the Property having the priority indicated in the related Loan file subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Loan; (vi) the Company held good and indefeasible title to, and was the sole owner of, each Loan conveyed by it; and (vii) each Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Obligor.

         If the Company cannot cure a breach of any representation or warranty made by it in respect of a Loan that materially and adversely affects the interests of the Securityholders in such Loan within a time period specified in the related Pooling and Servicing Agreement, the Company will be obligated to purchase from the related Trust such Loan at a price (the "Loan Purchase Price") set forth in the related Pooling and Servicing Agreement which Loan Purchase Price will be equal to the principal balance thereof as of the date of purchase plus one month's interest at the Loan Rate less the amount, expressed as a percentage per annum, payable in respect of servicing compensation, Trustee compensation and REMIC reporting compensation, as applicable, together with, without duplication, the aggregate amount of all delinquent interest, if any.

         As to any such Loan required to be purchased by the Company, as provided above, rather than repurchase the Loan, the Servicer may, at its sole option, remove such Loan (a "Deleted Loan") from the related Trust and cause the Company to substitute in its place another Loan of like kind (a "Qualified Replacement Loan" as such term is defined in the related Pooling and Servicing Agreement). With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the Prospectus Supplement relating to a series of Securities, such substitution of a defective Loan must be effected within two years of the date of the initial issuance of the Securities, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. The Company generally will have no option to substitute for a Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Servicer will be required under the applicable Pooling and Servicing Agreement to enforce such purchase or substitution obligations for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment if it were the owner of such Mortgage Loan; provided, however, that this purchase or substitution obligation will in no event become an obligation of the Servicer in the event the Company fails to honor such obligation. The foregoing will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by the Company.

Mortgage Loan Program


         The Mortgage Loans will be originated by the Company or acquired by the Company from originators. All of the Mortgage Loans will be originated or acquired by Originators generally in accordance with the Company's Guidelines.

         As more fully described below and in the related Prospectus Supplement, under the Company's Loan Program, the Company will originate Loans or purchase Loans from originators: (1) in accordance with its loan program (the "Company's Loan Program") described in the Company's Seller's Guide, as modified from time to time (the "Company's Seller's Guide"), (2) on a "spot" or negotiated basis ("Negotiated Transactions"), and (3) as bulk acquisitions ("Bulk Acquisitions"). The Company's Loan Program, Negotiated Transactions, Bulk Acquisitions and the respective underwriting guidelines relating thereto are described below.

         The Company's Loan Program. Mortgage Loans originated or purchased by Originators and acquired by the Company generally have been originated in accordance with the Guidelines as set forth in the Company's Seller's Guide. Management permits deviations from the specific criteria of the Guidelines to reflect local economic trends, real estate valuations, and credit factors specific to each Mortgage Loan. The Company generally reviews or causes to be reviewed all of the Mortgage Loans in any delivery of Mortgage Loans from Originators for conformity with the Company's Seller's Guide. See "Quality Control."

         The following is a brief description of the Guidelines set forth in the Company's Seller's Guide currently employed by the Company. The Company believes that these standards are consistent with those generally used by lenders in the business of making mortgage loans based on non-conforming credits. The underwriting process is intended to assess both the borrower's willingness and ability to repay its debts and the adequacy of the real property as collateral for the Mortgage Loan.

         The Guidelines permit the origination and purchase of mortgage loans with multitiered credit characteristics tailored to individual credit profiles. In general, the Guidelines require an analysis of the equity in the collateral, the credit history and debt-to-income ratio of the borrower, the property type and the characteristics of the underlying first mortgage, if any. A lower maximum CLTV is required for lower gradations of credit quality and higher property values.

         The Guidelines permit the origination or purchase of fixed or adjustable rate Mortgage Loans that either fully amortize over a period generally not to exceed 30 years or, in the case of a balloon mortgage, generally amortize based on a 30-year or less amortization schedule with a due date and a "balloon" payment at the end of 15 years. The loan amounts generally range from a minimum of $15,000 to a maximum of $500,000.

         The Mortgaged Properties used for collateral to secure the Mortgage Loans may be either owner occupied (which includes second and vacation homes) or non-owner occupied investor properties which, in either case are residential properties (which may be detached, part of a two-to four-family dwelling, a condominium unit, a unit in a planned unit development or manufactured housing). Each Mortgaged Property generally has a minimum appraised fair market value of $30,000. Cooperatives, commercial properties or agricultural land are not accepted as collateral.

         The Guidelines require that the CLTV of a Mortgage Loan generally may not exceed 80%. If a senior mortgage exists, the Originator must first review the senior mortgage documentation. If it contains open end advance or negative amortization provisions, the maximum potential senior mortgage balance is used in calculating the CLTV which determines the maximum loan amount. The Guidelines generally do not permit the purchase of Mortgage Loans where the senior mortgage contains a provision pursuant to which the senior mortgagee may share in any appreciation of the Mortgaged Property, where the senior mortgage is privately held or where the senior mortgage has a "balloon" payment due at any time prior to twelve months following the due date of the Mortgage Loan.

         The value of each property proposed as security for a Mortgage Loan is required to be appraised by licensed appraisers, if state or applicable law so requires, and shall have been performed in accordance with industry standards in the appraising industry in the area where the Mortgaged Property is located.

         The Guidelines provide that each borrower is required to provide, and the Originator is required to verify, personal financial information. The borrower's total monthly obligations (including principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) should not exceed 60% of the borrower's monthly income. Borrowers who are salaried employees must provide current employment information, in addition to recent employment history. The Originator verifies this information for salaried borrowers based on a current pay stub and either (i) a written verification of income signed by their employer or (ii) two years' W-2 forms. A self-employed borrower is generally required to be successfully self-employed in the same field for a minimum of two years. A self-employed borrower is generally required to provide financial statements and signed copies of federal income tax returns (including schedules) filed for the most recent two years. The borrower's debt-to-income ratio is calculated based on income as verified by the Originator and must be reasonable.

         The Mortgage Loans are underwritten pursuant to the Company's "Full Documentation Program," "Alternative Income Documentation Program" and "Stated Income Program," as set forth in the Guidelines. Under each of the programs, the Originator reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the borrower, reviews the type and use of the property being financed and reviews the property for compliance with its underwriting guidelines. In determining the ability of the borrower to repay a Variable Rate Mortgage Loan, the Originators use a rate that generally is a rate equal to the fully-indexed Mortgage interest rate for such ARM Loan. The Guidelines are applied in a standardized procedure that complies with applicable federal and state laws and regulations.

         Under the Full Documentation Program, the income of each borrower and the source of funds (if any) required to be deposited by a borrower into a bank account or an escrow account is verified by the Originators. Borrowers are generally required to submit a current pay stub and either (i) a written verification of income signed by their employer or (ii) two years' W-2 forms. Under the Alternative Income Documentation Program, a self-employed borrower is generally required to provide the borrower's business' profit and loss statement, and bank account statements supporting such statement for the prior calendar year and any completed calendar quarter of the current year and a current copy of a business license. Both the Alternative Income Program and the Stated Income Program generally require (i) that the borrower's income be reasonable for its business/profession, (ii) that the business has been in existence for three years or more and (iii) that the loan-to-value ratio be reduced. In addition, the Mortgage Loan generally improves the borrower's cash flow. Verification of the source of funds (if any) required to be deposited by the borrower into a bank account or an escrow account is generally required under all documentation programs in the form of a standard verification of deposit or two months' consecutive bank statements or other acceptable documentation. Twelve months' mortgage payment or rental history is generally required to be verified by the borrower's current lender or landlord. If appropriate compensating factors exist, the Originators and the Company, upon the purchase of such Mortgage Loan from an Originator, may waive certain documentation requirements for individual borrowers.

         A credit report by an independent, nationally recognized credit reporting agency is required reflecting the borrower's complete credit history. The credit report should reflect all repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. Verification is required to be obtained of the senior mortgage balance, if any, the status and whether local taxes, interest, insurance and assessments are included in the borrower's monthly payment. All taxes and assessments not included in the payment are required to be verified as current.

         Certain laws protect borrowers obtaining certain types of Mortgage Loans by requiring a time-frame after loan documents are signed, termed the rescission period, during which the borrower has the right to rescind or cancel the Mortgage Loan. The Guidelines provide that the rescission period may not be waived by the borrower except as specifically provided by applicable law. The rescission period must have expired prior to the purchase of a Mortgage Loan by the Company.

         The Originator agreements with the Company generally require title insurance coverage issued by an insurance company that is qualified to do business in the jurisdiction where the Mortgaged Property is located on each Mortgage Loan it purchases. The Company's assignees or the related Originator and its assignees generally are named as the insured. Title insurance policies indicate the lien position of the Mortgage Loan and protect the insured against loss if the title or lien position is not as indicated.

         The Originator agreements with the Company generally require flood insurance coverage, to the extent required by the Flood Disaster Protection Act of 1973, as amended, issued by an insurance company that is qualified to do business in the jurisdiction where the Mortgaged Property is located. The Company's assignees or the related Originator and its assignees are generally named as the insured.

         The Originator agreements with the Company generally require property hazard insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the related Mortgage Loan exceeds replacement value (the cost of rebuilding the subject property, which generally does not include land value), insurance equal to replacement value may be accepted. The Company's assignees or the related Originator and its assignees generally are named as the insured.

         Negotiated Transactions. The Company may acquire Mortgage Loans on a "spot" basis or in Negotiated Transactions, and such Negotiated Transactions may be governed by agreements (" Master Commitments") relating to ongoing acquisitions of Mortgage Loans by the Company, from Originators who represent that the Mortgage Loans have been originated in accordance with underwriting guidelines agreed to by the Company.

         The underwriting standards utilized in Negotiated Transactions may vary substantially from the Guidelines described above. All of the underwriting guidelines will provide an underwriter with information to evaluate either the security for the related Mortgage Loan, which security consists primarily of the borrower's repayment ability or the adequacy of the Mortgaged Property as collateral, or a combination of both. There can be no assurance that every Mortgage Loan was originated in conformity with the underwriting guidelines related thereto in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying guidelines as described above will be equivalent under all circumstances.

         Bulk Acquisitions. Bulk portfolios of Mortgage Loans may be originated by a variety of Originators under several different underwriting guidelines. Mortgage Loans that conform to the related underwriting guidelines of the Originator of the portfolio of such Mortgage Loans acquired by the Company in a Bulk Acquisition may not conform to the requirements of the Company's Guidelines. Bulk Acquisition portfolios may be purchased servicing released or retained. If servicing is retained, the Company may require the Originator to meet certain minimum requirements with respect to the servicing of such Mortgage Loans. The Company generally will cause the Mortgage Loans acquired in a Bulk Acquisition to be re-underwritten on a sample basis. Such re-underwriting may be performed by the Company or by a third party acting at the direction of the Company.

         Quality Control. The Company maintains a quality control department which generally will review loans acquired from all Originators. The quality control department selects a random and adverse portion of the files for underwriting review. For the random sample, employment and mortgage information is reverified and a full review of legal documentation and reunderwriting the Mortgage Loans is performed. The Company also performs field and desk appraisal reviews on a random sample of Mortgage Loans.

         With respect to the Mortgage Loan Program, certain Bulk Acquisitions, and certain Negotiated Transactions, the Company will cause a percentage of the Mortgage Loans acquired from Originators to be (i) reunderwritten for the purpose of determining whether such Mortgage Loans were originated in accordance with the Guidelines, (ii) reappraised to assess the accuracy of the appraised values, and (iii) audited to determine the accuracy of the loan data in the loan files. Such process may consist of a review of all such Mortgage Loans or may be performed on a sample basis.

         Qualifications of Originators. Each Originator from which a Mortgage Loan is acquired has been approved by the Company for participation in the Mortgage Loan Program. Originators enter into agreements to sell Mortgage Loans to the Company pursuant to the Mortgage Loan Program which provides for the periodic, "spot," or negotiated transaction or bulk acquisition purchase and sale of loans meeting the Company's Guidelines generally. As part of the qualification process, the Company determines whether each Originator has a specified minimum level of equity and experience in originating non-conforming credit Mortgage Loans. Notwithstanding this process, however, there can be no assurance that any Originator presently meets such qualifications or will continue to meet such qualifications at the time of inclusion of Mortgage Loans sold by it and included in the Trust Estate for a series of Securities, or thereafter. In addition, the Company may waive or modify in an appropriate case any of the foregoing requirements for Originators.

         All Originators must have received a satisfactory on-site review by the Company of its operating procedures. All Originators are required to originate mortgage loans in accordance with the applicable industry underwriting standards and federal and state laws and regulations. However, with respect to any Originator, some of the generally applicable underwriting standards described herein and in the Guidelines may be modified or waived with respect to certain Mortgage Loans acquired from such Originators.

Manufactured Housing Contract Program

         General. All manufactured housing contracts that are purchased by the Company from dealers or originated by the Company through a broker are written on forms provided by the Company and are purchased or underwritten, as the case may be, on an individually approved basis. With respect to each retail manufactured housing contract to be purchased from a dealer or submitted by a broker and underwritten, as the case be, the Company's general practice is to have the dealer or broker submit the customer's credit application, manufacturer's invoice (if the contract is for a new home) and certain other information relating to the contract to the applicable regional office of the Company. Personnel at the regional office make an analysis of the creditworthiness of the obligor and of other aspects of the proposed transaction. If the credit worthiness of the obligor and other aspects of the transaction are approved by the regional office, the Company purchases the contract after the manufactured home is delivered and set up.

         Because manufactured homes generally depreciate in value, the Company's management believes that the creditworthiness of a potential obligor under a manufactured housing contract should be the most important criterion in determining whether to approve the purchase or origination of such manufactured housing contract. In this regard, the Company uses an underwriting guideline matrix based upon each applicant's credit history, residence history, employment history, debt-to-income ratio and down payment percentage. Although, with respect to certain of these criteria, the Company has minimum requirements, the Company management does not believe that these minimum requirements are themselves generally sufficient to warrant a credit approval of an applicant. Thus, there were and are no requirements on the basis of which, if they are met, credit is routinely approved, and if they are not met, credit is routinely denied. Rather, if an applicant has a low rating with respect to one of the criteria mentioned above, there generally must be a compensating higher rating with respect to other items in order for such applicant to be approved. In addition, in certain cases, credit applications are approved even if certain of the minimum criteria are not met. The ultimate decision to approve or reject a credit application is thus the result of a judgment made by either regional management or the Company's senior management.

         The Company's policy is to approve or reject each credit application within 72 hours of receipt. Thus, there is generally less time for credit investigation than is the case, for instance, with loans for site-built homes. Although the Company's management believes that the 72 hour period for approval or rejection of each credit application is in line with industry practice, no assurance can be given that any credit application that was approved in 72 hours would have been approved if a longer period had been provided for credit investigation.

         The qualifications of all regional office personnel authorized to approve or reject credit applications are reviewed by the President and/or the Chief Executive Officer of the Company. All such personnel have certain lending limits applicable to their approval authority. The Company has no set qualifications for any employees to whom authority to approve or reject credit applications may be delegated.


         The credit review and approval practices of each regional office are subject to internal reviews and audits that, through sampling, examine the nature of the verification of credit histories, residence histories, employment histories and debt-to-income ratios of the applicants and evaluate the credit risks associated with the contracts purchased through such regional office by rating the obligors on such contracts according to their credit histories, residence histories, employment histories, debt-to-income ratios and down payment percentages. Selection of underwriting files for review is generally made by the personnel performing the examination, without prior knowledge on the part of the regional office personnel of the files to be selected for review. However, the Company has no requirement that any specific random selection procedures be followed, and no assurance can be given that the files reviewed in any examination process are representative of the contract originations in the related regional office. In addition, no statistical analysis is performed on the results of any such examination of underwriting files.

         Underwriting policies for the Company's origination or purchase on an individual basis of manufactured housing contracts are established by the Company's senior management and are applicable to all regional offices in the Company's manufactured housing regional office system.


                          DESCRIPTION OF THE SECURITIES

General

         The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Pooling and Servicing Agreement. The following (together with additional summaries under "The Pooling and Servicing Agreement" below) describes all material terms and provisions relating to the Securities common to each Pooling and Servicing Agreement. The following does not purport to be complete and are subject to, and is qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for the related Trust and the related Prospectus Supplement.

         The Securities will consist of two basic types: (i) Securities of the fixed-income type ("Fixed-Income Securities") and (ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Fixed-Income Securities generally will be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed-Income Securities may be either beneficial ownership interests in the related Loans held by the related Trust, or may represent debt secured by such Loans. Each series or class of Fixed-Income Securities may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or class of Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

         A series may include one or more classes of Fixed-Income Securities ("Strip Securities") entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of Fixed-Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Loan Pool, which series may include one or more classes of Fixed-Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal principal balance in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined.

         If so  provided  in the  related  Prospectus  Supplement,  a series  of
Securities may include one or more classes of Fixed-Income Securities (collectively, the "Senior Securities") that are senior to one or more classes of Fixed-Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

         Equity Securities will represent the right to receive the proceeds of the related Trust Estate after all required payments have been made to the Securityholders of the related Fixed-Income Securities (both Senior Securities and Subordinate Securities), and following any required deposits to any reserve account that may be established for the benefit of the Fixed-Income Securities. Equity Securities may constitute what are commonly referred to as the "residual interest", "seller's interest" or the "general partnership interest", depending upon the treatment of the related Trust for federal income tax purposes. As distinguished from the Fixed-Income Securities, the Equity Securities will not be styled as having principal and interest components. Any losses suffered by the related Trust first will be absorbed by the related class of Equity Securities, as described herein and in the related Prospectus Supplement.

         No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate Registration
Statement to be filed by the Company. In addition, the Company and its affiliates may initially or permanently hold any Equity Securities issued by any Trust.

         General Payment Terms of Securities. As provided in the related Pooling and Servicing Agreement and as specified in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on specified dates ("Payment Dates"). Payment Dates with respect to Fixed-Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement; Payments on Equity Securities will be made monthly, quarterly or semi-annually, as specified in the related Prospectus Supplement.

         The related Prospectus Supplement will specify a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date.

         The related Prospectus Supplement and the Pooling and Servicing Agreement will specify a period (a "Remittance Period") antecedent to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs or such other specified period). Collections received on or with respect to the related Loans during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to distribute payments to Securityholders on such Payment Date. The related Prospectus Supplement will specify whether the related Pooling and Servicing Agreement will provide that all or a portion of the principal collected on or with respect to the related Loans may be applied by the related Trustee to the acquisition of additional Loans during a specified period (rather than used to distribute payments of principal to Securityholders during such period) with the result that the related Securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities upon the occurrence of certain events, which may include (i) default in payment of interest or principal to the Certificateholders, (ii) breach of the Company's representations and warranties that materially and adversely affects the Certificateholders, which continues for a period of 30 days after notice to the Company, (iii) the commencement of proceedings against the Company to adjudicate it insolvent, (iv) an Event of Servicing Termination has occurred, (v) the Certificate Insurer has made payments to the Trustee, (vi) that the ratio of delinquent Loans to the aggregate Loan Balance exceeds a percentage set forth in the related Prospectus Supplement or (vii) the ratio of defaulted Loans to the aggregate Loan Balance exceeds a percentage set forth in the related Prospectus Supplement.

         In addition, the related Prospectus Supplement will specify whether the related Pooling and Servicing Agreement will provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Loans) for a specified period prior to being used to distribute payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities upon the occurrence of certain events, which may include (i) default in payment of interest or principal to the Certificateholders, (ii) breach of the Company's representations and warranties that materially and adversely affects the Certificateholders, which continues for a period of 30 days after notice to the Company, (iii) the commencement of proceedings against the Company to adjudicate it insolvent, (iv) an Event of Servicing Termination has occurred, (v) the Certificate Insurer has made payments to the Trustee, (vi) that the ratio of delinquent Loans to the aggregate Loan Balance exceeds a percentage set forth in the related Prospectus Supplement or (vii) the ratio of defaulted Loans to the aggregate Loan Balance exceeds a percentage set forth in the related Prospectus Supplement.

         Neither the Securities nor the underlying Loans will be guaranteed or insured by any governmental agency or instrumentality or the Company, the Servicer, the Master Servicer, if any, any Sub-Servicer, any Originator or any of their affiliates.

         Securities of each series covered by a particular Pooling and Servicing Agreement will evidence specified beneficial ownership interest in a separate Trust Estate created pursuant to such Pooling and Servicing Agreement. A Trust Estate will consist of, to the extent provided in the Pooling and Servicing
Agreement: (i) a pool of Loans (and the related Loan documents) or certificates of interest or participations therein underlying a particular series of Securities as from time to time are subject to the Pooling and Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any interest retained by the related Originator, the Company or any of their affiliates with respect to each such Loan; (ii) payments and collections in respect of the Loans due, accrued or received, as specified in the related Prospectus Supplement, on and after the related Cut-Off Date, as from time to time are identified as deposited in respect thereof in the Principal and Interest Account and in the related Distribution Account; (iii) property acquired by foreclosure of the Loans or deed in lieu of foreclosure; (iv) hazard and flood insurance policies and primary mortgage insurance policies, if any, and certain proceeds thereof; and (v) any combination, as specified in the related Prospectus Supplement, of a letter of credit, financial guaranty insurance policy, purchase obligation, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of Credit Enhancement as described under "Description of Credit Enhancement."

Form of Securities

         The Securities of each series will be issued as physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations (" Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward such payments to Indirect Participants or Securityholders. Unless and until Physical Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Securityholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

         Unless and until Physical Certificates are issued, Securityholders who are not Participants may transfer ownership of Securities only through
Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

         DTC in general advises that it will take any action permitted to be taken by a Securityholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

         Any Securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Physical Certificates"), rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement. Upon the occurrence of any of the events specified in the related Pooling and
Servicing Agreement and the Prospectus Supplement, (which may include the following events: (a) DTC or the Company advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Company or the Trustee is unable to locate a qualified successor, (b) the Company, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Securityholders representing a majority of the outstanding Percentage Interests of the specified class of Securities, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Securityholders) DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for re-registration, the Trustee will issue the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Securityholders.

Assignment of Loans

         At the time of issuance of a series of Securities, the Company will cause the Loans being included in the related Trust Estate to be assigned to the Trustee together with all payments and collections in respect of the Loans due, accrued or received, as specified in the related Prospectus Supplement on or after the related Cut-Off Date. The Trustee will, concurrently with such assignment, deliver a series of Securities to the Company in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Loan as of the Cut-Off Date, as well as information regarding the Loan Rate, the currently scheduled monthly payment of principal and interest and the maturity of the Note.


         A typical provision relating to document delivery requirements would provide that the Company deliver to the Trustee a file consisting of (i) the original Notes or certified copies thereof, endorsed in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements, if any, and, unless such Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either:
(a) the original Loan, with evidence of recording thereon, (b) a true and accurate copy of the Loan where the original has been transmitted for recording, until such time as the original is returned by the public recording office or
(c) a copy of the Loan certified by the public recording office in those instances where the original recorded Loan has been lost. To the extent that such a file containing all or a portion of such items has been delivered to the Trustee, the Trustee will generally be required, for the benefit of the Securityholders, to review each such file within a specified period, generally not exceeding 90 days, to ascertain that all required documents (or certified copies of documents) have been executed and received.

         Generally, transfer documentation from the Originators to the Company will have been prepared and filed prior to the execution and delivery of the Pooling and Servicing Agreement. A typical provision relating to the preparation and filing of transfer documentation will require the Company to cause to be prepared and recorded, within a specified period, generally not exceeding 75 business days of the execution and delivery of the applicable Pooling and Servicing Agreement (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages from the Company to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Company, to the Trustee; provided, however, that if the Company furnishes to the Trustee an opinion of counsel to the effect that no such recording is necessary to perfect the Trustee's interests in the Mortgages with respect to one or more jurisdictions, then such recording will not be required with respect to such jurisdictions.

         If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall promptly so notify the Company, which may notify the related Sub-Servicer or Originator, as the case may be. If the Company or the Originator does not cure the omission or defect within a specified period, generally not exceeding 60 days after notice is given to the Company or Originator, as the case may be, the Company or such Originator will be obligated to purchase on the next succeeding Remittance Date the related Loan from the Trustee at its Loan Purchase Price (or, if specified in the related Prospectus Supplement, will be permitted to substitute for such Loan under the conditions specified in the related Prospectus Supplement). The Servicer will be obligated to enforce this obligation of the Originator, as the case may be, to the extent described above under "Underwriting Program--Representations." Neither the Servicer nor the Company will, however, be obligated to purchase or substitute for such Loan if the Originator defaults on its obligation to do so, and there can be no assurance that an Originator, as the case may be, will carry out any such obligation. Such purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized at any time to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement.

         Pursuant to each Pooling and Servicing Agreement, the Servicer, either directly or through Sub-Servicers, will service and administer the Loans assigned to the Trustee as more fully set forth below.

Forward Commitments; Pre-Funding

         A Trust  may  enter  into  an  agreement  (each,  a  "Forward  Purchase
Agreement") with the Company whereby the Company will agree to transfer additional Loans to such Trust following the date on which such Trust is established and the related Securities are issued. The Trust may enter into Forward Purchase Agreements to permit the acquisition of additional Loans (the "Subsequent Loans") that could not be delivered by the Company or have not formally completed the origination process, in each case prior to the date on which the Securities are delivered to the Securityholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Loans so transferred to a Trust conform to the requirements specified in such Forward Purchase Agreement, this Prospectus and the related Prospectus Supplement. In addition, the Forward Purchase Agreement will state that the Company shall only transfer the

Subsequent Loans upon the satisfaction of certain conditions, including that the Company shall have delivered opinions of counsel (including bankruptcy, corporate and tax opinions) with respect to the transfer of the Subsequent Loans to the Certificate Insurer, if any, the Rating Agencies, the Servicer and the Trustee.

         If a Forward Purchase Agreement is to be utilized, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") a portion of the net proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series (such amount, the "Pre-Funded Amount"); the additional Loans will be transferred to the related Trust in exchange for money released to the Company from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the " Funding Period") during which any such transfers must occur The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement.

         During the Funding Period, the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in one or more Eligible Investments. On payment dates that occur during the Funding Period, the Trustee will transfer any earnings on the moneys in the Pre-Funding Account to the Certificate Account for distribution to the Securityholders.

         Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Funding Period will not exceed 120 days from the related Closing Date, (b) that the Additional Loans to be acquired during the Funding Period will be subject to the same representations and warranties as the Loans included in the related Trust Fund on the Closing Date and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.


         The Pre-Funding Account will be maintained by a Trustee, which must be a bank having combined capital and surplus, generally, of a least $100,000,000, long-term, unsecured debt rated at least investment grade and a long-term deposit rating of at least investment grade.

Payments on Loans; Deposits to Distribution Account

         Each Sub-Servicer servicing a Loan pursuant to a Sub-Servicing Agreement will establish and maintain an account (the "Sub-Servicing Account") that is acceptable to the Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by the National Credit Union Share Insurance Fund or the FDIC. Except as otherwise permitted by the applicable Rating Agencies, a Sub-Servicing Account must be segregated and may not be established as a general ledger account.

         A Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts that are received by it in respect of the Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement (which date may be no later than the business day prior to the Determination Date referred to below or, if such day is not a business day, the preceding business day), the Sub-Servicer must remit or cause to be remitted to the Servicer all funds held in the Sub-Servicing Account with respect to Loans that are required to be so remitted. A Sub-Servicer may also be required to make such Servicing Advances and Delinquency Advances and to pay Compensating Interest as set forth in the related Sub-Servicing Agreement.

         The Servicer will deposit or will cause to be deposited into the Principal and Interest Account on a daily basis certain payments and collections due, accrued or received, as specified in the related Prospectus Supplement on or after to the Cut-Off Date, as specifically set forth in the related Pooling and Servicing Agreement, such as the following:

          (i) all payments on account of principal, including principal payments received in advance of the date on which the related monthly payment is due (the "Due Date") (" Principal Prepayments"), on the Loans comprising a Trust Estate;

          (ii) all payments on account of interest on the Loans comprising such Trust Estate, net of the portion of each payment thereof retained by the Sub-Servicer, if any, as its servicing or other compensation;

          (iii) all amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed advances made, by the related Sub-Servicer) received and retained, if any, in connection with the liquidation of any defaulted Loan, by foreclosure, deed in lieu of foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, financial guaranty insurance policy and any title, hazard or other insurance policy covering any Loan in such Loan Pool (together with any payments under any letter of credit, "Insurance Proceeds") , other than proceeds to be applied to the restoration of the related property or released to the Obligor in accordance with the Servicer's normal servicing procedures (such amounts, net of related unreimbursed expenses and advances of the Servicer, "Net Liquidation Proceeds");

          (iv) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Securityholders, as described below;

          (v) all proceeds of any Loan in such Trust Estate purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Servicer, the Company, any Sub-Servicer or Originator or any other person pursuant to the terms of the Pooling and Servicing Agreement. See "Underwriting Program--Representations," "--Assignment of Loans" above;

          (vi) any amounts required to be deposited by the Servicer in connection with losses realized on investments of funds held in the Principal and Interest Account, as described below;

          (vii) any amounts required to be deposited in connection with the liquidation of the related Trust; and

          (viii) any amounts required to be transferred from the Distribution Account to the Principal and Interest Account.

         In addition to the Principal and Interest Account, the Trustee will establish and maintain, at the corporate trust office of the Trustee, in the name of the Trust for the benefit of the holders of each series of Securities, an account for the disbursement of payments on the Loans evidenced by each series of Securities (the "Distribution Account"). The Principal and Interest Account and the Distribution Account each must be maintained with a Designated Depository Institution. A " Designated Depository Institution" is an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which have a rating satisfactory to the Rating Agencies and the related Credit Enhancer, if any, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,
(ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the related Credit Enhancer, if any, each Rating Agency and, in each case acting or designated by the Servicer as the depository institution for the Principal and Interest Account; provided, however, that any such institution or association will generally be required to have combined capital, surplus and undivided profits of at least $100,000,000. Notwithstanding the foregoing, the Principal and Interest Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated at a level satisfactory to one or more Rating Agencies if such institution has trust powers and the Principal and Interest Account is held by such institution in its trust capacity and not in its commercial capacity. The Distribution Account, the Principal and Interest Account are together referred to as "Accounts." All funds in the Distribution Account shall be invested and reinvested by the Trustee for the benefit of the Securityholders and the related Credit Enhancer, if any, as directed by the Servicer, in one or more Eligible Investments. An "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of
1940): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence: (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depository institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term depositors (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company has a credit rating in the highest category from each Rating Agency, (iii) certificates of deposit having a rating in the highest rating category by the Rating Agencies, or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category from each Rating Agency; (b) demand deposits in the name of the Trustee in any depository institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category from each Rating Agency; (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and (f) any other investment with respect to which each Rating Agency rating such Securities indicates will not result in the reduction or withdrawal of its then-existing rating of the Securities. Any Eligible Investment must mature not later than the Business Day prior to the next Distribution Date. The Principal and Interest Account may contain funds relating to more than one series of Securities as well as payments received on other loans serviced or master serviced by it that have been deposited into the Principal and Interest Account. All funds in the Principal and Interest Account will be required to be held (i) uninvested, up to limits insured by the FDIC or (ii) invested in Eligible Investments. The Servicer will be entitled to any interest or other income or gain realized with respect to the funds on deposit in the Principal and Interest Account.

         To the extent that the ratings, if any, then assigned to the unsecured debt of the Servicer or of the Servicer's corporate parent are satisfactory to the Rating Agencies, the Servicer may be permitted to co-mingle Loan payments and collections with the Servicer's general funds rather than be required to deposit such amounts into a segregated Principal and Interest Account.

         On the day seven days preceding each Payment Date (the " Remittance Date"), the Servicer will withdraw from the Principal and Interest Account and remit to the Trustee for deposit in the applicable Distribution Account, in immediately available funds, the amount to be distributed therefrom to Securityholders on such Payment Date. The Servicer will remit to the Trustee for deposit into the Distribution Account the amount of any advances made by the Servicer as described herein under "--Advances," any amounts required to be transferred to the Distribution Account from a Reserve Fund, as described under "Credit Enhancement" below, any amounts required to be paid by the Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Servicer to cover hazard losses on the Loans as described under "Hazard Insurance; Claims Thereunder--Hazard Insurance Policies" below and any other amounts as specifically set forth in the related Pooling and Servicing Agreement. The Trustee will cause all payments received by it from any Credit Enhancer to be deposited in the Distribution Account not later than the related Payment Date.

         Funds on deposit in the Principal and Interest Account attributable to Loans underlying a series of Securities may be invested in Eligible Investments maturing in general not later than the business day preceding the next Payment Date. All income and gain realized from any such investment will be for the account of the Servicer. Funds on deposit in the related Distribution Account may be invested in Eligible Investments maturing, in general, no later than the business day preceding the next Payment Date.

         With respect to each Buydown Loan, the Servicer will deposit the related Buydown Funds provided to it in a Buydown Account. The terms of all Buydown Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as set forth by the Company from time to time, will support the scheduled level of payments due under the Buydown Loan. Neither the Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Obligor or, in an appropriate case, from the related Originator or the related Servicer, distributions to Securityholders may be affected. With respect to each Buydown Loan, the Servicer will withdraw from the Buydown Account and deposit into the Principal and Interest Account on or before the date specified in the Pooling and Servicing Agreement the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Loan that, when added to the amount due from the Obligor on such Buydown Loan, equals the full monthly payment which would be due on the Buydown Loan if it were not subject to the buydown plan.

         If the Obligor on a Buydown Loan prepays such Loan in its entirety during the Buydown Period, the Servicer will withdraw from the Buydown Account and remit to the Obligor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by an Obligor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Loan, the Servicer will generally be required to withdraw from the Buydown Account and deposit into the Principal and Interest Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Loan programs. Any Buydown Funds relating to a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Obligor to repay fully the related Loan if the Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Obligor or such other designated party pursuant to the agreement relating to each Buydown Loan (the "Buydown Agreement"). If the Obligor defaults during the Buydown Period with respect to a Buydown Loan and the property securing such Buydown Loan is sold in liquidation (either by the Servicer, the primary insurer, the insurer under the mortgage pool insurance policy (the "Credit Enhancer") or any other insurer), the Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and pay the same to the primary insurer or the Credit Enhancer, as the case may be, if the Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

Withdrawals from the Principal and Interest Account

         The Servicer may, from time to time, make withdrawals from the Principal and Interest Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which generally will include the following except as otherwise provided therein:

          (i) to effect the timely remittance to the Trustee for deposit to the Distribution Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described in "--Payments on Loans; Deposits to Distribution Account" above;

          (ii) to reimburse itself or any Sub-Servicer for Delinquency Advances and Servicing Advances as to any Property, out of late payments or collections on the related Loan with respect to which such Delinquency Advances or Servicing Advances were made;

          (iii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

          (iv) to withdraw amounts that have been deposited in the Principal and Interest Account in error;

          (v) to clear and terminate the Principal and Interest Account in connection with the termination of the Trust Estate pursuant to the Pooling and Servicing Agreement, as described in "The Pooling and Servicing Agreement--Termination, Retirement of Securities;" and

          (vi) to invest in Eligible Investments.

Distributions

         Beginning on the Payment Date in the month following the month (or, in the case of quarterly-pay Securities, the third month following such month and each third month thereafter or, in the case of semi-annually-pay Securities, the sixth month following such month and each sixth month thereafter) in which the Cut-Off Date occurs (or such other date as may be set forth in the related Prospectus Supplement) for a series of Securities, distributions of principal and interest (or, where applicable, of principal only or interest only) on each class of Securities entitled thereto will be made either by the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"), to the persons who are registered as Securityholders at the close of business on the Record Date in proportion to their respective Percentage Interests. Interest that accrues and is not payable on a class of Securities will be added to the principal balance of each Security of such class in proportion to its Percentage Interest. The undivided percentage interest (the "Percentage Interest") represented by a Security of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Security by the aggregate initial amount or notional balance of all the Securities of such class. Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (other than any Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice to Securityholders of such final distribution.

Principal and Interest on the Securities

         The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Securities is described below and will be specified in the related Prospectus Supplement. Each class of Securities (other than certain classes of Strip Securities) may bear interest at a different interest rate (the "Pass-Through Rate"), which may be a fixed or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class, or in the case of an adjustable Pass-Through Rate, the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         On each Payment Date for a series of Securities, the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Securities, an amount equal to the Percentage Interest represented by the Security held by such holder multiplied by such class' Distribution Amount. The Distribution Amount for a class of Securities for any Payment Date will be the portion, if any, of the principal distribution amount (generally the sum of all amounts received by the Servicer in respect of principal during the related collection period, as may be adjusted to maintain any subordination levels specified in the related Prospectus Supplement) (as defined in the related Prospectus Supplement) allocable to such class for such Payment Date, as described in the related Prospectus Supplement, plus, if such class is entitled to payments of interest on such Payment Date, the interest accrued at the applicable Pass-Through Rate on the principal balance or notional amount of such class, as specified in the applicable Prospectus Supplement, less the amount of any Deferred Interest added to the principal balance of the Loans and/or the outstanding balance of one or more classes of Securities on the related Due Date and any other interest shortfalls allocable to Securityholders which are not covered by advances or the applicable Credit Enhancement, in each case in such amount that is allocated to such class on the basis set forth in the Prospectus Supplement.

         The related Prospectus Supplement will specify whether the related Pooling and Servicing Agreement will provide that all or a portion of the principal collected on or with respect to the related Loans may be applied by the related Trustee to the acquisition of additional Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities upon the occurrence of certain events, which may include (i) default in payment of interest or principal to the Certificateholders, (ii) breach of the Company's representations and warranties that materially and adversely affects the Certificateholders, which continues for a period of 30 days after notice to the Company, (iii) the commencement of proceedings against the Company to adjudicate it insolvent, (iv) an Event of Servicing Termination has occurred, (v) the Certificate Insurer has made payments to the Trustee, (vi) that the ratio of delinquent Loans to the aggregate Loan Balance exceeds a percentage set forth in the related Prospectus Supplement or (vii) the ratio of defaulted Loans to the aggregate Loan Balance exceeds a percentage set forth in the related Prospectus Supplement.

         In addition, the related Prospectus Supplement, will specify whether the related Pooling and Servicing Agreement will provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         In the case of a series of Securities that includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities) of each such class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.


         On or prior to the third business day next preceding the Payment Date (or such earlier day as shall be agreed by the related Credit Enhancer, if any, and the Trustee) of the month of distribution (the "Determination Date"), the Trustee will determine the amounts of principal and interest which will be passed through to Securityholders on the immediately succeeding Payment Date. If the amount in the Distribution Account is insufficient to cover the amount to be passed through to Securityholders, the Trustee will be required to notify the related Credit Enhancer, if any, pursuant to the related Pooling and Servicing Agreement for the purpose of funding such deficiency.

Advances

         The Servicer will be required, not later than each Remittance Date, to deposit into the Principal and Interest Account an amount equal to the sum of the principal and interest portions (net of the Servicing Fees) due, but not collected, with respect to delinquent Loans directly serviced by the Servicer during the prior Remittance Period, but only if, in its good faith business judgment, the Servicer believes that such amount will ultimately be recovered from the related Loan. The related Prospectus Supplement will specify whether the Servicer may also be required to advance delinquent payments of principal. Any such amounts so advanced are "Delinquency Advances". The Servicer will be permitted to fund its payment of Delinquency Advances on any Remittance Date from collections on any Loan deposited to the Principal and Interest Account subsequent to the related Remittance Period, and will be required to deposit into the Principal and Interest Account with respect thereto (i) collections from the Obligor whose delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Loan to the extent of the amount of aggregate Delinquency

Advances related thereto. A Sub-Servicer will be permitted to fund its payment of Delinquency Advances as set forth in the related Sub-Servicing Agreement.

         A Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due.

         On or prior to each Remittance Date, the Servicer will be required to deposit in the Principal and Interest Account with respect to any full prepayment received on a Loan directly serviced by the Servicer during the related Remittance Period out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at the Loan's Loan Rate (less the related Base Servicing Fees) on the principal balance of such Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee) paid by the Obligor with respect to the Loan during such Remittance Period (any such amount paid by the Servicer, "Compensating Interest"). The Servicer shall not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate related Base Servicing Fees received by the Servicer with respect to all Loans directly serviced by such Servicer for such Remittance Period.

         The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, but only to the extent that the Servicer reasonably believes that such amounts will increase Net Liquidation Proceeds on the related Loan. Each such amount so paid will constitute a "Servicing Advance". The Servicer may recover Servicing Advances to the extent permitted by the Loans or, if not theretofore recovered from the Obligor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Loan or, in certain cases, from excess cash flow otherwise payable to the holders of the related Equity Securities.

         Notwithstanding the foregoing, if the Servicer exercises its option, if any, to purchase the assets of a Trust Estate as described under "The Pooling and Servicing Agreement--Termination; Retirement of Securities" below, the Servicer will be deemed to have been reimbursed for all related advances previously made by it and not theretofore reimbursed to it. The Servicer's obligation to make advances may be supported by Credit Enhancement as described in the related Pooling and Servicing Agreement. In the event that the Credit Enhancer is downgraded by a Rating Agency rating the related Securities or if the collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Securities may also be downgraded.


Reports to Securityholders

         With each distribution to Securityholders of a particular class the Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust setting forth the information specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

          (i) the amount of the distribution with respect to each class of Securities;

          (ii)  the  amount  of  such   distribution   allocable  to  principal,
     separately identifying the aggregate amount of any prepayments or other recoveries of principal included therein;

          (iii) the amount of such distribution allocable to interest;

          (iv) the aggregate unpaid Principal Balance of the Loans after giving effect to the distribution of principal on such Payment Date;

          (v) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Payment Date;

          (vi) the amount of coverage under any letter of credit, mortgage pool insurance policy or other form of Credit Enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any Credit Enhancement substituted therefor;

          (vii) information furnished by the Company pursuant to section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist Securityholders in computing their market discount;

          (viii) the total of any substitution amounts and any Loan Purchase Price amounts included in such distribution; and

          (ix) a number with respect to each class (the "Pool Factor") computed by dividing the principal balance of all Securities in such class (after giving effect to any distribution of principal to be made on such Payment
     Date) by the original principal balance of the Securities of such class on the Closing Date.

         Items (i) through  (iii)  above  shall,  with  respect to each class of
Securities, be presented on the basis of a certificate having a $1,000 denomination. In addition, by January 31 of each calendar year during which Securities are outstanding, the Trustee shall furnish a report to each Securityholder at any time during each calendar year as to the aggregate amounts reported pursuant to (i), (ii) and (iii) with respect to the Securities for such calendar year. If a class of Securities are in book-entry form, DTC will supply such reports to the Securityholders in accordance with its procedures.

         In addition, on each Payment Date the Trustee will forward or cause to be forwarded additional information, as of the close of business on the last day of the prior calendar month, as more specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

          (i) the total  number of Loans and the  aggregate  principal  balances thereof, together with the number, percentage (based on the then-outstanding principal balances) and aggregate principal balances of Loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

          (ii) the number, percentage (based on the then-outstanding principal balances), aggregate Loan balances and status of all Loans in foreclosure proceedings (and whether any such Loans are also included in any of the statistics described in the foregoing clause (i));

          (iii) the number, percentage (based on the then-outstanding principal balances) and aggregate Loan balances of all Loans relating to Obligors in bankruptcy proceedings (and whether any such Loans are also included in any of the statistics described in the foregoing clause (i));

          (iv) the number, percentage (based on the then-outstanding principal balances) and aggregate Loan balances of all Loans relating to the status of any Properties as to which title has been taken in the name of, or on behalf of the Trustee (and whether any such Loans are also included in any of the statistics described in the foregoing clause (i)); and

          (v) the book value of any Property acquired through foreclosure or grant of a deed in lieu of foreclosure.


Collection and Other Servicing Procedures

         Acting directly or through one or more Sub-Servicers as provided in the related Pooling and Servicing Agreement, the Servicer, is required to service and administer the Loans in accordance with the Pooling and Servicing Agreement and with reasonable care, and using that degree of skill and attention that the Servicer exercises with respect to comparable mortgage loans that it services for itself or others.

         The duties of the Servicer include collecting and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Loans, investigating delinquencies, reporting tax information to Obligors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Delinquency Advances and Servicing Advances to the extent described above under "-- Advances" and specified in the related Prospectus Supplement and the related Pooling and Servicing Agreement. The Servicer is required to follow its customary standards, policies and procedures in performing its duties as Servicer.


         The Servicer (i) is authorized and empowered to execute and deliver, on behalf of itself, the Securityholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Loans and with respect to the related Properties; (ii) may consent to any modification of the terms of any Note not expressly prohibited by the Pooling and Servicing Agreement if the effect of any such modification (x) will not materially and adversely affect the security afforded by the related Property or the timing of receipt of any payments required thereunder (in each case other than as permitted by the related Pooling and Servicing Agreement); and (y) will not cause a Trust which is a REMIC to fail to qualify as a REMIC.

         The related Pooling and Servicing Agreement will require the Servicer to follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Loans; provided that the Servicer is required always at least to follow collection procedures that are consistent with or better than standard industry practices. The Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, if any, or the fees which may be collected in the ordinary course of servicing the Loans, (ii) if an Obligor is in default or about to be in default because of an Obligor's financial condition, arrange with the Obligor a schedule for the payment of delinquent payments due on the related Loan; provided, however, the Servicer shall generally not be permitted to reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Obligor or (iii) modify payments of monthly principal and interest on any Loan becoming subject to the terms of the Relief Act in accordance with the Servicer's general policies of the comparable loans subject to such Relief Act.

         When a Property (other than Manufactured Housing or Property subject to an ARM Loan) has been or is about to be conveyed by the Obligor, the Servicer will be required, to the extent it has knowledge of such conveyance or prospective conveyance, to exercise its rights to accelerate the maturity of the related Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Servicer will not be required to exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or (ii) the Servicer reasonably believes that to permit an assumption of the Loan would not materially and adversely affect the interests of Securityholders or the related Credit Enhancer or jeopardize coverage under any primary insurance policy or applicable Credit Enhancement arrangements. In such event, the Servicer will be required to enter into an assumption and modification agreement with the person to whom such Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the related documents, the Obligor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Mortgage Note. The assumed Loan must conform in all respects to the requirements, representations and warranties of the Pooling and Servicing Agreement.

         An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Servicer or the Sub-Servicer, the proposed transferee of the related Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Obligor transfers the Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Servicer or Sub-Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer or Sub-Servicer as additional servicing compensation. See "Certain Legal Aspects of Loans and Related Matters--Enforceability of Certain Provisions" herein.

         The Servicer will have the right under the Pooling and Servicing Agreement to approve applications of Obligors seeking consent for (i) partial releases of Liens, (ii) alterations and (iii) removal, demolition or division of Properties. No application for consent may be approved by the Servicer unless:
(i) the provisions of the related Note and Lien have been complied with; (ii) the credit profile of the related Loan after any release is consistent with the underwriting guidelines then applicable to such Loan; and (iii) the lien priority of the related Lien is not reduced.

Realization Upon Defaulted Loans

         The Servicer shall foreclose upon or otherwise comparably effect the ownership of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Servicer has not purchased pursuant to the related Pooling and Servicing Agreement (such Mortgage Loans, "REO Property"). In connection with such foreclosure or other conversion, the Servicer shall exercise such of the rights and powers vested in it, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, making Servicing Advances for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. The Servicer shall sell any REO Property within 23 months of its acquisition by the Trust. The Pooling and Servicing Agreements generally will permit the Servicer to cease further collection and foreclosure activity if the Servicer reasonably determines that such further activity would not increase collections or recoveries to be received by the related Trust with respect to the related Loan. In addition, any required Delinquency Advancing may be permitted to cease at this point.

         Notwithstanding the generality of the foregoing provisions, the Servicer will be required to manage, conserve, protect and operate each REO
Property for the Securityholders solely for the purpose of its prompt disposition and sale as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Securityholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Securityholders for the period prior to the sale of such REO Property. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Property.

         The Servicer shall determine, with respect to each defaulted Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Loan, whereupon such Loan shall become a Liquidated Loan. A Loan which is "charged-off", i.e., as to which the Servicer ceases further collection and/or foreclosure activity as a result of a determination that such further actions will not increase collections or recoveries to be received by the related Trust is also a "Liquidated Loan".

         If a loss is realized on a defaulted Loan or REO Property upon the final liquidation thereof that is not covered by any applicable form of Credit Enhancement or other insurance, the Securityholders will bear such loss. However, if a gain results from the final liquidation of an REO Property that is not required by law to be remitted to the related Obligor, the Servicer will be entitled to retain such gain as additional servicing compensation. For a description of the Servicer's obligations to maintain and make claims under applicable forms of Credit Enhancement and insurance relating to the Loans, see "Description of Credit Enhancement" and "Hazard Insurance; Claims Thereunder; Hazard Insurance Policies."

Master Servicer

         A Master Servicer may be specified in the related Prospectus Supplement for the related series of Securities. Customary servicing functions with respect to Loans constituting the Loan Pool in the Trust Estate will be provided by the Servicer directly or through one or more Sub-Servicers subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicer of its servicing responsibilities under the Pooling and Servicing Agreement with the Master Servicer, (ii) review monthly servicing reports and data relating to the Loan Pool for discrepancies and errors, and (iii) act as back-up Servicer during the term of the transaction unless the Servicer is terminated or resigns, in such case the Master Servicer shall assume the obligations of the Servicer.

         The Master Servicer will be a party to the Pooling and Servicing Agreement for any Series for which Loans comprise the Trust Estate. The Master Servicer will be required to meet the requirements set forth in the related Pooling and Servicing Agreement and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. The Master Servicer will be compensated for the performance of its services and duties under each Pooling and Servicing Agreement as specified in the related Prospectus Supplement.

Sub-Servicing

         The Servicer may assign its servicing duties to designated Sub-Servicers and enter into Sub-Servicing Agreements with Sub-Servicers that may include affiliates of the Company. While such a Sub-Servicing Agreement will be a contract solely between the Servicer and the Sub-Servicer, the Pooling and Servicing Agreement pursuant to which a series of Securities is issued will provide that, if for any reason the Servicer for such series of Securities is no longer the Servicer of the related Loans, the Trustee or any successor Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         With the approval of the Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer, including collection of payments from Obligors and remittance of such collections to the Servicer; maintenance of hazard insurance and flood insurance, if applicable, and filing and settlement of claims thereunder, subject in certain cases to the right of the Servicer to approve in advance any such settlement; maintenance of escrow or impound accounts of Obligors for payment of taxes, insurance and other items required to be paid by the Obligor pursuant to the Loan; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Properties under certain circumstances; and maintaining accounting records relating to the Loans. A Sub-Servicer also may be obligated to make advances to the Servicer in respect of delinquent installments of principal and/or interest (net of any sub-servicing or other compensation) on Loans, as described more fully under "Description of the Securities--Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Obligors. A Sub-Servicer may also be obligated to deposit amounts in respect of Compensating Interest to the related Principal and Interest Account in connection with prepayments of principal received and applied to reduce the outstanding principal balance of a Loan. No assurance can be given that the Sub-Servicers will carry out their advance or payment obligations, if any, with respect to the Loans.

         As compensation for its servicing duties, the Sub-Servicer may be entitled to a Base Servicing Fee. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Note or related instruments. The Sub-Servicer will be entitled to reimbursement for certain expenditures that it makes, generally to the same extent that the Servicer would be reimbursed under the applicable Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses."

         Each Sub-Servicer will be required to agree to indemnify the Servicer for any liability or obligation sustained by the Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer is required to maintain a fidelity bond and an errors and omission policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Servicer.

         Each Sub-Servicer will be required to service each Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Loan, unless the Sub-Servicing Agreement is terminated earlier by the Servicer or unless servicing is released to the Servicer. The Servicer generally may terminate a Sub-Servicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Sub-Servicing Agreement by the Sub-Servicer, or following a specified period after notice to the Sub-Servicer without cause upon payment of an amount equal to a specified termination fee calculated as a specified percentage of the aggregate outstanding principal balance of all loans, including the Loans serviced by such Sub-Servicer pursuant to a Sub-Servicing Agreement and certain transfer fees.

         The Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement. Upon termination of a Sub-Servicing Agreement, the Servicer may act as servicer of the related Loans or enter into one or more new Sub-Servicing Agreements. If the Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer that it replaces. If the Servicer enters into a new Sub-Servicing Agreement, each new Sub-Servicer must have such servicing experience that is otherwise satisfactory to the Servicer. The Servicer may make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur and, in any event, if the new Sub-Servicer is an affiliate of the Servicer, the liability for such representations and warranties will not be assumed by such new Sub-Servicer. In the event of such an assumption, the Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or to a new Sub-Servicing Agreement may contain provisions different from those described above that are in effect in the original Sub-Servicing Agreements. However, the Pooling and Servicing Agreement for each Trust Estate will provide that any such amendment or new agreement may not be inconsistent with such Pooling and Servicing Agreement to the extent that it would materially and adversely affect the interests of the Securityholders.

                                  SUBORDINATION

         A Senior/Subordinate Series of Securities will consist of one or more classes of Senior Securities and one or more classes of Subordinate Securities, as specified in the related Prospectus Supplement. Only the Senior Securities will be offered hereby. Subordination of the Subordinate Securities of any Senior/Subordinate Series of Securities will be effected by the following method. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as specified in the related Prospectus Supplement, in which case the following discussion is qualified in its entirety by reference to the related Prospectus Supplement with respect to the various priorities and other rights as among the various classes of Senior Securities or Subordinate Securities, as the case may be.

         With respect to any Senior/Subordinate Series of Securities, the total amount available for distribution on each Payment Date, as well as the method for allocating such amount among the various classes of Securities included in such series, will be as set forth in the related Prospectus Supplement. Generally, the amount available for contribution will be allocated first to interest on the Senior Securities of such series, and then to principal of the Senior Securities up to the amounts determined as specified in the related Prospectus Supplement, prior to allocation to the Subordinate Securities of such series.

         In the event of any Realized Losses (as defined below) on Loans not in excess of the limitations described below, other than Extraordinary Losses, the rights of the Subordinate Securityholders to receive distributions with respect to the Loans will be subordinate to the rights of the Senior Securityholders. With respect to any defaulted Loan that becomes a Liquidated Loan, through foreclosure sale, disposition of the related Property if acquired by deed in lieu of foreclosure, "charged-off" or otherwise, the amount of loss realized, if any (as more fully described in the related Pooling and Servicing Agreement, a "Realized Loss"), will equal the portion of the stated principal balance remaining, after application of all amounts recovered (net of amounts reimbursable to the Servicer for related advances and expenses) towards interest and principal owing on the Loan. With respect to a Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

         Except as noted below, all Realized Losses will be allocated to the Subordinate Securities of the related series, until the Principal Balance (as defined in the related Prospectus Supplement) of such Subordinate Securities thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Securities (or, if such series includes more than one class of Senior Securities, either on a pro-rata basis among all of the Senior Securities in proportion to their respective outstanding Principal Balances or as otherwise provided in the related Prospectus Supplement).

         With respect to certain Realized Losses resulting from physical damage to Properties that are generally of the same type as are covered under a special hazard insurance policy, the amount thereof that may be allocated to the Subordinate Securities of the related series may be limited to an amount (the "Special Hazard Amount") specified in the related Prospectus Supplement. See "Description of Credit Enhancement--Special Hazard Insurance Policies." If so, any Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of Securities of the related series, either on a pro-rata basis in proportion to their outstanding Security Principal Balances, regardless of whether any Subordinate Securities remain outstanding, or as otherwise provided in the related Prospectus Supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Securities may be similarly limited to an amount (with respect to Fraud Losses, the "Fraud Loss Amount" and with respect to Bankruptcy Losses, the " Bankruptcy Loss Amount"), and the Subordinate Securities may provide no coverage with respect to certain other specified types of losses, as described in the related Prospectus Supplement, in which case such losses would be allocated on a pro-rata basis among all outstanding classes of Securities.

         Any allocation of a Realized Loss (including a Special Hazard Loss) to a Security in a Senior/Subordinate Series will be made by reducing the Security Principal Balance thereof as of the Payment Date following the calendar month in which such Realized Loss was incurred.

         In lieu of the foregoing provisions, subordination may be effected in the following manner. The rights of the holders of Subordinate Securities to receive any or a specified portion of distributions with respect to the Loans may be subordinated to the extent of the amount set forth in the related Prospectus Supplement (the "Subordinate Amount"). As specified in the related Prospectus Supplement, the Subordinate Amount may be subject to reduction based upon the amount of losses borne by the holders of the Subordinate Securities as a result of such subordination, a specified schedule or such other method of reduction as such Prospectus Supplement may specify. If so specified in the related Prospectus Supplement, additional credit support for this form of subordination may be provided by the establishment of a reserve fund for the benefit of the holders of the Senior Securities (which may, if such Prospectus Supplement so provides, initially be funded by a cash deposit by the Originator) into which certain distributions otherwise allocable to the holders of the Subordinate Securities may be placed; such funds would thereafter be available to cure shortfalls in distributions to holders of the Senior Securities.


                        DESCRIPTION OF CREDIT ENHANCEMENT

         Each series of Securities may have credit support comprised of one or more of the following components. Each component will have a monetary limit and will provide coverage with respect to Realized Losses that are (i) attributable to the Obligor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss");
(ii) of a type generally covered by a special hazard insurance policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Loan, including a reduction by a bankruptcy court of the principal balance of or the Loan Rate on a Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Loans as to which there was fraud in the origination of such Loans (any such loss, a "Fraud Loss"). Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the Credit Enhancement for any series of Securities is exhausted, the Securityholders will bear all further risks of loss not otherwise insured against.

         As set forth below and in the applicable Prospectus Supplement, Credit Enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the Loans in the related Trust. Credit Enhancement may be in the form of (i) the subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities as described under "Subordination," (ii) the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, letter of credit, financial guaranty insurance policy, other third party guarantees, or the use of a cross-support feature or overcollateralization, or
(iii) any combination of the foregoing. Any Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or are not covered by the Credit Enhancement, holders of one or more classes of Securities will bear their allocable share of deficiencies. If a form of Credit Enhancement applies to several classes of Securities, and if principal payments equal to the aggregate principal balances of certain classes will be distributed prior to such distributions to the classes, the classes that receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by Credit Enhancement.

         The amounts and type of Credit Enhancement arrangement as well as the provider thereof, if applicable, with respect to each series of Securities will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling and Servicing Agreement, the Credit Enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, Credit Enhancement for a series of Securities may cover one or more other series of Securities.

         The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

         Letter of Credit. If any component of Credit Enhancement as to any series of Securities is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the related Securities or, if specified in the related Prospectus Supplement, support the Company' or any other person's obligation pursuant to a Purchase Obligation to make certain payments to the Trustee with respect to one or more components of Credit Enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of Credit Enhancement, will be specified in the applicable Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms. On or before each Payment Date, either the Letter of Credit Bank or the Trustee (or other obligor under a Purchase
Obligation) will be required to make the payments specified in the related Prospectus Supplement after notification from the Trustee, to be deposited in the related Distribution Account, if and to the extent covered, under the applicable Letter of Credit.

         Pool Insurance Policies. Any pool insurance policy ("Pool Insurance Policy") obtained by the Company for each related Trust Estate will be issued by the Credit Enhancer named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to limitations specified in the related Prospectus Supplement described below, cover Defaulted Losses in an amount equal to a percentage specified in the related Prospectus Supplement (or in a Current Report on Form 8-K) of the aggregate principal balance of the Loans on the Cut-Off Date. As set forth under "Maintenance of Credit Enhancement," the Servicer will use reasonable efforts to maintain the Pool Insurance Policy and to present claims thereunder to the Credit Enhancer on behalf of itself, the Trustee and the Securityholders. The Pool Insurance Policies, however, are not blanket policies against loss (typically, such policies do not cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses), since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below due to a failure to pay irrespective of the reason therefor.

         Special Hazard Insurance Policies. Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust Estate will be issued by the insurer named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described in the related Prospectus Supplement, protect holders of the related series of Securities from (i) losses due to direct physical damage to a Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Hazard Insurance; Claims Thereunder." A Special Hazard Insurance Policy will not cover Extraordinary Losses. Aggregate claims under a Special Hazard Insurance Policy will be limited to a maximum amount of coverage, as set forth in the related Prospectus Supplement or in a Current Report on Form 8-K. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the Loan has been kept in force and other protection and preservation expenses have been paid by the Servicer.

         Subject to the foregoing limitations, in general a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Obligor or the Servicer or the Sub-Servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Loan Rate to the date of claim settlement and certain expenses incurred by the Servicer or the Sub-Servicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the " Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property.

         As indicated under "Description of the Securities--Assignment of Loans" above and to the extent set forth in the related Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Securities may be provided, in whole or in part by a type of special hazard instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Company.

         Bankruptcy Bonds. In the event of a personal bankruptcy of a Obligor, it is possible that the bankruptcy court may establish the value of the Property of such Obligor at an amount less than the then-outstanding, principal balance of the Loan secured by such Property (a "Deficient Valuation"). The amount of the secured debt then could be reduced to such value, and, thus, the holder of such Loan would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related Mortgage Loan or a reduction in the mortgage interest rate (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as "Bankruptcy Losses"). See "Certain Legal Aspects of Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy bond (" Bankruptcy Bond") to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Company for a Trust Estate will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement or in a Current Report on Form 8-K.

         Reserve Funds. If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Eligible Investments in specified amounts, amounts otherwise distributable to Subordinate Securityholders, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In addition, with respect to any series of Securities as to which Credit Enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Servicer for outstanding advances or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. A Trust Estate may contain more than one Reserve Fund, each of which may apply only to a specified class of Securities or to specified Loans.

         Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Financial Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

         A Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete insured payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Pooling and Servicing Agreement plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Property level and only to specified Loans.

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Company to repurchase or substitute for any Loans, Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Securities on any specified date.

         Subject to the terms of the related Pooling and Servicing Agreement, the Financial Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

         Other Insurance, Guarantees and Similar Instruments or Agreements. If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on all or any specified portion of the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Securities has a floating interest rate, or if any of the Loans bears interest at a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

         Cross Support. If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate classes of the related series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to one class of Securities may be made from excess amounts available from other asset groups within the same Trust which support other classes of Securities. The Prospectus Supplement for a series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         Overcollateralization. If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Loans or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Loans, or a group thereof, over the principal balance of the related class of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

         Maintenance of Credit Enhancement. To the extent that the applicable Prospectus Supplement does not expressly provide for Credit Enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a form of Credit Enhancement has been obtained for a series of Securities, the Company will be obligated to exercise its best reasonable efforts to keep or cause to be kept such form of credit support in full force and effect throughout the term of the applicable Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement."

         In lieu of the Company's obligation to maintain a particular form of Credit Enhancement, the Company may obtain a substitute or alternate form of
Credit Enhancement. If the Servicer obtains such a substitute form of Credit Enhancement, it will maintain and keep such form of Credit Enhancement in full force and effect as provided herein. Prior to its obtaining any substitute or alternate form of Credit Enhancement, the Company will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Securities that the substitution or alternate form of Credit Enhancement for the existing Credit Enhancement will not adversely affect the then- current ratings assigned to such Securities by such Rating Agency or Agencies.

         The Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under a Letter of Credit or Financial Guaranty Insurance Policy, will present claims to each Credit Enhancer, to the issuer of each Special Hazard Insurance Policy or other special hazard instrument, to the issuer of each Bankruptcy Bond and will take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Financial Guaranty Insurance Policy, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Loans or Loans which are the subject of a bankruptcy proceeding. Additionally, the Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by another party of its Purchase Obligation. As set forth above, all collections by the Servicer under any Purchase Obligation, any Pool Insurance Policy, or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited initially in the Principal and Interest Account and ultimately in the Distribution Account, subject to withdrawal as described above. All draws under any Letter of Credit or Financial Guaranty Insurance Policy will be deposited directly in the Distribution Account.

         If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable form of Credit Enhancement, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Loan after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any applicable form of Credit Enhancement is not available because the Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

         Reduction or Substitution of Credit Enhancement. The amount of credit support provided pursuant to any of the Credit Enhancements (including, without limitation, a Pool Insurance Policy, Financial Guaranty Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, or any alterative form of Credit Enhancement) may be reduced under certain specified circumstances. In addition, if so described in the related Prospectus Supplement, any formula used in calculating the amount or degree of Credit Enhancement may be changed without the consent of the Securityholders upon written confirmation from each Rating Agency then rating the Securities that such change will not adversely affect the then-current rating or ratings assigned to the Securities. In most cases, the amount available pursuant to any Credit Enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling and Servicing Agreement as the aggregate outstanding principal balance of the Loans declines. Additionally, in certain cases, such credit support (and any replacements therefor) may be replaced, reduced or terminated upon the written assurance from each applicable Rating Agency that the then current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable Credit Enhancement is downgraded, the credit rating of the related Securities may be downgraded to a corresponding level, and the Company thereafter will not be obligated to obtain replacement credit support in order to restore the rating of the Securities, and also will be permitted to replace such credit support with other Credit Enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current, albeit downgraded, rating of the related series of Securities is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of Credit Enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Servicer or such other person that is entitled thereto. Any assets so released will not be available to fund distribution obligations in future periods.

                       HAZARD INSURANCE; CLAIMS THEREUNDER

         Each Loan will be required to be covered by a hazard insurance policy (as described below). The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Loans by the respective insurers. The descriptions of any insurance policies described in the Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available from the Trustee upon request.

Hazard Insurance Policies

         The terms of the Loans require each Obligor to maintain a hazard insurance policy for the Loan. Additionally, the Pooling and Servicing Agreement will require the Servicer to cause to be maintained with respect to each Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage relating to such Loan in an amount not less than the least of (i) the outstanding principal balance of the Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or
(iii) the full insurable value of the premises.

         If a Mortgage Loan relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will be required or cause to be required to maintain with respect thereto a flood insurance policy in a form meeting the requirements of the then-current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for recovery by the Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis, (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended. Pursuant to the related Pooling and Servicing Agreement, the Servicer will be required to indemnify the Trust out of the Servicer's own funds for any loss to the Trust resulting from the Servicer's failure to maintain such flood insurance.

         In the event that the Servicer obtains and maintains a blanket policy insuring against fire with extended coverage and against flood hazards on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the Pooling and Servicing Agreement, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under the Pooling and Servicing Agreement. Such blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there shall not have been maintained on the related Property a policy complying with the Pooling and Servicing Agreement, and there shall have been a loss that would have been covered by such policy, to deposit in the Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the Pooling and Servicing Agreement and the amount paid under such blanket policy.

         While the Servicer does not actively monitor the maintenance of hazard insurance by borrowers (other than borrowers for Manufactured Housing), it responds to the notices of cancellation or expiration as joint-loss payee by requiring verification of replacement coverage.

                                   THE COMPANY

         Access Financial Lending Corp. ("AFL" or the "Company"), a Delaware corporation, provides housing finance programs to consumers throughout the United States through its Mortgage Lending and Manufactured Housing Programs.
The Company is the successor by merger of Access Financial Lending Corp., a Delaware corporation (formerly Equicon Corporation), whose principal business was the purchase of non-conforming mortgages, and Access Financial Corp., whose principal business was the retail financing of manufactured housing. The merger occurred on July 1, 1996.

         The Company is a wholly-owned subsidiary of Access Financial Holdings Corp. ("AFH"), which is a Delaware corporation and wholly-owned subsidiary of Cargill Financial Services Corporation. AFH was formed in January 1996 to facilitate the continued growth of the housing finance business.

         The Company maintains its principal offices at 400 Highway 169 South, Suite 400, St. Louis Park, Minnesota 55426-0365.

                                  THE SERVICER

         The Servicer for each series of Securities will be specified in the related Prospectus Supplement.

                       THE POOLING AND SERVICING AGREEMENT

         As described above under "Description of the Securities--General," each series of Securities will be issued pursuant to a Pooling and Servicing Agreement as described in that section. The following describes certain additional provisions common to each Pooling and Servicing Agreement.

Servicing and Other Compensation and Payment of Expenses

         Each servicer, whether the Servicer, any Sub-Servicer and any Master Servicer (either the Servicer or any Sub-Servicer or any Master Servicer being a "Servicer"), will retain a fee in connection with its servicing activities for each series of Securities equal to the percentage per annum specified in the related Prospectus Supplement (the "Base Servicing Fee"), generally payable monthly with respect to each Loan directly serviced by such Servicer at one-twelfth the annual rate, of the then-outstanding principal amount of each such Loan as of the first day of each calendar month. The Master Servicer acting as master servicer with respect to Loans being serviced directly by a Sub-Servicer will retain a fee equal to the percentage per annum specified in the related Prospectus Supplement or Current Report on Form 8-K ("Master Servicing Fee"), generally payable monthly on one-twelfth the annual rate, of the then-outstanding principal amount of each such Loan as of the first day of each calendar month. The Base Servicing Fees and the Master Servicing Fee are collectively referred to as the "Servicing Fee."

         In addition to the Base Servicing Fee, each Servicer will generally be entitled under the Pooling and Servicing Agreement to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Pooling and Servicing agreement, and similar items.

         The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Estate and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any alternative Credit Enhancement arrangements, payment of the fees and disbursements of the Master Servicer, the Trustee or accountant, any custodian appointed by the Trustee, the Security Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Originators. The Master Servicer may be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Originators under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

         The Prospectus Supplement for a series of Securities will specify if there was any stripped portion of the interest payments due under the related Note that was retained by the originator or broker (the "Originator's Retained Yield"). Any such Originator's Retained Yield will be a specified portion of the interest payable on each Loan in a Loan Pool. Any such Originator's Retained Yield will be established on a loan-by-loan basis and the amount thereof with respect to each Loan in a Loan Pool will be specified on an exhibit to the related Pooling and Servicing Agreement. Any Originator's Retained Yield in respect of a Loan will represent a specified portion of the interest payable thereon and will not be part of the related Trust Estate. Any partial recovery of interest in respect of a Loan will be allocated between the owners of any Originator's Retained Yield and the holders of classes of Securities entitled to payments of interest as provided in the Prospectus Supplement and the applicable Pooling and Servicing Agreement.

Evidence as to Compliance

         Each Pooling and Servicing Agreement will require the Servicer to deliver annually to the Trustee and any Credit Enhancer, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding year and of performance under the related Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the related Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such defaults.

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         Each Pooling and Servicing Agreement will require the Servicer to cause to be delivered to the Trustee and any Credit  Enhancer a letter or letters of a
firm  of  independent,   nationally   recognized  certified  public  accountants
reasonably acceptable to the Credit Enhancer, if applicable, stating that such firm has, with respect to the Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

         Copies of the annual accountants' statement and the annual statement of officers of the Servicer may be obtained by Securityholders without charge upon written request to the Servicer.

Removal and Resignation of the Servicer

         Each Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or subject to the consent of the Master Servicer and the Trustee. No such resignation will become effective until the Trustee, the Master Servicer or a Successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. The Trustee, the Master Servicer, the Securityholders or a Credit Enhancer, if applicable, will have the right, pursuant to the related Pooling and Servicing Agreement, to remove the Servicer upon the occurrence of any of (a) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (b) the failure of the Servicer to perform any one or more of its material obligations under the Pooling and Servicing Agreement as to which the Servicer shall continue in default with respect thereto for a specified period, generally of sixty (60) days, after notice by the Trustee, the Master Servicer or any Credit Enhancer (if required by the Pooling and Servicing Agreement) of said failure; or (c) the failure of the Servicer to cure any breach of any of its representations and warranties set forth in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Securityholders or any Credit Enhancer, for a specified period, generally of thirty (30) days after the Servicer's discovery or receipt of notice thereof.

         The Pooling and Servicing Agreement may also provide that the Company or the related Credit Enhancer may remove the Servicer upon the occurrence of any of certain events including:

          (i) with respect to any Payment Date, if the total available funds with respect to the Loans Group will be less than the related distribution amount on the class of credit-enhanced securities in respect of such Payment Date;

          (ii)  the  failure  by the  Servicer  to make any  required  Servicing
     Advance;

          (iii) the failure of the Servicer to perform one or more of its material obligations under the Pooling and Servicing Agreement;

          (iv) the failure by the Servicer to make any required Delinquency Advance or to pay any Compensating Interest; or


          (v) without cause on the part of the Servicer; provided that the Certificate Insurer consents to such removal (each such event, an "Event of Servicing Termination");

provided, however, that prior to any removal of the Servicer by the Company, or the related Credit Enhancer pursuant to clauses (i), (ii) or (iii) above the Servicer shall first have been given by the Company or the related Credit Enhancer notice of the occurrence of one or more of the events set forth in clauses (i) or (ii) above and the Servicer shall not have remedied, or shall not have taken action satisfactory to the Company or such Credit Enhancer to remedy, such event or events within a specified period, generally 30 days (60 days with respect to clause (iii)) after the Servicer's receipt of such notice; and

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

provided, further, that in the event of the refusal or inability of the Servicer to make any required Delinquency Advance or to pay any Compensating Interest as described in clause (iv) above, such removal shall be effective (without the requirement of any action on the part of the Company or such Credit Enhancer or of the Trustee) not later than a shorter specified period, generally not in excess of five business days, following the day on which the Trustee notifies an authorized officer of the Servicer that a required Delinquency Advance or to pay any Compensating Interest has not been received by the Trustee.


Resignation of the Master Servicer

         Each Pooling and Servicing Agreement provides that the Master Servicer, if any, may not resign from its obligations and duties thereunder, unless such duties and obligations are no longer permissible under applicable law. No such resignation is acceptable until a successor Master Servicer assumes such duties and obligations.

Amendments

         The Company, the Servicer, the Master Servicer and the Trustee may at any time and from time to time, with the prior approval of the related Credit Enhancer, if required, but without the giving of notice to or the receipt of the consent of the Securityholders, amend a Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (x)
(i) curing any ambiguity, or correcting or supplementing any provision of such Pooling and Servicing Agreement which may be inconsistent with any other provision of the Pooling and Servicing Agreement, (ii) in connection with a Trust making REMIC elections, if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a REMIC residual security to a Disqualified Organization (as such term is defined in the Code) or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Securityholder (without its written consent) or (y) such other purposes set forth in the related Pooling and Servicing Agreement.

         Each Pooling and Servicing Agreement may also be amended by the Trustee, the Company, the Servicer and the Master Servicer at any time and from time to time, with the prior written approval of the related Credit Enhancer, if required, and not less than a majority of the Percentage Interest represented by each related class of Securities then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Securityholders thereunder; provided, however, that no such amendment shall
(a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Securityholders without the consent of the holder of such Security or (b) change the aforesaid percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the holders of all Securities of the class or classes affected then outstanding.

Termination; Retirement of Securities

         Each Pooling and Servicing Agreement will provide that a Trust will terminate upon the earlier of (i) the payment to the Securityholders of all Securities issued by the Trust from amounts other than those available under, if applicable, the related Credit Enhancement of all amounts required to be paid to such Securityholders upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Loan remaining in the Trust Estate, (ii) any time when a Qualified Liquidation (as defined in the Code) of the Trust Estate (if the related Trust is a REMIC) is effected. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee that will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable

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

Pooling  and   Servicing   Agreement,   a  penalty  may  be  imposed   upon  the
Securityholders based upon the fee that would be foregone by the Servicer because of such termination.

         Any purchase of Loans and property acquired in respect of Loans evidenced by a series of Securities shall be made at the option of the Servicer, the Company or, if applicable, the holder of the REMIC Residual Securities at the price specified in the related Prospectus Supplement. The exercise of such right will effect earlier than expected retirement of the Securities of that series, but the right of the Servicer, the Company or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Loans for that series as of any Remittance Date being less than ten percent or a percentage set forth in the related Prospectus Supplement of the aggregate principal balance of the Loans at the Cut-Off Date for that series. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such earlier than expected retirement. If a REMIC election has been made, the termination of the related Trust Estate will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.


         If set forth in the related Prospectus Supplement, termination of the Trust may be effected by an auction sale. Within a period following a Remittance Date as of which the aggregate Pool principal balance is less than 10% of the initial aggregate Pool principal balance, if the optional termination rights have not been exercised by the parties having such rights by such date, the Trustee shall solicit bids for the purchase of all Loans remaining in the Trust. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to Certificateholders, in the same order of priority as collections received in respect of the Loans. The Trustee, however, will not accept any bid for the Loans unless certain requirements are met. The sale of the Loans must be for an amount no less than fair market value. If satisfactory bids are not received, the Trustee shall decline to sell the Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.


                                   THE TRUSTEE

         The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. Each Pooling and Servicing Agreement will provide that the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement at the request or direction of any of the Securityholders, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         The Trustee may execute any of the trusts or powers granted by each Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder.

         Pursuant to each Pooling and Servicing Agreement, the Trustee will not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Pooling and Servicing Agreement.

         Each Pooling and Servicing Agreement will permit the removal of the Trustee upon the occurrence and continuance of one of the following events:

          (1) the Trustee shall fail to distribute to the Securityholders entitled thereto on any Payment Date amounts available for distribution in accordance with the terms of the Pooling and Servicing Agreement; or

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

          (2) the Trustee shall default in the performance of, or breach, any covenant or agreement of the Trustee in the Pooling and Servicing Agreement, or if any representation or warranty of the Trustee made in the Pooling and Servicing Agreement or in any certificate or other writing delivered pursuant thereto or in connection therewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such default or breach shall continue or not be cured for the period then specified in the related Pooling and Servicing Agreement after the Trustee shall have received notice specifying such default or breach and requiring it to be remedied; or

          (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for the period then specified in the related Pooling and Servicing Agreement; or

          (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

          (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

         If an event described above occurs and is continuing, then, and in every such case (i) the Company, (ii) the Securityholders (on the terms set forth in the related Pooling and Servicing Agreement), or (iii) if there is a Credit Enhancer, such Credit Enhancer may, whether or not the Trustee has resigned, immediately, concurrently with the giving of notice to the Trustee, and without delay, appoint a successor Trustee pursuant to the terms of the Pooling and Servicing Agreement.

         No Securityholder will have any right to institute any proceeding, judicial or otherwise, with respect to a Pooling and Servicing Agreement or any Credit Enhancement, if applicable, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement, unless:

          (1) such Securityholder has previously given written notice to the Company and the Trustee of such Securityholder's intention to institute such proceeding;

          (2) the Securityholders of not less than 25% of the Percentage Interests represented by certain specified classes of Securities then outstanding shall have made written request to the Trustee to institute such proceeding;

          (3) such Securityholder or Securityholders have offered to the Trustee reasonable indemnity, against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for the period specified in the related Pooling and Servicing Agreement, generally not in excess of 60 days after receipt of such notice, request and offer of indemnity, has failed to institute such proceeding;

          (5) as long as such action affects any credit-enhanced class of Securities outstanding, the related Credit Enhancer has consented in writing thereto; and

          (6) no direction inconsistent with such written request has been given to the Trustee during such specified period by the Securityholders of a majority of the Percentage Interests represented by certain specified classes of Securities;

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

No one or more Securityholders will have any right in any manner whatever by virtue of, or by availing themselves of, any provision of the Pooling and Servicing Agreement to affect, disturb or prejudice the rights of any other Securityholder of the same class or to obtain or to seek to obtain priority or preference over any other Securityholder of the same class or to enforce any right under the Pooling and Servicing Agreement, except in the manner provided in the Pooling and Servicing Agreement and for the equal and ratable benefit of all of the Securityholders of the same class.

         In the event the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Securityholders, each representing less than a majority of the applicable class of Securities, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of the Pooling and Servicing Agreement.

         Notwithstanding any other provision in the Pooling and Servicing Agreement, the Securityholder of any Security has the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Security or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Security.

         Either (i) the Securityholders of a majority of the Percentage Interests represented by certain specified classes of Securities then outstanding or (ii) if there is a Credit Enhancer, such Credit Enhancer may direct the time, method and place of conducting any proceeding for any remedy available to the Company with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to such Certificates; provided that:

          (1) such direction shall not be in conflict with any rule of law or with a Pooling and Servicing Agreement;

          (2) the Company or the Trustee, as the case may be, shall have been provided with indemnity satisfactory to them; and

          (3) the Company or the Trustee, as the case may be, may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that the Company or the Trustee, as the case may be, need not take any action which they determine might involve them in liability or may be unjustly prejudicial to the Securityholders not so directing.

         The Trustee will be liable under the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee therein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee will be under any liability on any Security or otherwise to any Account, the Company, the Servicer, the Master Servicer or any Securityholder for any action taken or for refraining from the taking of any action in good faith under a Pooling and Servicing Agreement, or for errors in judgment; provided, however, that such provision shall not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

                              YIELD CONSIDERATIONS

         The yield to maturity of a Security will depend on the price paid by the holder for such Security, the Pass-Through Rate on any such Security entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate of payment of principal on such Security (or the rate at which the notional amount thereof is reduced if such Security is not entitled to payments of principal) and other factors.

         Each month the interest payable on an actuarial type of Loan will be calculated as one-twelfth of the applicable Loan Rate multiplied by the principal balance of such Loan outstanding as of a specified day, usually the first day of the month prior to the month in which the Payment Date for the related series of Securities occurs, after giving effect to the payment of principal due on such day, subject to any Deferred Interest. With respect to date of payment Loans, interest is charged to the Obligor at the Loan Rate on the outstanding principal balance of such Note and calculated based on the number of days elapsed between receipt of the Obligor's last payment through receipt of the Obligor's most current payments. The amount of such payments with respect to each Loan distributed (or accrued in the case of Deferred Interest or Accrual Securities) either monthly, quarterly or semi-annually to holders of a class of Securities entitled to payments of interest will be similarly calculated on the basis of such class' specified percentage of each such payment of interest (or accrual in the case of Accrual Securities) and will be expressed as a fixed, adjustable or variable Pass-Through Loan Rate payable on the outstanding principal balance or notional amount of such Security, calculated as described herein and in the related Prospectus Supplement. Holders of Strip Securities or a class of Securities having a fixed Pass-Through Rate that varies based on the weighted average Loan Rate of the underlying Loans will be affected by disproportionate prepayments and repurchases of Loans having higher Net Loan Rates or rates applicable to the Strip Securities, as applicable.

         The effective yield to maturity to each holder of fixed-rate Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Security because, while interest will accrue on each Loan from the first day of each month, the distribution of such interest will be made once a month on the date set forth in the related Prospectus Supplement (the " Interest Payment Date") or, in the case of quarterly-pay Securities, on the Interest Payment Date of every third month or, in the case of semi-annual-pay Securities, on the Interest Payment Date of every sixth month following the month or months of accrual.

         A class of Securities may be entitled to payments of interest at a fixed Pass-Through Rate specified in the related Prospectus Supplement, a variable Pass-Through Rate or adjustable Pass-Through Rate calculated based on the weighted average of the Loan Rates (net of Servicing Fees (each, a "Net Loan Rate")) of the related Loans for the designated periods preceding the Payment Date if so specified in the related Prospectus Supplement, or at such other variable rate as may be specified in the related Prospectus Supplement.

         The aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Loan Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Securities also will be affected by liquidations of Loans following Obligor defaults and by purchases of Loans required by the Pooling and Servicing Agreement in the event of breaches of representations made in respect of such Loans by the Company, the Originators, the Servicer and others, or repurchases due to conversions of ARM Loans to a fixed interest rate. See "Underwriting Program--Representations" and "Descriptions of the Securities--Assignment of Loans" above. In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class likely will be sold at a substantial premium to its principal balance, if any, and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Loans than other classes of Securities.

         The timing of changes in the rate of principal payments on or repurchases of the Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time

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

is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The Loan Rates on certain ARM Loans subject to negative amortization adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Loan Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins) the amount of interest accruing on the principal balance of such Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Loans may become Deferred Interest that will be added to the principal balance thereof and will bear interest at the applicable Loan Rate. The addition of any such Deferred Interest to the principal balance will lengthen the weighted average life of the Securities evidencing interests in such Loans and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce such principal balance, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased.

         For each Loan Pool, if all necessary advances are made and if there is no unrecoverable loss on any Loan and if the related Credit Enhancer is not in default under its obligations or other Credit Enhancement has not been exhausted, the net effect of each distribution respecting interest will be to pass-through to each holder of a class of Securities entitled to payments of interest an amount which is equal to one month's interest (or, in the case of quarterly-pay Securities, three month's interest or, in the case of semi-annually-pay Securities, six month's interest) at the applicable Pass-Through Rate on such class' principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any principal prepayments and the addition of any Deferred Interest to the principal balance of any Loan. "Description of the Securities--Principal and Interest on the Securities."

         With respect to certain of the ARM Loans, the Loan Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under typical underwriting standards, the Obligor under each Loan will be qualified on the basis of the Loan Rate in effect at origination. The repayment of any such Loan may thus be dependent on the ability of the Obligor to make larger level monthly payments following the adjustment of the Loan Rate.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Loan Pools," the original terms to maturity of the Loans in a given Loan Pool will vary depending upon the type of Loans included in such Loan Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Loans in the related Loan Pool. The prepayment experience with respect to the Loans in a Loan Pool will affect the maturity, average life and yield of the related series of Securities.

         With respect to Balloon Loans, payment of the Balloon Amount (which, based on the amortization schedule of such Loans, may be a substantial amount) will generally depend on the Obligor's ability to obtain refinancing of such Loan or to sell the Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Obligor's financial situation, prevailing mortgage loan interest rates, the Obligor's equity in the related Property, tax laws and prevailing general economic conditions. Neither the Company, the Servicer, the Master Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Loan or to sell the Property.

         A number of factors, including obligor mobility, economic conditions, enforceability of due-on-sale clauses, loan market interest rates and the availability of funds, affect prepayment experience. The Loans will generally contain due-on-sale provisions permitting the obligee to accelerate the maturity of the Loan upon sale or certain transfers by the Obligor of the underlying Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Certain ARM Loans may be assumable under certain conditions if the proposed transferee of the related Property establishes its ability to repay the Loan and, in the reasonable judgment of the Servicer, the Master Servicer or the related Sub-Servicer, the security for the ARM Loan would not be impaired or might be improved by the assumption. The extent to which ARM Loans are assumed by purchasers of the Properties rather than prepaid by the related Obligors in connection with the sales of the Properties will affect the weighted average life of the related series of Securities. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Loans and Related Matters--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Loans.

         There can be no assurance as to the rate of prepayment of the Loans. The Company is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of loans such as the Loans over an extended period of time. All statistics known to the Company that have been compiled with respect to prepayment experience on loans indicates that while some loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

         Although the Loan Rates on ARM Loans will be subject to periodic adjustments, such adjustments will (i) not increase or decrease such Loan Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Loan Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate loans). As a result, the Loan Rates on the ARM Loans in a Loan Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate loans. In certain rate environments, the prevailing rates on fixed-rate loans may be sufficiently low in relation to the then-current Loan Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Loans during any period or over the life of any series of Securities.

         The related Prospectus Supplement will specify whether the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Loans may be applied by the related Trustee to the acquisition of additional Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities upon the occurrence of certain events, which may include (i) default in payment of interest or principal to the Certificateholders, (ii) breach of the Company's representations and warranties that materially and adversely affects the Certificateholders, which continues for a period of 30 days after notice to the Company, (iii) the commencement of proceedings against the Company to adjudicate it insolvent, (iv) an Event of Servicing Termination has occurred, (v) the Certificate Insurer has made payments to the Trustee, (vi) that the ratio of delinquent Loans to the aggregate Loan Balance exceeds a percentage set forth in the related Prospectus Supplement or (vii) the ratio of defaulted Loans to the aggregate Loan Balance exceeds a percentage set forth in the related Prospectus Supplement.

         In addition, the related Prospectus Supplement will specify whether the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events described herein under "Description of the Securities -- General" and as specified in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Under certain circumstances, the Servicer, the Company or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Securities or the Credit Enhancer may have the option to purchase the Loans in a Trust Estate. See "The Pooling and Servicing Agreement--Termination; Retirement of Securities."

             CERTAIN LEGAL ASPECTS OF THE LOANS AND RELATED MATTERS

Mortgage Loans

         The following discussion contains certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the following does not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Properties may be situated. In the event that a particular Trust Fund contains mortgage loans with a concentration in a particular state, and such state's laws vary materially from the general discussion below, the related Prospectus Supplement will elaborate on the relevant laws of such state. The following is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans. Any particular legal matters related to specific types of Mortgage Loans will be set forth in the related Prospectus Supplement.

General

         The Mortgage Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Property subject to a Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The mortgage is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms in some cases or on the terms of separate subordination or intercreditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the obligor and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the obligor is the beneficiary; at origination of a mortgage loan, the obligor executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the obligor-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the obligor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

Cooperative Loans

         If specified in the Prospectus Supplement relating to a series of Securities, the Mortgage Loans also may consist of Cooperative Loans evidenced by Cooperative Notes secured by security interests in shares issued by cooperatives, which are private corporations that are entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each cooperative share owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative buildings or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, also is responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's buildings or the obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord generally is subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alterative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure on Shares of Cooperatives" below.

Foreclosure

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale (private sale) under a specific provision in the deed of trust and state laws which authorize the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. Beside the non-judicial remedy, a deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and within a certain period of time send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more local newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale unless there is a great deal of economic incentive for the new purchaser to purchase the subject property at the sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

Foreclosure on Shares of Cooperatives

         The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative buildings incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder.

Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement usually will constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or sums that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements generally also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         In New York, foreclosure on the cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior obligors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale of the real property. In the case of a Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Certain states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lenders have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed

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upon mortgage  lenders in connection  with the  origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate mortgage loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Environmental Legislation

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In some states, however, such a lien will not have priority over prior recorded liens of a deed of trust. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Estate) secured by residential real property. In the event that title to a Property securing a Mortgage Loan in a Trust Estate was acquired by the Trust and cleanup costs were incurred in respect of the Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust.

Enforceability of Certain Provisions

         Generally all of the Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, that may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles generally are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or

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the  borrower  executing  a  second  mortgage  or deed of  trust  affecting  the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Certain Provisions of California Deeds of Trust

         Most institutional lenders in California use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine, provided, however, that California law prohibits the beneficiary from applying insurance and condemnation proceeds to the indebtedness secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation, and, if such security has been impaired, permits such proceeds to be so applied only to the extent of such impairment. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, and, as a result thereof, the beneficiary's security is impaired, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first deed of trust. Proceeds in excess of the amount of indebtedness secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

         Another provision typically found in the forms of deed of trust used by most institutional lenders in California obligates the trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the beneficiary under the deed of trust. Upon a failure of the trustor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform the obligation itself, at its election, with the trustor agreeing to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the trustor. All sums so expended by the beneficiary become part of the indebtedness secured by the deed of trust.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         As indicated above under "Underwriting Program--Representations," each Originator of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Loan Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

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Alternative Mortgage Instruments

         Alternative mortgage instruments, including ARM Loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that: notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alterative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Obligor who enters military service after the origination of such Obligor's Mortgage Loan (including a Obligor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Obligors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances, any Letter of Credit or any other form of Credit Enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Obligor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

Manufactured Housing Contracts

General

         The following discussion of certain legal aspects of the Contracts is general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the following does not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Contracts are situated. In the event that a particular Trust Fund contains Contracts with a concentration in a particular state, and such state's laws vary materially

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from the general  discussion  below,  the  related  Prospectus  Supplement  will elaborate on the relevant laws of such state. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

         As a result of the assignment of the Contracts in a Loan Pool to the Trustee, the Trust will succeed collectively to all of the rights (including the right to receive payment on such Contracts), and will assume the obligations of the obligee, under such Contracts. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home. Certain aspects of both features of the Contracts are described more fully below.

         The following discussion focuses on issues relating generally to the Company's or any lender's interest in manufactured housing contracts.

Security Interests in the Manufactured Homes

         The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in Manufactured Homes, similar to the ones securing the Contracts, ("Manufactured Homes") generally may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. Generally, with respect to manufactured housing Contracts individually originated or purchased by the Company, the Company effects such notation or delivery of the required documents and fees, and obtains possession of the certificate of title or a lien certificate, as appropriate, under the laws of the state in which any Manufactured Home securing a manufactured housing conditional sales Contract is registered. If the Company fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Company may not have a first-priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Manufactured Home is located. These filings must be made in the real estate records office of the county where the Manufactured Home is located. Most of the Contracts in any Loan Pool will contain provisions prohibiting the Obligor from permanently attaching the Manufactured Home to its site if it was not so attached on the date of the Contract. As long as each Manufactured Home was not so attached on the date of the Contract and the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the Company's security interest in the Manufactured Home. Upon the conveyance of each Contract to the Company, the Company will represent that it had obtained a perfected first-priority security interest in the Manufactured Home securing the related Contract. Such representation, however, will not be based upon an inspection of the site of any Manufactured Home to determine if the Manufactured Home had become permanently attached to its site.

         In the absence of fraud, forgery or permanent affixation of a Manufactured Home to its site by the obligor, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees (or if applicable, perfection under the UCC) will be sufficient to protect the Company against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest in favor of the Company is not perfected, such security interest would be subordinate to the claims of, among others, subsequent purchasers for value of and holders of perfected security interests in such Manufactured Homes.

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         In the event  that the  Obligor  of a  Manufactured  Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states, the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the Obligor registers the Manufactured Home in such state. If the Obligor were to relocate a Manufactured Home to another state and were to re-register the Manufactured Home in such state, and if steps are not taken by the Company or the applicable Trust, to re-perfect an existing security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to such Manufactured Home. The Company must therefore surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Company would receive notice of surrender if its security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company
would  have  the  opportunity  to  re-perfect  its  security   interest  in  the
Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration
could  defeat  the   perfection.   In  the  ordinary  course  of  servicing  its
manufactured  housing  Contracts,   the  Company  takes  steps  to  effect  such
re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured Home, the Company must surrender possession of the certificate of title or the Company will receive notice as a result of its lien noted thereon and accordingly the Company will have an opportunity to require satisfaction of the related Contract before release of the lien. Such protections generally would not be available in the case of security, interests in Manufactured Homes located in non-title states where perfection of such security interest is achieved by appropriate filings under the UCC (as in effect in such state).

         Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest in the Manufactured Home. Upon the conveyance of each Contract to the Trust, the Company will represent that it had obtained a perfected first-priority security interest in the Manufactured Home securing the related Contract. However, such warranty will not be based on any lien searches or other review. In addition, such liens could arise after the date of initial issuance of the Securities. Notice may not be given to the Company, the Servicer, the Trustee or Securityholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

         The Servicer on behalf of the Trustee, to the extent required by the Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. In general, as long as a Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing Contract generally must give the obligor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the obligor and commercial reasonableness in effecting such a sale. The law in most states also requires that the obligor be given notice of any sales prior to resale of the unit so that the obligor may redeem at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency, judgment from an obligor for any deficiency on repossession and resale of the Manufactured Home securing such obligor's Contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting obligor would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the Company's ability to repossess and resell any Manufactured Home or enforce a deficiency judgment.

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Land Secured Contracts

         General. The Land Secured Contract will, to the extent described under "The Loan Pool," be secured by Mortgages on the property on which the related Manufactured Homes are located. The Mortgages will either be mortgages or deeds of trust, depending on the general real estate practice in the state in which the Property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. A deed of trust normally has three parties: the real property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to the mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, "in trust with power of sale" to the trustee to secure payment of the obligation.

         Non-Recordation. Because of the expenses and administrative inconvenience involved, the assignment of mortgages or deeds of trust to the Trustee will not be recorded with respect to the Mortgages securing each Land Secured Contract. The failure to record the assignments to the Trustee of the Mortgage securing Land Secured Contracts may result in the sale of such Contracts or the Trustee's rights in the land secured by the Mortgage being ineffective against creditors of the Company or against a trustee in bankruptcy of the Company or against a subsequent purchaser of such Contracts from the Company, without notice of the sale to the Trustee.

         Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating and serving necessary parties. Judicial foreclosure proceedings are generally not contested by any of the parties due to the lack of the mortgagor's equity in the property. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming and expensive. After the completion of a judicial foreclosure proceeding, the court issues a judgment of foreclosure and a court officer conducts the sale of the property.

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

         The sale must be conducted by public auction and must be held in the county where all or some part of the property subject to the mortgage is located. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

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         Rights of Redemption.  In some states,  after a sale pursuant to a deed of trust or a foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. Redemption may occur upon payment of the entire principal balance of the loan, accrued statutory interest and expenses of foreclosure. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure and before expiration of the redemption period. Consequently, the practical effect of the redemption right is to force the lender to maintain the property, and pay the expenses of ownership until the redemption period has expired.

         Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

         Some state statutes may require the lender to exhaust the security afforded under a mortgage or deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.

         Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

         In addition to anti-deficiency and related legislation, numerous other federal and state, statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by, the debtor's principal residence.

         The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the obligor thereunder. The effect of this rule is to

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subject the  assignee of such a contract  to all claims and  defenses  which the obligor could assert against the seller of goods. Liability under this rule is limited to amounts paid under such a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the assignee against such obligor. Generally, this rule will apply to any Contracts conveyed to the Trustee and to any claims made by the Servicer on behalf of the Trustee, as the assignee of the Company. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to such Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract or create liability for the Trust.

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), if so required by a obligor under a manufactured housing contract who enters military service after the origination of such obligor's contract (including a obligor who is a member of the National Guard or is in reserve status at the time of the origination of the contract and is later called to active duty), such obligor may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, the Relief Act imposes limitations which would impair the ability of any lender to foreclose on an affected contract during the obligor's period of active duty status. It is possible that application of the Relief Act to certain of the Contracts could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest or foreclose on such Contracts and to the extent not covered by a Credit Facility, could result in delays in payment or losses to the holders of the related Certificates. The Company will not make any representation or warranty as to whether any Contract is or could become subject to the Relief Act.

Transfers of Manufactured Homes; Enforceability of
Restrictions on Transfer

         The Contracts comprising any Loan Pool generally will prohibit the sale or transfer of the related Manufactured Homes without the consent of the Obligee and permit the acceleration of the maturity of the Contracts by the Obligee upon any such sale or transfer that is not consented to. Under the Pooling and Servicing Agreement, the Servicer may be required to consent to any such transfer and to permit the assumption of the related Contract if the proposed buyer meets the Servicer's underwriting standards and enters into an assumption agreement, the Servicer determines that permitting such assumption will not materially increase the risk of nonpayment of the Contract and such action will not adversely affect or jeopardize any coverage under any insurance policy required by the Agreement. If the Servicer determines that these conditions have not been fulfilled, then it may be required to withhold its consent to the transfer, but only to the extent permitted under the Contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by the Agreement. In certain cases, a delinquent Obligor may attempt to transfer a Manufactured Home in order to avoid a repossession proceeding with respect to such Manufactured Home.

         In the case of a transfer of a Manufactured Home after which the Obligee desires to accelerate the maturity of the related Contract, the Obligee's ability to do so will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of such clauses applicable to Manufactured Homes. To the extent such exceptions and conditions apply in some states, the Servicer may be prohibited from enforcing such a clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Controls Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered under Title V if, among other things, they satisfy

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certain  conditions  governing  the terms of any  prepayments,  late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. Upon the conveyance of each Contract to the Trust, Receivables Corp. will represent that such Contract complied with applicable usury laws.

                        FEDERAL INCOME TAX CONSIDERATIONS

General

         The following is a general discussion of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the Offered Securities. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

        Dewey Ballantine, New York, New York has delivered its opinion to the effect that the following discussion accurately describes the material federal income tax consequences to the holders of the Offered Securities. With respect to any tax opinion to be given by special tax counsel to the Company with respect to a series of Securities, such counsel will file its opinion on Form 8-K with the Commission prior to issuance of such Securities.

         The following discussion addresses securities of three types: (i) securities ("Grantor Trust Securities") representing interests in a Trust (a "Grantor Trust") which the Company will covenant not to elect to have treated as a real estate mortgage investment conduit (a "REMIC"); (ii) securities ("REMIC Securities") representing interests in a Trust, or a portion thereof, which the Company will covenant to elect to have treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); and
(iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Loans. This Prospectus does not address the tax treatment of partnership interests. Such a discussion will be set forth in the related Prospectus Supplement for any Trust issuing Securities characterized as partnership interests. The Prospectus Supplement for each series of Securities will indicate whether a REMIC election (or elections) will be made for the related Trust and, if a REMIC election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this discussion, references to a "Securityholder" or a "Holder" are to the beneficial owner of a Security.

Grantor Trust Securities

        With respect to each series of Grantor Trust Securities, Dewey Ballantine, special tax counsel to the Company, will deliver its opinion to the Company that the related Grantor Trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Security will be treated as the owner of an interest in the Loans included in the Grantor Trust.

         For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Loans constituting the related Grantor Trust, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Loans constituting the related Grantor Trust and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust will be referred to as a "Grantor Trust Strip Security."

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Special Tax Attributes

        Dewey Ballantine, special tax counsel to the Company, will deliver its opinion to the Company that (a) Grantor Trust Fractional Interest Securities will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligation[s] (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

Taxation of Holders of Grantor Trust Securities

         Holders of Grantor Trust Fractional Interest Securities will be required to report on their federal income tax returns their respective shares of the income from the Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "--Discount and Premium." Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expense only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

        Holders of Grantor Trust Strip Securities will be required to treat such Securities as "stripped coupons" under Section 1286 of the Code. Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium."

         Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Loans and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

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

Grantor Trust Reporting

         The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Loans and to interest thereon at the rate at which interest is payable on such Security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

         If provided in a related Prospectus Supplement, an election will be made to treat a Trust as one or more REMICs under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Dewey Ballantine, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Agreement, the Trust will be treated as a REMIC for federal income tax purposes. A Trust for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a "REMIC Regular Security") or a residual interest (a "REMIC Residual Security").

         A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Loans in a REMIC Trust will be taxable to the Holders of the Securities of that series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes

         REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of Section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those Sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. REMIC Regular Securities and REMIC Residual securities held by a financial institution to which Section 585 or 586 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

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

Taxation of Holders of REMIC Regular Securities

         Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Closing Date") and not as ownership interests in the REMIC Trust or its assets. Holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "-Discount and Premium," below.

Taxation of Holders of REMIC Residual Securities

         Daily Portions. Except as indicated below, a Holder of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Holders of REMIC Residual Securities (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Holder of a REMIC Residual Security by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each Holder of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the Holder of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

         The Trustee will provide to Holders of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. First, a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in Section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis of the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis of a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the related Closing Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the related Closing Date should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "-Taxes on a REMIC Trust-Prohibited Transactions") will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty

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fees  (See,   however,   "--Pass-Through  of  Servicing  and  Guaranty  fees  to
Individuals.") In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the
disposition  of  any  asset,   including  a  qualified  mortgage  or  "permitted
investment" (as defined in Section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

         A Holder of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Loan that is used to pay principal on the REMIC Regular
Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Loan expressed as a percentage of the outstanding principal amount of that Loan, will remain constant over time.

         Basis Rules and Distributions. A Holder of a REMIC Residual security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

         A Holder of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a Holder of a REMIC Residual Security, the "excess inclusions" for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such Holder. The "daily accruals" are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding and properly adjusted for the length of such quarter. For this purpose, the "adjusted issue price" of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the "issue price" of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The "issue price" of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Security was sold. The "federal long-term rate" is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         Holders of REMIC Residual Securities cannot offset any excess inclusions with losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of Section 817 of the Code), a life insurance company cannot adjust its reserve to

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the extent of any excess inclusion, except as provided in regulations. The REMIC
Regulations indicate that if a Holder of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have significant value. Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear whether the test for significant value that is contained in the REMIC Regulations and discussed in the two preceding paragraphs would be applicable. If no such rule is applicable, excess inclusions would be calculated as discussed above. For this purpose, a REMIC Residual Security has "significant value" under the REMIC Regulations if (i) its issue price is at least 2% of the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in that REMIC Trust and (ii) its "anticipated weighted average life" is at least 20% of the anticipated weighted average life of such REMIC Trust.

         In determining whether a REMIC Residual Security has significant value, the "anticipated weighted average life" of such Security is based in part on the Prepayment Assumption, except that all anticipated payments on such Security are taken into account, regardless to their designation as principal or interest. The anticipated weighted average life of a REMIC Trust is the weighted average of the anticipated weighted average lives of the Securities.

         In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

         Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2% of such Holder's adjusted gross income. In addition, a Holder of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and
(ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.

Taxes on a REMIC Trust

         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased for temporary investment with payments on qualified mortgages pending distributions on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the related Closing Date).

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Exceptions are provided for  contributions to a REMIC (i) during the three-month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

         General. Except as provided below, if a REMIC Regular or Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its "adjusted basis" in the Security. The "adjusted basis" of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distribution on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Holder of REMIC Residual Securities-- Basis Rules and Distributions". Except as provided in the following paragraphs or under Section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gains from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a Holder of a REMIC Residual Security sells such Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, to date such regulations have not been published.

         Transfer of REMIC Residual Securities. Section 860E(c) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a "disqualified organization" and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

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         The term  "disqualified  organization"  includes the United States, any
state  or  political   subdivision   thereof,   any  foreign   government,   any
international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the related Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability with respect to a transfer if (i) the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

         Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below under "-- Foreign
Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Securities is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any excess inclusions at or after the time when such liability accrues. "Anticipated excess inclusions" are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "-- Discount and Premium" and "--Taxation of Holders of REMIC Residual Securities--Excess Inclusions".

         The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

Reporting and Other Administrative Matters.

         For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount,

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and such other  information  as is required by Treasury  regulations  and,  with respect to Holders of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a REMIC Residual Security or in a fiduciary capacity. Each Holder of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each Holder of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. The Trustee does not intend to register any REMIC Trust as a tax shelter pursuant to Section 6111 of the Code.

Termination

         In general, no special tax consequences will apply to a Holder of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last of the Loans remaining in the Trust. If a Holder's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

General

         With respect to each series of Debt Securities, Dewey Ballantine, special tax counsel to the Company, will deliver its opinion to the Company that the Securities will be classified as debt of the Company secured by the related Loans. Consequently, the Debt Securities will not be treated as ownership interests in the Loans or the Trust. Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt
Securities purchased at a discount or with premium, see "-- Discount and Premium," below.

Special Tax Attributes

         As described above, Grantor Trust Securities will possess certain special tax attributes by virtue of their being ownership interests in the underlying Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

Sale or Exchange

         If a Holder of a Debt Security sells or exchanges such Security, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described under "-Discount and Premium--Market Discount," below), except for certain financial institutions subject to Section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security

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recognized  by a Holder who holds the  Security as a capital  asset  (within the meaning of Section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

Discount and Premium

         A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in Section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

         In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The "issue price" of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the Closing Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only, or that is or may be a Security with respect to which certain accrued interest is not distributed but added to the principal amount, is equal to the sum of all distributions to be made under such Security. The "stated redemption price at maturity" of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Distribution Date for the Security over the interest that accrues for the period from the Closing Date to the first Distribution Date.

         Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25 % of the stated redemption price at maturity multiplied by the weighted average life of the Security. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date until the date on which each such distribution is expected to be made under the assumption that the Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption"), by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities and applicable by analogy to Grantor Trust Securities. Investors in Grantor Trust Securities should be aware that there can be no assurance that the rules described below will be applied to such Securities. In particular with respect to Grantor Trust Strip Securities, on June 12, 1996 the Treasury issued regulations concerning the tax treatment of debt instruments that provide for one or more contingent payments (the "Contingent Payment Regulations"). Investors should be aware that while the Contingent Payment Regulations do not specifically address the taxation of Grantor Trust Strip Securities, the IRS may take the position that Grantor Trust Strip Securities should be taxed under the methods described in those regulations. In the absence of specific guidance, however, the Trustee will apply the rules of Section 1272(a)(6) to calculate accruals of original issue discount on the Grantor Trust Securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of

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interest,  an  assumption  that the value of the index upon which such  variable rate is based remains  equal to the value of that rate on the Closing Date,  and
(ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

         Section 1272(a)(6)(b)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Company anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Company makes no representation, however, that the Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

         Each Holder of a Security must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the "daily portions" of original issue discount will be determined as described as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Holders of Securities, brokers and middlemen information with respect to the original issue discount accruing on the Securities. The Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Closing Date) and ending on the day before the next payment date.

         Under Section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity over (ii) the "adjusted issue price" of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, and assumption that the value of the index upon which such variable rate is based remains the same as its value on the Closing Date over the entire life of such Security. The "adjusted issued price" of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history of Section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals, but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

         A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which its holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily

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portion and (ii) a constant fraction,  the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

Market Discount

         A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent that such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

Securities Purchased at a Premium

         A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under Section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income of each period ending on a Distribution Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "--Discount and Premium--Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

         Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, Section 1272(a)(6) of the Code

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would govern the accrual of such  original  issue  discount,  but a Holder would recognize substantially the same income in any given period as would be recognized if an election were made under Section 171(e)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to Holders of such Securities in accordance with the rules described in the preceding paragraph.

Special Election

         For any Security acquired on or after April 4, 1994, a Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult it own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

         Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

Grantor Trust Securities and REMIC Regular Securities

         Distributions made on a Grantor Trust Security or a REMIC Regular Security to, or on behalf of, a Holder that is not a "U.S. Person" generally will be exempt from United States federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate trust that is subject to United States federal income tax regardless of the source of its income. This exemption is applicable provided (a) the Holder is not subject to United States tax as a result of a connection to the United States other than ownership of the Security, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10% or more of the REMIC Residual Securities of any REMIC Trust, or to a Holder that is a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code.

REMIC Residual Securities

         Amounts distributed to a Holder of a REMIC Residual Security that is not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a United States trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security to a Holder that is not a U.S. Person generally will be exempt from United States federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the REMIC Residual Security (e.g., Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an

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excess  inclusion be entitled to any  exemption  from the  withholding  tax or a reduced treaty rate for withholding. See "--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

Taxation of the Securities Classified as Partnership Interests

         Certain Trusts may be treated as partnerships for Federal income tax purposes. In such event, the Trust may issue Debt Securities in the form of Notes, as described above, and may also issue Securities characterized as partnership interests ("Partnership Interests") as discussed in the related Prospectus Supplement.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans").

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may generally be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan. In addition, section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

         A Plan's investment in Securities may cause the Loans included in a Loan Pool to be deemed Plan assets. The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

         Under the terms of the regulation, the Trust Estate may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Loans and any other assets held by the Trust Estate. In such an event, persons providing services with respect to the assets of the Trust Estate may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

         An exception  applies if the class of equity  interests in question is:
(i) "widely held" (held by 100 or more investors who are independent of the Trust Estate and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of each class of equity interest in the Trust Estate is held by investors other than benefit plan investors (which is defined as including, among others, plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Trust Estate.

         Under the regulation, a Plan will not be considered to have invested in an "equity interest" if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If Notes of a particular series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Estate.

         If an investing Plan's assets are considered to include the underlying assets of the Trust Estate, an exemption may be available. Various underwriters and placement agents have been granted individual exemptions by the DOL from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in, and the operation of, asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such exemptions (each such exemption is referred to hereafter as the "Exemption"). These securities may include the Certificates. The obligations that may be held in trusts covered by the Exemption include obligations such as the Loans.

         Among the conditions which must be satisfied for the Exemption to apply are the following:

          (i) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

          (iii) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Inc. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

          (iv) The sum of all payments  made to the  underwriter  in  connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

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

          (v) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

         Moreover,  the  Exemption  provides  relief from certain  self-dealing/
conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty (50) percent of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Certificates does not exceed twenty-five (25) percent of all of the Certificates outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the underwriters of the Certificates, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Estate constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Estate, or any affiliate of such parties (the "Restricted Group").

         There are other class (e.g., Prohibited Transaction Class Exemption 83-1) and individual prohibited transaction exemptions issued by the DOL that could apply to a Plan's acquisition or holding of Securities. The applicable Prospectus Supplement under "ERISA Considerations" may contain additional information regarding the application of the Exemption, or other prohibited transaction exemptions that may be available, with respect to the series offered thereby.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the regulation described above, the Exemption or other class and individual exemptions issued by the DOL to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for purposes of ERISA under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to purchase the Securities.

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is UBTI within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Security held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Considerations--REMICS--Taxation of Owners of REMIC Residual Securities--Excess Inclusions."

                            LEGAL INVESTMENT MATTERS

         Certain classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by any Rating Agency, and as such may be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Securities will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Securities or to purchase any class of Securities representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of Securities will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Loans underlying the Securities or will be deposited by the Company in its general funds and used by the Company for general corporate purposes, such as payment of salaries, rent, utilities and related business expenses. The Company expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of loans originated or purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The Offered Securities will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.


         The Company intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the Company with institutional investors through dealers; and

          3. By direct placements by the Company with institutional investors.

         If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Company.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.

         The Company anticipates that the Offered Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company by Dewey Ballantine, New York, New York and by the office of the general counsel of the Company.

                             ADDITIONAL INFORMATION

         This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a discussion of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                         INDEX OF PRINCIPAL DEFINITIONS
                                                                            Page
                                                                            ----
Accounts .................................................................    43
Accrual Securities .......................................................     8
AFH ......................................................................    59
AFL ...................................................................... 1, 59
APR ......................................................................    24
ARM Loans ................................................................    19
Balloon Amount ...........................................................    29
Balloon Loans ............................................................    17
Bankruptcy Bond ..........................................................    55
Bankruptcy Loss ..........................................................    53
Bankruptcy Loss Amount ...................................................    53
Base Servicing Fee .......................................................    60
Book-Entry Securities ....................................................    38
Bulk Acquisitions ........................................................    10
Buydown Account ..........................................................    23
Buydown Funds ............................................................    23
Buydown Mortgage Loans ...................................................    23
Buydown Period ...........................................................    23
Cede .....................................................................    14
Certificates .............................................................     6
Closing Date .............................................................    40
CLTV (Combined Loan-to-Value Ratio) ......................................    25
Code .....................................................................    82
Collateral ...............................................................   1,6
Collateral Pool ..........................................................    22
Collateral Schedule ......................................................    22
Company .................................................................. 1, 59
Company's Seller's Guide .................................................    31
Compensating Interest ....................................................    47
Contracts ................................................................ 1, 22
Conventional Loans .......................................................    22
Convertible Loan .........................................................    29
Cooperative ..............................................................    26
Cooperative Loans ........................................................    22
Cooperative Notes ........................................................    28
Credit Enhancement .......................................................     2
Credit Enhancer ..........................................................21, 44
Cut-Off Date .............................................................    24
Debt Securities ..........................................................14, 82
Debt Service Reduction ...................................................    55
Defaulted Mortgage Loss ..................................................    53
Deferred Interest ........................................................    17
Deficient Valuation ......................................................    55
Deleted Loan .............................................................    31
Delinquency Advances .....................................................    46
Designated Depository Institution ........................................    42
Detailed Description .....................................................    22
Determination Date .......................................................    46
Direct or Indirect Participants ..........................................    21
Disqualified Persons .....................................................    95

                                                                            Page
                                                                            ----
Distribution Account .....................................................    42
DTC ......................................................................    14
Due Date .................................................................    42
Eligible Investments .....................................................    43
Equity Securities ........................................................  1, 7
ERISA ....................................................................    13
ERISA Plan(s) ............................................................    95
Exchange Act .............................................................    14
Extraordinary Losses .....................................................    53
FHA ......................................................................    27
Financial Guaranty Insurance Policy ......................................    56
Financial Guaranty Insurer ...............................................    56
Fixed-Income Securities ..................................................  1, 7
Forward Purchase Agreement ...............................................    11
Fraud Loss ...............................................................    53
Fraud Loss Amount ........................................................    53
Funding Period ...........................................................11, 41
Garn-St. Germain Act .....................................................    74
Graduated Payments .......................................................    23
Grantor Trust ............................................................    82
Grantor Trust Fractional Interest Security ...............................    82
Grantor Trust Securities .................................................13, 82
Grantor Trust Strip Security .............................................    82
Guidelines ...............................................................    30
Holder ...................................................................    82
Home Improvement Loans ...................................................    22
Indenture ................................................................     7
Indenture Trustee ........................................................     7
Index ....................................................................    28
Indirect Participant(s) ..................................................    38
Insurance Paying Agent ...................................................    56
Insurance Proceeds .......................................................    42
Insured Payment ..........................................................    56
Interest Payment Date ....................................................    66
Interest Rate ............................................................     7
Investment Company Act ...................................................    10
IRAs .....................................................................    95
IRS ......................................................................    84
Junior Lien Loans ........................................................    25
Land Secured Contracts ...................................................    18
Letter of Credit .........................................................    54
Letter of Credit Bank ....................................................    54
Liquidated Mortgage Loan .................................................    17
Liquidation Proceeds .....................................................    17
Loan Pool ................................................................     1
Loan Purchase Price ......................................................    30
Loan Rate ................................................................    23
Loans ....................................................................    22
LTV ......................................................................    25
Manufactured Homes .......................................................    27
Manufacturer's Invoice Price .............................................    25
Master Commitments .......................................................    33

                                                                            Page
                                                                            ----
Master Servicer ..........................................................     6
Master Servicing Fee .....................................................    60
Mixed Use Loans .......................................................... 1, 22
Modified Loans ...........................................................    29
Mortgage Loans ........................................................... 1, 22
Mortgage Pool Insurance Policy ...........................................    54
Mortgages ................................................................    10
Multi-family Loans .......................................................    22
Negotiated Transactions ..................................................    10
Net Liquidation Proceeds .................................................    42
Net Loan Rate ............................................................    66
Note Margin ..............................................................    28
Notes .................................................................... 6, 28
Obligor ..................................................................    16
Originator's Retained Yield ..............................................    60
Originators ..............................................................     1
Participants .............................................................    38
Parties in Interest ......................................................    95
Partnership Interests ....................................................    14
Pass-Through Rate ........................................................    45
Paying Agent .............................................................    45
Payment Date .............................................................     9
Percentage Interest ......................................................    45
Physical Certificates ....................................................    38
Plan(s) ..................................................................    13
Policy Statement .........................................................    98
Pool Factor ..............................................................    48
Pooling and Servicing Agreement ..........................................     7
Pre-Funding Account ......................................................    11
Premium Security .........................................................    93
Prepayment Assumption ....................................................    85
Principal Prepayments ....................................................    42
Properties ...............................................................    22
Property .................................................................    10
Purchase Obligation ......................................................    15
Qualified Replacement Loan ...............................................    31
Qualified Retirement Plans ...............................................    95
Rating Agencies ..........................................................    14
Realized Loss ............................................................    52
Record Date ..............................................................     9
Relief Act ...............................................................21, 81
REMIC ....................................................................    82
REMIC Regular Securities .................................................    13
REMIC Regular Security ...................................................    84
REMIC Regulations ........................................................    84
REMIC Residual Securities ................................................    13
REMIC Residual Security ..................................................    84
REMIC Securities .........................................................    82
REMIC Trust ..............................................................    84
REMIC(s) .................................................................     2
Remittance Date ..........................................................    43
Remittance Period ........................................................     9

                                                                            Page
                                                                            ----
REO Property .............................................................    50
Reserve Fund .............................................................    55
Rule of 78's .............................................................    24
Securities ...............................................................  1, 6
Security Registrar .......................................................    38
Securityholder ...........................................................    82
Securityholders ..........................................................     1
Senior Lien ..............................................................    25
Senior Securities ........................................................     8
Servicer .................................................................     6
Servicer(s) ..............................................................     2
Servicing Advance(s) .....................................................    47
Servicing Agreement ......................................................     7
Servicing Fee ............................................................    60
Single Family Loans ......................................................    22
SMMEA ....................................................................    13
Special Hazard Amount ....................................................    53
Special Hazard Insurance Policy ..........................................    55
Special Hazard Insurer ...................................................    55
Special Hazard Loss ......................................................    53
Statistic Calculation Date ...............................................    24
Strip Securities .........................................................     8
Sub-Servicers ............................................................     2
Sub-Servicing Account ....................................................    41
Sub-Servicing Agreement ..................................................    51
Subordinate Securities ...................................................     8
Subordinate(d) Amount ....................................................    53
Subsequent Collateral ....................................................    11
Subsequent Loans .........................................................    40
Tax Exempt Investor ......................................................    98
Tax-Favored Plans ........................................................    95
Title V ..................................................................75, 81
Title VIII ...............................................................    76
Trust ....................................................................     1
Trust Agreement ..........................................................     6
Trust Estate .............................................................     1
Trustee ..................................................................     6
UCC ......................................................................    38

================================================================================

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement and the Prospectus, if given or made, such information or representations may not be relied upon as having been authorized by the Company, the Transferor, or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company, the Master Servicer, the Transferor, or the Certificate Insurer since such date.

                                   ----------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Available Information...................................................     S-3
Reports to the Holders..................................................     S-3
Incorporation of Certain Documents by Reference.........................     S-4
Summary.................................................................     S-5
Risk Factors............................................................    S-17
Use of Proceeds.........................................................    S-18
The Company.............................................................    S-19
Servicing...............................................................    S-19
The Mortgage Loan Pool..................................................    S-21
Maturity, Prepayment and Yield Considerations...........................    S-36
Description of the Certificates.........................................    S-41
The Trustee.............................................................    S-61
The Certificate Insurance Policy and the Certificate Insurer............    S-64
Federal Income Tax Consequences.........................................    S-68
ERISA Considerations....................................................    S-69
Ratings.................................................................    S-72
Legal Investment Considerations.........................................    S-72
Underwriting............................................................    S-72
Experts.................................................................    S-73
Certain Legal Matters...................................................    S-73
Annex I.................................................................     I-1
Index of Principal Definitions..........................................       i

                                   PROSPECTUS

Incorporation of Certain Documents by Reference.........................       5
Summary of Prospectus...................................................       6
Risk Factors............................................................      15
The Trusts..............................................................      22
The Loan Pools..........................................................      28
Underwriting Program....................................................      30
Description of the Securities...........................................      35
Subordination...........................................................      52
Description of Credit Enhancement.......................................      53
Hazard Insurance; Claims Thereunder.....................................      58
The Company.............................................................      59
The Servicer............................................................      59
The Pooling and Servicing Agreement.....................................      59
The Trustee.............................................................      63
Yield Considerations....................................................      65
Maturity and Prepayment Considerations..................................      67
Certain Legal Aspects of  Mortgage Loans
  and Related Matters...................................................      69
Federal Income Tax Considerations.......................................      82
State Tax Considerations................................................      95
ERISA Considerations....................................................      95
Legal Investment Matters................................................      98
Use of Proceeds.........................................................      99
Methods of Distribution.................................................      99
Legal Matters...........................................................     100
Additional Information..................................................     100
Index of Principal Definitions..........................................     101

     Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement or a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                              Access Financial(TM)
                               Mortgage Loan Trust
                                     1997-2

                                  $185,188,000

                           Mortgage Loan Pass-Through
                                  Certificates,

                                  Series 1997-2

                          $39,812,000 Class A-1 Group I
                    Certificates, Variable Pass-Through Rate

                          $21,165,000 Class A-2 Group I
                     Certificates, 7.000% Pass-Through Rate

                          $10,000,000 Class A-3 Group I
                     Certificates, 7.300% Pass-Through Rate

                          $8,175,000 Class A-4 Group I
                     Certificates, 7.675% Pass-Through Rate

                          $10,000,000 Class A-5 Group I
                     Certificates, 7.275% Pass-Through Rate

                         $96,036,000 Class A-6 Group II
                    Certificates, Variable Pass-Through Rate

                         Access Financial Lending Corp.
                           Company and Master Servicer

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

                       Prudential Securities Incorporated
                                J.P. Morgan & Co.

                                  May 22, 1997

================================================================================